                                             TERM SHEET SUPPLEMENT
                               FOR USE WITH BASE PROSPECTUS DATED MARCH 3, 2006

                                       RESIDENTIAL ACCREDIT LOANS, INC.

                                                   DEPOSITOR

                                        RESIDENTIAL FUNDING CORPORATION

                                          SPONSOR AND MASTER SERVICER

                                                  QO PROGRAM
                                MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES
                                             (ISSUABLE IN SERIES)

THE TRUSTS

Each RALI trust, also referred to as the issuing entity, will be established to hold assets transferred to it by the depositor.  The assets of each trust will be specified in the prospectus supplement for the particular series of certificates and will generally consist of a pool of one- to four family residential first lien mortgage loans.  The mortgage loans will be master serviced by Residential Funding Corporation.

THE CERTIFICATES

The depositor will sell the offered certificates of any series pursuant to a prospectus supplement and the related base prospectus.  The certificates will be issued in series, each having its own designation.  Each series will be issued in one or more classes of senior certificates and one or more classes of subordinated certificates.  Each class will evidence beneficial ownership of, and the right to a specified portion of future payments on, the mortgage loans and any other assets included in the related trust.  A term sheet may accompany this term sheet supplement for any series and may set forth additional information about the mortgage loans, the certificates and the trust for that series.

-----------------------------------------------------------------------------------------------
YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-6 IN THIS TERM SHEET
SUPPLEMENT.
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THE DEPOSITOR HAS FILED A REGISTRATION  STATEMENT  (INCLUDING A BASE  PROSPECTUS) WITH THE SEC FOR THE OFFERING
TO WHICH  THIS  COMMUNICATION  RELATES.  BEFORE  YOU  INVEST,  YOU  SHOULD  READ THE  BASE  PROSPECTUS  IN THAT
REGISTRATION  STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE  INFORMATION
ABOUT THE  DEPOSITOR AND THE OFFERING.  YOU MAY GET THESE  DOCUMENTS AT NO CHARGE BY VISITING  EDGAR ON THE SEC
WEB SITE AT  WWW.SEC.GOV.  ALTERNATIVELY,  THE DEPOSITOR,  ANY UNDERWRITER OR ANY DEALER  PARTICIPATING  IN THE
OFFERING  WILL  ARRANGE TO SEND YOU THE  PROSPECTUS  AT NO CHARGE IF YOU  REQUEST IT BY CALLING  THE  TOLL-FREE
NUMBER SET FORTH IN ANY TERM SHEET RELATED TO THE OFFERING.

                                                 APRIL 6, 2006

THIS TERM SHEET  SUPPLEMENT IS NOT REQUIRED TO, AND DOES NOT,  CONTAIN ALL  INFORMATION  THAT IS REQUIRED TO BE
INCLUDED IN THE RELATED BASE  PROSPECTUS  AND THE  PROSPECTUS  SUPPLEMENT  FOR ANY SERIES.  THE  INFORMATION IN
THIS TERM SHEET SUPPLEMENT IS PRELIMINARY AND IS SUBJECT TO COMPLETION OR CHANGE.

THE INFORMATION IN THIS TERM SHEET  SUPPLEMENT,  IF CONVEYED PRIOR TO THE TIME OF YOUR  CONTRACTUAL  COMMITMENT
TO PURCHASE ANY OF THE OFFERED CERTIFICATES,  SUPERSEDES  INFORMATION CONTAINED IN ANY PRIOR SIMILAR TERM SHEET
SUPPLEMENT AND ANY OTHER FREE WRITING PROSPECTUS RELATING TO THOSE OFFERED CERTIFICATES.

THIS TERM SHEET  SUPPLEMENT  AND ANY RELATED TERM SHEET FOR A SERIES IS NOT AN OFFER TO SELL OR A  SOLICITATION
OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE ATTORNEY  GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS  OFFERING.  ANY
REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                            EUROPEAN ECONOMIC AREA

In  relation  to each  Member  State of the  European  Economic  Area  which  has  implemented  the  Prospectus
Directive,  each referred to in this term sheet  supplement as a Relevant Member State,  each  underwriter will represent  and  agree  that with  effect  from and  including  the date on which the  Prospectus  Directive  is implemented  in that  Relevant  Member  State,  referred  to in this  term  sheet  supplement  as the  Relevant
Implementation  Date,  it has not  made and will not  make an  offer  of  certificates  to the  public  in that
Relevant Member State prior to the publication of a prospectus in relation to the  certificates  which has been approved by the competent  authority in that Relevant Member State or, where  appropriate,  approved in another
Relevant  Member  State  and  notified  to the  competent  authority  in that  Relevant  Member  State,  all in accordance  with the  Prospectus  Directive,  except that it may,  with effect from and  including the Relevant
Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)     to legal entities  which are authorized or regulated to operate in the financial  markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)     to any legal entity which has two or more of (1) an average of at least 250  employees  during the last financial  year; (2) a total balance sheet of more than(euro)43,000,000  and (3) an annual net turnover of more than(euro)50,000,000, as shown in its last annual or consolidated accounts; or

(c)     in any other  circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the  purposes of the  preceding  paragraph,  (i) "offer of  certificates  to the public" in relation to any certificates  in any Relevant Member State means the  communication  in any form and by any means of sufficient information  on the  terms of the offer and the  certificates  to be  offered  so as to enable an  investor  to decide to  purchase  or  subscribe  the  certificates,  as the same may be varied in that  Member  State by any measure  implementing  the Prospectus  Directive in that Member State,  and (ii)  "Prospectus  Directive" means
Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                                UNITED KINGDOM

Each underwriter will represent and agree that:

(a)     it has only  communicated  or  caused  to be  communicated  and will  only  communicate  or cause to be communicated  an  invitation or  inducement  to engage in  investment  activity  (within the meaning of
        Section 21 of the  Financial  Services and Markets Act,  referred to in this term sheet  supplement  as
        FSMA)  received by it in connection  with the issue or sale of the  certificates  in  circumstances  in which Section 21(1) of the FSMA does not apply to the issuer; and

(b)     it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

  IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN ANY FINAL TERM SHEET FOR ANY CLASS OF OFFERED CERTIFICATES,
 THIS TERM SHEET SUPPLEMENT AND THE RELATED BASE PROSPECTUS WITH RESPECT TO ANY SERIES OF OFFERED CERTIFICATES

We  provide  information  to you  about  the  offered  certificates  of any  series  in three or more  separate documents that provide progressively more detail:

-       the related base prospectus,  dated March 3, 2006, which provides  general  information,  some of which may not apply to your series of certificates;

-       this term sheet  supplement,  which provides general  information  about series of certificates  issued pursuant to the depositor's QO program,  some of which may not apply to the offered  certificates of any series; and

-       one or more term  sheets,  which  describe  terms  applicable  to the  classes of the series of offered certificates  described  therein  and  provides a  description  of certain  collateral  stipulations regarding the mortgage loans and the parties to the transaction.

The registration statement to which this offering relates is Commission File Number 333-131213.

The  depositor's  principal  offices are located at 8400 Normandale  Lake  Boulevard,  Suite 250,  Minneapolis,
Minnesota 55437 and its telephone number is (952) 857-7000.

THE INFORMATION IN THIS TERM SHEET  SUPPLEMENT,  IF CONVEYED PRIOR TO THE TIME OF YOUR  CONTRACTUAL  COMMITMENT
TO PURCHASE ANY OF THE OFFERED  CERTIFICATES  OF A SERIES,  SUPERSEDES ANY  INFORMATION  CONTAINED IN ANY PRIOR
SIMILAR  MATERIALS  RELATING  TO  SUCH  CERTIFICATES.   THE  INFORMATION  IN  THIS  TERM  SHEET  SUPPLEMENT  IS
PRELIMINARY,  AND IS SUBJECT TO COMPLETION  OR CHANGE.  THIS TERM SHEET  SUPPLEMENT  IS BEING  DELIVERED TO YOU
SOLELY TO PROVIDE YOU WITH INFORMATION  ABOUT THE OFFERING OF THE  CERTIFICATES  REFERRED TO IN THIS TERM SHEET
SUPPLEMENT  AND TO SOLICIT AN OFFER TO PURCHASE  THE OFFERED  CERTIFICATES,  WHEN,  AS AND IF ISSUED.  ANY SUCH
OFFER TO PURCHASE MADE BY YOU WILL NOT BE ACCEPTED AND WILL NOT  CONSTITUTE A CONTRACTUAL  COMMITMENT BY YOU TO
PURCHASE ANY OF THE CERTIFICATES, UNTIL WE HAVE ACCEPTED YOUR OFFER TO PURCHASE CERTIFICATES.

THE  CERTIFICATES  REFERRED TO IN THESE MATERIALS ARE BEING SOLD WHEN, AS AND IF ISSUED.  THE ISSUING ENTITY IS
NOT OBLIGATED TO ISSUE SUCH  CERTIFICATES OR ANY SIMILAR SECURITY AND THE  UNDERWRITER'S  OBLIGATION TO DELIVER
SUCH  CERTIFICATES  IS SUBJECT TO THE TERMS AND  CONDITIONS  OF THE  UNDERWRITING  AGREEMENT  WITH THE  ISSUING
ENTITY  AND THE  AVAILABILITY  OF SUCH  CERTIFICATES  WHEN,  AS AND IF ISSUED BY THE  ISSUING  ENTITY.  YOU ARE
ADVISED THAT THE TERMS OF THE OFFERED  CERTIFICATES,  AND THE CHARACTERISTICS OF THE MORTGAGE LOAN POOL BACKING
THEM, MAY CHANGE (DUE,  AMONG OTHER THINGS,  TO THE POSSIBILITY  THAT MORTGAGE LOANS THAT COMPRISE THE POOL MAY
BECOME  DELINQUENT OR DEFAULTED OR MAY BE REMOVED OR REPLACED AND THAT SIMILAR OR DIFFERENT  MORTGAGE LOANS MAY
BE ADDED TO THE POOL, AND THAT ONE OR MORE CLASSES OF CERTIFICATES  MAY BE SPLIT,  COMBINED OR ELIMINATED),  AT
ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL  PROSPECTUS.  YOU ARE ADVISED THAT  CERTIFICATES  MAY NOT
BE ISSUED THAT HAVE THE  CHARACTERISTICS  DESCRIBED IN THESE MATERIALS.  THE  UNDERWRITER'S  OBLIGATION TO SELL
SUCH  CERTIFICATES  TO YOU IS  CONDITIONED ON THE MORTGAGE LOANS AND  CERTIFICATES  HAVING THE  CHARACTERISTICS
DESCRIBED IN THESE  MATERIALS.  IF FOR ANY REASON THE ISSUING  ENTITY DOES NOT DELIVER SUCH  CERTIFICATES,  THE
UNDERWRITER  WILL NOTIFY YOU, AND NEITHER THE ISSUING  ENTITY NOR ANY  UNDERWRITER  WILL HAVE ANY OBLIGATION TO
YOU TO DELIVER ALL OR ANY PORTION OF THE  CERTIFICATES  WHICH YOU HAVE  COMMITTED TO PURCHASE,  AND NONE OF THE
ISSUING ENTITY NOR ANY UNDERWRITER WILL BE LIABLE FOR ANY COSTS OR DAMAGES  WHATSOEVER  ARISING FROM OR RELATED
TO SUCH NON-DELIVERY.

                                               TABLE OF CONTENTS

                                                         PAGE

RISK FACTORS...............................S-6
    Negative Amortization Loans and

    High LTV Loans Without Mortgage
        Insurance ........................S-12
    Risks Relating to Primary Mortgage

    Special Yield and  Prepayment

    Standard Hazard Insurance and Primary

    Excess Cash Flow and Over-

CERTAIN YIELD AND PREPAYMENT CONSIDERATIONSS-51

    Realized Losses and Interest ShortfallsS-55

    Additional Yield Considerations
        Applicable Solely to the

    Servicing and Other Compensation and

MATERIAL FEDERAL INCOME TAX CONSEQUENCES..S-65
    Special Tax Considerations Applicable
        to Residual Certificates .........S-68
    Tax Return Disclosure and Investor List

                                                 RISK FACTORS

        The offered certificates of any series are not suitable  investments for all investors.  In particular, you should not  purchase  any class of offered  certificates  unless you  understand  the  prepayment,  credit, liquidity and market risks associated with that class.

        The offered certificates are complex securities.  You should possess,  either alone or together with an investment  advisor,  the  expertise  necessary  to  evaluate  the  information  contained  in this term  sheet supplement and the related base prospectus in the context of your financial situation and tolerance for risk.

        You should  carefully  consider,  among other  things,  the following  factors in  connection  with the purchase of the offered certificates:

NEGATIVE AMORTIZATION
LOANS AND DEFERRED INTEREST

The yield on and weighted    The interest  rates on the mortgage  loans adjust monthly after an
average lives of the         initial  fixed rate period of generally one month or three months,
certificates will be         but  their  minimum  monthly   payments  adjust  less  frequently,
subject to negative          subject  to  maximum  interest  rates,  payments  caps  and  other
amortization on the          limitations.  The initial  interest  rates on most of the mortgage
mortgage loans               loans  are  lower  than  the  sum  of  the  index   applicable  at
                             origination  and the  related  gross  margin.  During a period  of rising  interest  rates,  particularly  prior to the first payment adjustment date, the amount of interest  accruing on the principal balance  of the  mortgage  loans  may  exceed  the  amount  of the minimum  monthly  payment.  As a result,  a portion of the accrued interest on any  mortgage  loan may not be paid.  That  portion of accrued interest will become deferred  interest that will be added to the principal balance of the related mortgage loan.

                             The amount of deferred interest,  if any, with respect to mortgage loans  for a given  month  will  reduce  the  amount  of  interest
                             collected  on  these   mortgage   loans  that  is  available   for
                             distributions   of  interest  on  the   certificates.   Except  as
                             otherwise  set  forth  in any  final  term  sheet  for a class  of certificates,  the resulting reduction in interest  collections on the  mortgage  loans  will be  offset,  in part  or in  whole,  by applying full and partial  principal  prepayments  received on the mortgage  loans to  interest  distributions  on the  certificates.
                             For any distribution  date, the remaining  deferred  interest,  or net  deferred  interest,  on the  mortgage  loans will be deducted from the interest  payable to the certificates as described in the final term sheet for a class of  certificates.  Allocations of net deferred interest could, as a result,  affect the weighted average life of the  affected  class of  certificates.  Only the amount by which  full and  partial  principal  prepayments  received  on the mortgage  loans  exceeds  the amount of  deferred  interest on the mortgage loans,  and other  unscheduled and scheduled  payments of principal will be distributed as a principal  distribution  on the certificates.  The increase in the certificate  principal  balance of any  class of  certificates  may  increase  the  period of time during which the  applicable  class of  certificates  could absorb realized  losses on the  mortgage  loans.  We cannot  predict  the extent to which  deferred  interest  will  accrue on the  mortgage loans,  and therefore  cannot  predict the extent of the effect of the allocation of net deferred interest on the certificates.
RISK OF LOSS

Underwriting standards may   Generally,   the  mortgage  loans  have  been   originated   using
affect risk of loss on the   underwriting   standards   that  are  less   stringent   than  the
mortgage loans.              underwriting   standards  applied  by  certain  other  first  lien
                             mortgage  loan  purchase  programs,  such as those of Fannie  Mae,
                             Freddie  Mac or the  depositor's  affiliate,  Residential  Funding
                             Mortgage  Securities I, Inc. Applying less stringent  underwriting standards  creates  additional  risks that losses on the  mortgage loans will be allocated to certificateholders.
                             Examples include the following:

                             o   mortgage  loans secured by non-owner  occupied  properties may present a  greater  risk that the  borrower  will stop  making
                                 monthly  payments  if  the  borrower's   financial   condition
                                 deteriorates;

                             o   mortgage  loans with  loan-to-value  ratios  greater  than 80%
                                 (i.e.,  the amount of the loan at  origination  is 80% or more of the value of the mortgaged  property) may increase the risk
                                 that  the  value  of  the  mortgaged   property  will  not  be
                                 sufficient to satisfy the mortgage loan upon foreclosure;

                             o   mortgage loans with loan-to-value  ratios of greater than 80%, which may be as high as 100% at origination,  with no mortgage insurance  may increase the  likelihood  that the value of the mortgaged  property  would not be  sufficient  to satisfy  the mortgage  loan  upon  foreclosure  unless  the  value  of  the mortgaged property increases;

                              O  mortgage loans made to borrowers who have high  debt-to-income ratios (i.e.,  the amount of debt service on the other debt of the borrower  represents a large portion of his or her income)
                                 may  result in a  deterioration  of the  borrower's  financial condition  that could make it  difficult  for the  borrower to continue to make mortgage payments; and

                              o  mortgage loans made to borrowers  whose income is not required to be  disclosed  or verified  may  increase the risk that the borrower's income is less than that represented.
                              Some of the  mortgage  loans with  loan-to-value  ratios over 80%
                              may be insured by primary  mortgage  insurance.  However,  if the insurer is unable to pay a claim,  the amount of loss incurred on those loans may be increased.

                              In  addition,  in  determining  loan-to-value  ratios for certain mortgage loans, the value of the related  mortgaged  property may be based on an appraisal  that is up to 24 months old if there is
                              a  supporting  broker's  price  opinion,   automated   valuation,
                              drive-by  appraisal or other  certification  of value. If such an appraisal does not reflect  current market values and such market values have declined,  the  likelihood  that proceeds from a sale of the  mortgaged  property  may be  insufficient  to  repay  the mortgage loan is increased.

                             See "The Trusts--Underwriting  Policies" and "Certain Legal Aspects
                             of Mortgage Loans and Contracts" in the related base prospectus.

The return on your           The  Servicemembers  Civil  Relief Act, as amended,  or the Relief
certificates could be        Act,  provides  relief  to  borrowers  who enter  active  military
reduced by shortfalls due    service  and to  borrowers  in  reserve  status  who are called to
to the Servicemembers        active  duty  after  the   origination  of  their  mortgage  loan.
Civil Relief Act.            Current or future  military  operations  of the United  States may increase  the  number  of  borrowers  who are in  active  military service,  including persons in reserve status who have been called or  will be  called  to  active  duty.  The  Relief  Act  provides generally  that a  borrower  who is  covered by the Relief Act may not be charged  interest  on a  mortgage  loan in excess of 6% per annum  during  the  period  of the  borrower's  active  duty.  Any resulting  interest  shortfalls are not required to be paid by the
                             borrower  at  any  future  time.  The  master   servicer  for  the
                             applicable  series of certificates will not be required to advance these shortfalls as delinquent  payments,  and the shortfalls will
                             not  be  covered  by  any  form  of  credit   enhancement  on  the
                             certificates of that series.  Interest  shortfalls on the mortgage loans included in the trust  established for any series due to the
                             application   of  the  Relief  Act  or  similar   legislation   or
                             regulations  will be  applied to reduce the  accrued  interest  on each  interest-bearing  class of  certificates of that series on a pro rata basis.

                             The  Relief  Act  also  limits  the  ability  of the  servicer  to foreclose  on a  mortgage  loan  during the  borrower's  period of active duty and, in some cases,  during an additional  three month period  thereafter.  As a result,  there may be delays in  payment and  increased  losses on the  mortgage  loans.  Those  delays and increased  losses  on the  mortgage  loans  included  in the trust established  for any series will be borne  primarily  by the class of  certificates  of  that  series  with a  certificate  principal balance greater than zero with the lowest payment priority.

                             We do not  know  how  many  mortgage  loans  have  been  or may be
                             affected  by  the   application  of  the  Relief  Act  or  similar
                             legislation or regulations.

                             See  the   definition  of  Accrued   Certificate   Interest  under
                             "Description of the  Certificates--Glossary  of Terms" in this term
                             sheet   supplement   and  "Certain   Legal   Aspects  of  Mortgage
                             Loans--Servicemembers   Civil  Relief  Act"  in  the  related  base
                             prospectus.

The return on your           Losses  on  mortgage  loans may  occur  due to a wide  variety  of
certificates may be          causes,  including  a decline in real  estate  values,  as well as
affected by losses on the    adverse  changes in a borrower's  financial  condition.  A decline
mortgage loans, which        in real estate values or economic conditions  nationally or in the
could occur due to a         regions  where  the  mortgaged  properties  are  concentrated  may
variety of causes.           increase the risk of losses on the mortgage loans.
The return on your           One risk of investing in mortgage-backed  securities is created by
certificates may be          any  concentration  of the  related  properties  in  one  or  more
particularly sensitive to    geographic  regions.  If the  regional  economy or housing  market
changes in real estate       weakens  in any  region  having  a  significant  concentration  of
markets in specific          properties   underlying  mortgage  loans  included  in  the  trust
regions.                     established for any series,  the mortgage loans in that region may experience  high  rates  of loss  and  delinquency,  resulting  in losses  to  holders  of the  related  series  of  certificates.  A region's  economic  condition and housing  market may be adversely affected by a variety of events,  including natural disasters such
                             as   earthquakes,   hurricanes,   floods  and   eruptions,   civil
                             disturbances  such as riots, by disruptions  such as ongoing power outages,  or  terrorist  actions  or  acts of  war.  The  economic impact  of any of those  events  may also be felt in areas  beyond the region  immediately  affected by the disaster or  disturbance.
                             The properties  underlying the mortgage loans included in any loan group may be  concentrated  in these regions.  This  concentration may  result in  greater  losses to  certificateholders  than those generally present for similar  mortgage-backed  securities without that concentration.

                             Several hurricanes, which struck Louisiana,  Alabama, Mississippi,
                             Texas and Florida  in recent months,  may have adversely  affected
                             mortgaged  properties  located in those  states.   Generally,  the
                             mortgage  pool  does  not  include   mortgage   loans  secured  by
                             mortgaged  properties located in the federal emergency  management agency ("FEMA") designated  individual assistance zones.  However,
                             FEMA-designated  individual assistance zones are subject to change from  time to time by FEMA and,  therefore,  no  assurance  can be given that the mortgage pool is free of mortgage  loans secured by
                             mortgaged  properties  located in those areas.   Further, mortgage
                             loans in the mortgage pool may be secured by mortgaged  properties
                             in FEMA-designated   public  assistance  areas,   which  also  may
                             include  mortgaged  properties in areas that were affected  by the
                             hurricanes.   Residential  Funding will make a representation  and
                             warranty that each mortgaged  property  underlying a mortgage loan included  in the  trust  established  for  any  series  is free of damage  and  in  good  repair  as of the  closing  date  for  that
                             series.   In the event  that a  mortgaged  property  underlying  a
                             mortgage loan included in the trust  established for any series is damaged as of the  closing  date for that  series and that  damage materially and  adversely affects the value of or the interests of the  holders of the  certificates  of that  series in the  related mortgage loan,  Residential Funding will be required to repurchase the related  mortgage  loan from the trust.  Any such  repurchases may shorten the  weighted  average  lives of the  certificates  of
                             that  series.   We will not know  how  many  mortgaged  properties
                             underlying the mortgage  loans  included in the trust  established
                             for  any  series  will  have  been  or  may  be  affected   by the
                             hurricanes  and  therefore  whether the payment  experience on any mortgage  loan  in the  mortgage  pool  for  that  series  will be affected.

Excess interest from the     The amount by which the aggregate stated principal  balance of the
mortgage loans may not       mortgage loans exceeds the aggregate class certificate  balance of
provide adequate credit      the classes of  certificates,  other than the Class SB and Class R
enhancement.                 Certificates,   is  called   "overcollateralization."   Except  as
                             provided   a   final   term   sheet,    the   initial   level   of
                             overcollateralization  (that is, the  overcollateralization on the closing  date) is expected to  approximately  equal to the initial
                             level  of  overcollateralization   required  by  the  pooling  and
                             servicing  agreement.  The  mortgage  loans are expected to accrue more  interest  than is needed to pay  interest  on the classes of certificates  because the weighted  average  interest  rate on the mortgage loans is expected to be higher than the weighted  average pass-through  rate  on  such  classes  of  certificates  plus  the weighted  average expense fee rate. In the event that the level of overcollateralization  is reduced,  such "excess interest" will be used to make  additional  principal  payments  on the  classes  of
                             certificates   to  the  extent   described   in  this  term  sheet
                             supplement.  Overcollateralization  is intended to provide limited
                             protection  to  the  holders  of  the  offered   certificates   by
                             absorbing  losses from  liquidated  mortgage  loans.  However,  we cannot  assure you that enough  excess  interest will be generated
                             on  the  mortgage   loans  to  maintain  the  required   level  of
                             overcollateralization.

                             The excess  interest  available on any  distribution  date will be affected by the actual amount of interest  received,  collected or advanced in respect of the  mortgage  loans for that  distribution date,  the amount of deferred  interest for those  mortgage  loans and the amount of  principal  collections  available to offset the deferred  interest.  Such amount will be  influenced by changes in
                             the  weighted   average  of  the  mortgage  rates  resulting  from
                             prepayments  and  liquidations  of the  mortgage  loans as well as from adjustments of the mortgage rates.  The pass-through  rate of each class of  interest-bearing  certificates  is subject to a net rate  cap  which  generally  is  based  on  the  weighted  average adjusted  net  mortgage  rates of the  mortgage  loans,  as may be adjusted as described in a final term sheet.  If the  pass-through rate on one or more classes is limited by the  applicable net rate cap,  it  may be  necessary  to  apply  all  or a  portion  of the
                             interest   funds   available   to   distribute   interest  at  the
                             pass-through rates for such classes of certificates.  As a result, interest may be unavailable for any other purpose.

                             If   the   protection   afforded   by   overcollateralization   is
                             insufficient,  then the holders of the offered  certificates could experience a loss on their investment.

The value of your            If the  performance  of the mortgage  loans  included in the trust
certificates may be          established for any series is substantially  worse than assumed by
reduced if losses are        the  rating  agencies  rating  any class of  certificates  of that
higher than expected.        series,  the  ratings  of any class of those  certificates  may be lowered in the  future.  This would  probably  reduce the value of those  certificates.  None of the depositor,  the master  servicer nor any other entity will have any  obligation to  supplement  any credit  enhancement,  or to take any other  action to maintain any rating of the certificates.
LIMITED OBLIGATIONS
Payments on the mortgage     The certificates  offered in each series will represent  interests
loans are the sole source    only in the trust  established for that series.  The  certificates
of payments on your          do not  represent an ownership  interest in or  obligation  of the
certificates.                depositor,  the master  servicer  or any of their  affiliates.  If proceeds from the assets of the trust  established  for any series of certificates  are not sufficient to make all payments  provided for under the pooling and  servicing  agreement  for that  series, investors  will have no  recourse  to the  depositor,  the  master servicer or any other entity, and will incur losses.
LIQUIDITY RISKS

You may have to hold your    A secondary  market for your  certificates  may not develop.  Even
certificates to maturity     if a secondary market does develop,  it may not continue or it may
if their marketability is    be illiquid.  Neither the  underwriters for the related series nor
limited.                     any other  person  will have any  obligation  to make a  secondary market  in your  certificates,  and you have no  right to  request redemption  of your  certificates.  Illiquidity  means you may not be able  to find a buyer  to buy  your  securities  readily  or at
                             prices  that  will   enable  you  to  realize  a  desired   yield.
                             Illiquidity  can have a severe  adverse effect on the market value of your certificates.

                             Any class of  offered  certificates  may  experience  illiquidity, although  generally  illiquidity  is more likely for classes  that are especially  sensitive to  prepayment,  credit or interest rate risk,  or  that  have  been  structured  to  meet  the  investment requirements of limited categories of investors.

A transfer of master         If the  master  servicer  defaults  in its  obligations  under the
servicing in the event of    pooling  and  servicing  agreement,  the master  servicing  of the
a master servicer default    mortgage  loans may be  transferred to the trustee or an alternate
may increase the risk of     master  servicer,  as described  under "The Pooling and  Servicing
payment application errors   Agreement - Rights  Upon Event of  Default"  in the  related  base prospectus.  In the event of such a transfer  of master  servicing there may be an  increased  risk of errors  in  applying  payments from  borrowers or in  transmitting  information  and funds to the successor master servicer.

HIGH LTV LOANS WITHOUT
MORTGAGE INSURANCE

The mortgage pool includes   Some of the  mortgage  loans may have an LTV ratio at  origination
certain loans that may be    in excess  of 80% but may not be  insured  by a  primary  mortgage
subject to a higher risk     insurance  policy.  Although primary mortgage  insurance policy is
of loss                      generally  required for mortgage loans with an LTV ratio in excess of 80%, no such  insurance  was required for these loans under the applicable  underwriting  criteria.  The likelihood that the value of the  related  mortgaged  property  would not be  sufficient  to satisfy the mortgage  loan upon  foreclosure  is greater for these types of loans,  resulting in a higher  likelihood  of losses with respect to these types of loans.

RISKS RELATING TO PRIMARY
MORTGAGE INSURERS

You may incur losses if a    Some of the  mortgage  loans may have an LTV ratio at  origination
primary mortgage insurer     in  excess  of  80%  and  may be  insured  by a  primary  mortgage
fails to make payments       insurance  policy.  If such a  mortgage  loan  were  subject  to a
under a primary mortgage     foreclosure and the value of the related  mortgaged  property were
insurance policy             not  sufficient to satisfy the mortgage  loan,  payments under the primary  mortgage  insurance policy would be required to avoid any losses,  or to reduce the losses on, such a mortgage  loan. If the insurer is unable or  refuses  to pay a claim,  the amount of such losses would be  allocated to holders of the related  certificates as realized losses.
RISKS RELATING TO
COOPERATIVE LOANS

Cooperative loans have       Some of the  mortgage  loans may not be secured  directly  by real
certain characteristics      property  but may be  cooperative  loans.  A  cooperative  loan is
that may increase the risk   secured  by a  first  lien on  shares  issued  by the  cooperative
of loss                      corporation  that owns the related  apartment  building and on the
                             related   proprietary  lease  or  occupancy   agreement   granting
                             exclusive   rights  to  occupy  a   specific   unit   within   the
                             cooperative.  Cooperative loans have certain  characteristics that may increase the likelihood of losses.

                             The   proprietary   lease  or  occupancy   agreement   securing  a
                             cooperative  loan is  subordinate,  in most cases,  to any blanket mortgage on the related  cooperative  apartment building or on the underlying  land.  If  the  cooperative  is  unable  to  meet  the payment obligations (i) arising under an underlying mortgage,  the mortgagee  holding an underlying  mortgage could foreclose on that mortgage and  terminate  all  subordinate  proprietary  leases and occupancy  agreements  or (ii) arising  under its land lease,  the holder  of the  landlord's  interest  under the land  lease  could terminate it and all subordinate  proprietary leases and occupancy agreements.

                             Additionally,  the proprietary lease or occupancy agreement may be terminated  and the  cooperative  shares may be  cancelled  by the cooperative if the tenant-stockholder  fails to pay maintenance or other  obligations  or charges owed by the  tenant-stockholder.  A default by the  tenant-stockholder  under the proprietary lease or occupancy  agreement  will usually  constitute a default under the
                             security     agreement     between     the    lender    and    the
                             tenant-stockholder.   In  the  event  of  a  foreclosure  under  a
                             cooperative  loan,  the  mortgagee  will  be  subject  to  certain restrictions  on its ability to transfer  the  collateral  and the use of proceeds from any sale of collateral.

                             See "Certain  Legal  Aspects of Mortgage  Loans and  Contracts--The
                             Mortgage Loans--Cooperative Loans" in the related base prospectus.

BANKRUPTCY RISKS

Bankruptcy proceedings       The transfer of the mortgage loans from any  applicable  seller to
could delay or reduce        the  depositor  will be  intended by the parties to be and will be
distributions on the         documented  as a sale.  However,  if any  seller  were  to  become
certificates.                bankrupt,  a trustee in bankruptcy could attempt to recharacterize the sale of the  applicable  mortgage  loans as a loan  secured by those mortgage  loans or to consolidate  those mortgage loans with the assets of that  seller.  Any such  attempt  could  result in a delay in or reduction of  collections  on the mortgage  loans included in the trust  established for any series available to make payments on the certificates of that series.

The Bankruptcy of a          If a  borrower  becomes  subject  to a  bankruptcy  proceeding,  a
Borrower May Increase the    bankruptcy  court  may  require  modifications  of the  terms of a
Risk of Loss on a Mortgage   mortgage  loan without a permanent  forgiveness  of the  principal
Loan.                        amount  of  the  mortgage   loan.   Modifications   have  included
                             reducing the amount of each monthly payment,  changing the rate of interest and  altering  the  repayment  schedule.  In addition,  a court having federal  bankruptcy  jurisdiction may permit a debtor to cure a monetary  default  relating  to a  mortgage  loan on the debtor's  residence  by  paying  arrearages  within  a  reasonable
                             period  and  reinstating   the  original   mortgage  loan  payment
                             schedule,  even though the lender  accelerated  the mortgage  loan and  final  judgment  of  foreclosure  had been  entered  in state
                             court.  In  addition,   under  the  federal  bankruptcy  law,  all
                             actions  against  a  borrower  and  the  borrower's  property  are automatically stayed upon the filing of a bankruptcy petition.

SPECIAL YIELD AND
PREPAYMENT
CONSIDERATIONS

The yield on your            The yield to  maturity  on each class of offered  certificates  of
certificates will vary       any series will depend on a variety of factors, including:
depending on the rate of
prepayments.                 o       the rate and timing of  principal  payments on the related mortgage  loans included in the trust  established  for
                                        that  series,   including  prepayments,   net  deferred
                                        interest   on  the   mortgage   loans,   defaults   and
                                        liquidations,   and  repurchases  due  to  breaches  of
                                        representations or warranties;

                             o       the  allocation  of  principal  payments  on the  mortgage loans in the  related  mortgage  pool among the various
                                        classes  of  offered  certificates   included  in  that
                                        series;

                             o       realized  losses and interest  shortfalls  on the mortgage loans in the related mortgage pool;

                             o       the pass-through rate for that class; and

                             o       the purchase price of that class.
                             The rate of  prepayments  is one of the most  important  and least predictable of these factors.

                             No  assurances  are given that the  mortgage  loans will prepay at any particular rate.

                             In general,  if you purchase a certificate  at a price higher than
                             its  outstanding   certificate  principal  balance  and  principal
                             distributions  on your  certificate  occur faster than you assumed at the  time of  purchase,  your  yield  will be  lower  than  you anticipated.  Conversely,  if  you  purchase  a  certificate  at a price lower than its  outstanding  certificate  principal  balance and principal  distributions  on that class occur more slowly than you  assumed  at the time of  purchase,  your  yield will be lower than you anticipated.

The rate of prepayments on   Since  mortgagors,  in most cases, can prepay their mortgage loans
the mortgage loans will      at any time,  the rate and timing of  principal  distributions  on
vary depending on future     the offered  certificates  are highly  uncertain and are dependent
market conditions and        upon  a  wide  variety  of  factors,  including  general  economic
other factors.               conditions,   interest  rates,  the  availability  of  alternative
                             financing  and   homeowner   mobility.   Generally,   when  market
                             interest  rates  increase,  borrowers  are less  likely  to prepay their  mortgage  loans.  This could  result in a slower  return of principal  to you at a time  when  you  might  have  been  able to reinvest  your  funds  at a  higher  rate  of  interest  than  the pass-through  rate on your  class of  certificates.  On the  other
                             hand,  when  market   interest  rates   decrease,   borrowers  are
                             generally more likely to prepay their mortgage  loans.  This could result in a faster  return of  principal to you at a time when you might not be able to reinvest  your funds at an  interest  rate as high as the pass-through rate on your class of certificates.
                             Refinancing programs,  which may involve soliciting all or some of the  mortgagors to refinance  their mortgage  loans,  may increase the rate of prepayments on the mortgage loans.  These  refinancing programs may be offered by the master  servicer,  any subservicer, the  depositor or their  affiliates,  and may include  streamlined documentation  programs as well as programs under which a mortgage
                             loan  is  modified  to  reduce  the  interest  rate.   Streamlined
                             documentation  programs involve less  verification of underwriting information than traditional documentation programs.

                             See  "Description of the Mortgage Pool - The Program" and "Certain
                             Yield  and   Prepayment   Considerations"   in  this  term   sheet
                             supplement  and "Maturity and  Prepayment  Considerations"  in the
                             related base prospectus.

The recording of mortgages   The mortgages or  assignments  of mortgage for all or a portion of
in the name of MERS may      the  mortgage  loans  included  in the trust  established  for any
affect the yield on the      series may have been or may be  recorded  in the name of  Mortgage
certificates.                Electronic  Registration Systems, Inc., or MERS, solely as nominee for the  originator  and its  successors  and assigns.  Subsequent assignments  of  those  mortgages  are  registered  electronically through  the  MERS(R)System.  However,  if MERS  discontinues  the
                             MERS(R)System and it becomes  necessary to record an  assignment of the  mortgage  to the  trustee  for any  series,  then any related expenses  shall be paid by the  related  trust and will reduce the
                             amount   available  to  pay  principal  of  and  interest  on  the
                             certificates  included in that series with  certificate  principal balances greater than zero with the lowest payment priorities.

                             The  recording  of  mortgages  in the name of MERS is a relatively new practice in the mortgage  lending  industry.  Public recording officers and others in the mortgage industry may have limited,  if any,  experience  with  lenders  seeking to  foreclose  mortgages, assignments  of  which  are  registered  with  MERS.  Accordingly,
                             delays  and  additional  costs  in  commencing,   prosecuting  and
                             completing  foreclosure  proceedings  and  conducting  foreclosure sales of the mortgaged  properties could result.  Those delays and
                             additional   costs  could  in  turn  delay  the   distribution  of
                             liquidation  proceeds to holders of the related  certificates  and increase the amount of losses on the mortgage loans.

                             For  additional  information  regarding MERS and the MERS(R)System, see "Description of the Mortgage  Pool--General" and "Certain Yield
                             and Prepayment  Considerations"  in this term sheet supplement and
                             "Description of the  Certificates--Assignment of Mortgage Loans" in
                             the related base prospectus.

The yield on your            The offered  certificates  of each class included in a series will
certificates will be         have different yield  considerations  and different  sensitivities
affected by the specific     to the rate and timing of principal  distributions.  The following
terms that apply to that     is a general  discussion of yield  considerations  and  prepayment
class, discussed below.      sensitivities  of some of the categories of certificates  that may be included in any series.

                             See "Certain  Yield and  Prepayment  Considerations"  in this term sheet supplement.

 Class A Certificates        The Class A  Certificates  of any series,  other than any interest only  certificates,  may be  subject  to  various  priorities  for payment of  principal.  Distributions  of principal on the Class A
                             Certificates  of any series  entitled to  principal  distributions with an earlier  priority of payment will be affected by the rates of  prepayment  of the  mortgage  loans  early  in the life of the mortgage  pool.  Those  classes  of  Class A  Certificates  of any series entitled to principal  distributions  with a later priority of payment  will be  affected  by the rates of  prepayment  of the mortgage pool  experienced  both before and after the commencement of  principal  distributions  on those  classes,  and will be more likely to be affected by losses on the  mortgage  pool not covered by any applicable  credit  enhancement since these classes will be outstanding for a longer period of time.

                             See  "Description of the  Certificates--Principal  Distributions on
                             the Senior Certificates" in this term sheet supplement.

The yields on the floating   The interest rate on any class of floating rate  certificates will
rate certificates may be     vary  in  accordance  with  an  applicable  interest  rate  index.
affected by changes in       Therefore,  the yield to investors  on any class of floating  rate
interest rates.              certificates  will be extremely  sensitive to  fluctuations of the applicable  interest rate index.  In addition,  the mortgage rates on the  mortgage  loans may be based on an index that is different from  that of the  mortgage  loans,  which  may rise or fall  more slowly or  quickly,  or may move in an opposite  direction  to the index  applicable to the mortgage  loans.  We cannot assure you as to the level, rate or timing of changes in any index.

Certificates with a          The  pass-through  rates on one or more classes of certificates of
pass-through rate subject    any series may be subject to a cap equal to the  weighted  average
to a cap                     of the net mortgage rates on the related  mortgage  loans, in some cases  adjusted to an actual over 360-day  rate,  or the lesser of the  weighted  average of the net  mortgage  rates on the  related mortgage  loans,  in some cases adjusted to an actual over 360-day rate,  and a fixed rate per annum.  Therefore,  the  prepayment of the related  mortgage loans with higher  mortgage rates may result in lower pass-through rates on those classes of certificates.
                             Investors in those  classes of  certificates  should be aware that the mortgage  rates on  adjustable-rate  mortgage loans may adjust at  different  times based on the  related  index,  and  sometimes after a fixed  interest  rate period.  Consequently,  the weighted average net mortgage rate on the related adjustable-rate  mortgage loans,  if any, during the related due period will be sensitive to
                             fluctuations   in  the  levels  of  the  related  indices  on  the
                             adjustable-rate  mortgage  loans,  and may be less  than  interest that would accrue on those classes of  certificates in the absence of the  applicable  cap on their  pass-through  rate.  In a rising interest  rate  environment,  those  classes of  certificates  may receive  interest  at the  applicable  cap rate  for a  protracted period of time.

Interest Only Certificates   A class of interest only certificates  included in any series will not be  entitled  to  principal  distributions  and  will  receive interest  distributions  based on a notional amount,  which may be based on all or a portion of the certificate  principal balance of one or  more  classes  of  certificates  included  in the  related series.  Investors  in  a  class  of  interest  only  certificates should be aware  that the yield on that  class  will be  extremely sensitive  to the rate and  timing of  principal  payments  on the related  class or  classes  of  certificates,  and  that  rate may fluctuate  significantly  over time. A faster than  expected  rate
                             of  principal   payments  on  the  related  class  or  classes  of
                             certificates   will  have  an  adverse  effect  on  the  yield  to
                             investors  in a class of  interest  only  certificates  and  could
                             result  in  their   failure  to  fully   recover   their   initial
                             investments.

Senior Support               Investors in a class of senior support  certificates of any series
Certificates                 should be aware  that all or a portion  of losses on the  mortgage loans included in the trust  established for that series otherwise allocable  to  the  related  class  or  classes  of  super  senior certificates  will be  allocated  to that class of senior  support certificates  as and to the  extent  set forth in the  final  term sheet for that  series.  Therefore,  the yield to maturity on that class of senior support  certificates will be extremely  sensitive to losses  otherwise  allocable to the related class or classes of super senior certificates.

Subordinated Certificates    The  yield  to  investors   in  any  class  of  the   subordinated
                             certificates  of any  series  will be  sensitive  to the  rate and timing of losses on the mortgage  loans in all related loan groups for  any  series,  if  those  losses  are  not  covered  by a more subordinate class of the subordinated certificates.
                             It is not  expected  that a class  of  subordinated  certificates, other than any class of senior support certificates,  will receive any  distributions  of principal  payments until the  distribution
                             date  set  forth  in  the  final   term   sheet  for  a  class  of
                             certificates.  On or after that date, all or a  disproportionately large portion of principal  prepayments  on the mortgage  loans in
                             each  loan  group  may  be   allocated   to  the  related   senior
                             certificates as described in this term sheet supplement,  and none or a disproportionately  small portion of principal prepayments on the  mortgage  loans in each loan group may be paid to the holders of the subordinated  certificates,  other than any class of senior support certificates.

                             As a  result,  the  weighted  average  lives  of the  subordinated certificates may be longer than would otherwise be the case.
                             See   "Summary--Credit   Enhancement--Allocation   of  Losses"   and
                             "Description   of   the    Certificates--Allocation    of   Losses;
                             Subordination" in this term sheet supplement.

Certificates entitled to     As set forth in any final term sheet for a class of  certificates,
prepayment charges           the holders of certain  certificates may be entitled to prepayment charges  collected in respect of the mortgage loans.  The yield to maturity of those  certificates will depend on the rate and timing of receipt of prepayment  charges on the mortgage loans, which are difficult to predict and which may  fluctuate  significantly  over time.  Generally,  each prepayment charge only remains  applicable with  respect to such  mortgage  loan for the limited time periods specified in the terms of such mortgage  loan. In addition,  under
                             certain   instances  the  payment  of  any  otherwise   applicable
                             prepayment charge may be waived by the master servicer.  Investors should  conduct  their own  analysis of the effect,  if any,  that rate and timing of payment of prepayment  charges, or decisions by the master  servicer with respect to waiver  thereof,  may have on the  performance  of those  certificates  entitled  to  prepayment charges.  There can be no  assurance as to the timing or amount of collections  of  prepayment  charges or the  effect of  prepayment charges  on  the  rate  of  prepayments  on  the  mortgage  loans.
                             Further,  some state laws  restrict the  imposition  of prepayment charges even when the  mortgage  loans  expressly  provide for the collection  of  those  charges.  It is  possible  that  prepayment charges and late fees may not be collected  even on mortgage loans that  provide  for the  payment of these  charges.  In that event, these  amounts  will  not be  available  for  distribution  on the certificates entitled to prepayment charges.

                             See  "Description  of the  Mortgage  Pool - General"  and "Certain
                             Yield  and   Prepayment   Considerations"   in  this  term   sheet
                             supplement  and  "Certain  Legal  Aspects  of  Mortgage  Loans and
                             Contracts--Default  Interest and  Limitations  on  Prepayments"  in
                             the related base prospectus.

Certificates related to      As set forth in any final term sheet for a class of  certificates,
any yield maintenance        the holders of certain  certificates  may benefit from a series of
agreement                    interest  rate  cap  payments  pursuant  to  a  yield  maintenance agreement.  The  purpose of a yield  maintenance  agreement  is to partially  mitigate  the  risk  to the  investors  in the  related certificates  that the  pass-through  rate on  their  certificates will be lower than the index plus the related margin.

                             However,  the  amount  payable  to those  investors  under a yield maintenance  agreement will be based on a notional amount equal to the  lesser of the  aggregate  certificate  principal  balance  of related  certificates and an amount determined based on an assumed rate  of  prepayments  on  the  mortgage  loans.  Accordingly,  if prepayments  occur at a  slower  rate  than  assumed,  the  amount payable on the yield  maintenance  agreement will be less than the amount of interest that would accrue on those  certificates at the excess of the index over a certain  rate per annum as set forth in the final term sheet for such  class.  In  addition,  if the index exceeds  a certain  rate per annum as set forth in the final  term sheet for such class of  certificates,  no additional  amounts are payable  under  the yield  maintenance  agreement.  Any  amount by which the amount paid by the yield maintenance  agreement provider is less than the  difference  between  the index plus the  related margin  and a rate set  forth in the  final  term  sheet  for such class of certificates  will not be payable from any source on that distribution date or any future distribution date.

                             Furthermore,  investors under the yield maintenance  agreement are subject to the risk that the yield maintenance  agreement provider will default on all or a portion of its payment  obligations under the yield maintenance agreement.

Class M Certificates         The  yield  to  investors  in the  Class  M  Certificates  will be sensitive  to the  rate  and  timing  of  losses  on  the  related mortgage  loans,  to the extent not covered by excess cash flow or overcollateralization.  Losses,  other than  specified  amounts of certain types of losses  described in this term sheet  supplement,
                             to   the   extent   not   covered   by   excess   cash   flow   or
                             overcollateralization  will be allocated  to the most  subordinate class of Class M Certificates outstanding.

                             See  "Description  of the  Certificates--Allocation  of  Losses" in
                             this term sheet supplement.

                                                ISSUING ENTITY

        The depositor  will  establish a trust with respect to each series on the closing date for that series, under a series  supplement,  dated as of the cut-off date for that series, to the standard terms of pooling and servicing  agreement,  dated as of March 1, 2006,  among the  depositor,  the master  servicer  and the trustee together with the series  supplement,  referred to herein as the pooling and servicing  agreement.  The pooling and  servicing  agreement  is  governed  by the laws of the State of New  York.  On the  closing  date for each series,  the  depositor  will  deposit  into the trust a pool of  mortgage  loans  that in the  aggregate  will constitute a mortgage pool,  secured by first liens on one- to four-family  residential  properties  with terms to maturity of not more than 40 years.  The  mortgage  pool may be divided  into two or more loan  groups.  The trust  will not  have any  additional  equity.  The  pooling  and  servicing  agreement  for each  series  will authorize the trust to engage only in selling the  certificates  in exchange for the mortgage loans included in that trust,  entering into and performing its  obligations  under the pooling and servicing  agreement for that series,  activities  necessary,  suitable or convenient to such actions and other activities as may be required in connection with the conservation of the trust fund and making  distributions to  certificateholders  of that series.

        The pooling and  servicing  agreement  will provide that the  depositor  assigns to the trustee for the benefit of the  certificateholders  without recourse all the right,  title and interest of the depositor in and to the  mortgage  loans.  Furthermore,  the pooling and  servicing  agreement  will state that,  although it is intended  that the  conveyance  by the  depositor to the trustee of the mortgage  loans be construed as a sale, the  conveyance  of the mortgage  loans shall also be deemed to be a grant by the depositor to the trustee of a security interest in the mortgage loans and related collateral.

        Some  capitalized  terms  used in this term  sheet  supplement  have the  meanings  given  below  under
"Description of the Certificates--Glossary of Terms" or in the related base prospectus under "Glossary."

                                          SPONSOR AND MASTER SERVICER

        Residential Funding Corporation, a Delaware corporation,  buys residential mortgage loans under several loan purchase programs from mortgage loan originators or sellers nationwide,  including  affiliates,  that meet its  seller/servicer  eligibility  requirements and services mortgage loans for its own account and for others.
See "The  Trusts--Mortgage  Collateral Sellers" and  "--Qualifications of Sellers" in the related base prospectus for  a  general  description  of  applicable  seller/servicer  eligibility  requirements.  Residential  Funding
Corporation's  principal  executive  offices  are  located  at  8400  Normandale  Lake  Boulevard,  Suite  250,
Minneapolis,  Minnesota  55437.  Its  telephone  number  is (952)  857-7000.  Residential  Funding  Corporation
conducts  operations from its  headquarters  in Minneapolis  and from offices located  primarily in California,
Texas,  Maryland,   Pennsylvania  and  New  York.  Residential  Funding  Corporation  finances  its  operations primarily through its securitization program.

        Residential Funding Corporation was founded in 1982 and began operations in 1986, acquiring,  servicing and  securitizing  residential  jumbo mortgage loans secured by first liens on one- to four-family  residential properties.  General  Motors  Acceptance  Corporation  purchased  Residential  Funding  Corporation in 1990. In
1995,  Residential  Funding  Corporation  expanded its business to include  "Alt-A" first lien mortgage  loans, such as the mortgage loans  described in the related base  prospectus.  Residential  Funding  Corporation  also began to acquire and service both  closed-end  and revolving  loans secured by second liens and subprime  loans in 1995.

        The following tables set forth the aggregate  principal amount of publicly offered  securitizations  of mortgage loans  sponsored by  Residential  Funding  Corporation  for the past five years.  Residential  Funding
Corporation  sponsored  approximately  $23.9 billion and $2.4 billion in initial aggregate  principal amount of mortgage-backed  securities  in the 2001  calendar  year  backed by first lien  mortgage  loans and junior lien mortgage loans,  respectively.  Residential Funding Corporation sponsored  approximately $52.1 billion and $2.4 billion in initial aggregate  principal amount of  mortgage-backed  securities in the 2005 calendar year backed by first lien  mortgage  loans and junior  lien  mortgage  loans,  respectively.  The  percentages  shown under
"Percentage  Change from Prior Year"  represent the ratio of (a) the  difference  between the current and prior year volume over (b) the prior year volume.

                                       SPONSOR SECURITIZATION EXPERIENCE

----------------------------------- ---------------- --------------- ---------------- ---------------- ---------------
   Volume by Principal Balance           2001             2002            2003             2004             2005
----------------------------------- ---------------- --------------- ---------------- ---------------- ---------------
----------------------------------- ---------------- --------------- ---------------- ---------------- ---------------

----------------------------------- ---------------- --------------- ---------------- ---------------- ---------------
----------------------------------- ---------------- --------------- ---------------- ---------------- ---------------
Prime Mortgages(1)                  $16,387,846,100  $16,177,753,813 $18,964,072,062  $11,953,278,792  $24,149,038,614
----------------------------------- ---------------- --------------- ---------------- ---------------- ---------------
----------------------------------- ---------------- --------------- ---------------- ---------------- ---------------

----------------------------------- ---------------- --------------- ---------------- ---------------- ---------------
----------------------------------- ---------------- --------------- ---------------- ---------------- ---------------
Non-Prime Mortgages(2)              $                $15,475,700,554 $27,931,235,627  $24,408,531,445  $27,928,496,334
                                     7,566,949,253
----------------------------------- ---------------- --------------- ---------------- ---------------- ---------------
----------------------------------- ---------------- --------------- ---------------- ---------------- ---------------

----------------------------------- ---------------- --------------- ---------------- ---------------- ---------------
----------------------------------- ---------------- --------------- ---------------- ---------------- ---------------
Total                               $23,954,795,353  $31,653,454,367 $46,895,307,689  $36,361,810,237  $52,077,534,948
----------------------------------- ---------------- --------------- ---------------- ---------------- ---------------
----------------------------------- ---------------- --------------- ---------------- ---------------- ---------------

----------------------------------- ---------------- --------------- ---------------- ---------------- ---------------
Prime Mortgages(1)                           68.41%          51.11%           40.44%           32.87%          46.37%

Non-Prime Mortgages(2)                       31.59%          48.89%           59.56%           67.13%          53.63%

Total                                       100.00%         100.00%          100.00%          100.00%         100.00%

      Percentage Change from
          Prior Year(3)

Prime Mortgages(1)                           98.71%         (1.28)%           17.22%         (36.97)%         102.03%

Non-Prime Mortgages(2)                        2.60%         104.52%           80.48%         (12.61)%          14.42%

Total Volume                                 53.34%          32.14%           48.15%         (22.46)%          43.22%

Junior Lien Mortgage Loans

----------------------------------- ---------------- --------------- ---------------- ---------------- ---------------
   Volume by Principal Balance           2001             2002            2003             2004             2005
----------------------------------- ---------------- --------------- ---------------- ---------------- ---------------
----------------------------------- ---------------- --------------- ---------------- ---------------- ---------------
Prime Mortgages(1)                    2,438,519,235    2,875,005,049   3,207,008,585    2,085,015,925    2,409,506,573
----------------------------------- ---------------- --------------- ---------------- ---------------- ---------------
Non-Prime Mortgages(2)                            -                -               -                -                -
----------------------------------- ---------------- --------------- ---------------- ---------------- ---------------
Total                                  2,438,519,235    2,875,005,049   3,207,008,585    2,085,015,925    2,409,506,573
----------------------------------- ---------------- --------------- ---------------- ---------------- ---------------
Prime Mortgages(1)                          100.00%         100.00%          100.00%          100.00%         100.00%
----------------------------------- ---------------- --------------- ---------------- ---------------- ---------------
Non-Prime Mortgages(2)                        0.00%           0.00%            0.00%            0.00%           0.00%
----------------------------------- ---------------- --------------- ---------------- ---------------- ---------------
----------------------------------- ---------------- --------------- ---------------- ---------------- ---------------
      Percentage Change from
          Prior Year(3)
----------------------------------- ---------------- --------------- ---------------- ---------------- ---------------
Prime Mortgages(1)                         (12.07)%          17.90%          11.55%          (34.99)%          15.56%
----------------------------------- ---------------- --------------- ---------------- ---------------- ---------------
Non-Prime Mortgages(2)                            -           -               -                     -               -
----------------------------------- ---------------- --------------- ---------------- ---------------- ---------------
Total Volume                               (12.07)%          17.90%          11.55%          (34.99)%          15.56%
----------------------------------- ---------------- --------------- ---------------- ---------------- ---------------

First Lien Mortgage Loans

----------------------------------- ---------------- --------------- ---------------- ---------------- ---------------
    Volume by Number of Loans            2001             2002            2003             2004             2005
----------------------------------- ---------------- --------------- ---------------- ---------------- ---------------
Prime Mortgages(1)                        57,758           68,077          86,166           55,773           91,631
----------------------------------- ---------------- --------------- ---------------- ---------------- ---------------
Non-Prime Mortgages(2)                    71,443          136,789         200,446          170,696          173,796
----------------------------------- ---------------- --------------- ---------------- ---------------- ---------------
Total                                    129,201          204,866         286,612          226,469          265,427
----------------------------------- ---------------- --------------- ---------------- ---------------- ---------------
Prime Mortgages(1)                         44.70%           33.23%          30.06%           24.63%           34.52%

Non-Prime Mortgages(2)                     55.30%           66.77%          69.94%           75.37%           65.48%

Total                                     100.00%          100.00%         100.00%          100.00%          100.00%

      Percentage Change from
          Prior Year(3)

Prime Mortgages(1)                           56.78%          17.87%          26.57%          (35.27)%          64.29%

Non-Prime Mortgages(2)                      (5.21)%          91.47%          46.54%          (14.84)%           1.82%

Total                                        15.14%          58.56%          39.90%          (20.98)%          17.20%

-------------------------------------------------------------------------------------------------------------------

Junior Lien Mortgage Loans

----------------------------------- ---------------- --------------- ---------------- ---------------- ---------------
            Volume by                    2001             2002            2003             2004             2005
         Number of Loans
----------------------------------- ---------------- --------------- ---------------- ---------------- ---------------
Prime Mortgages(1)                        62,952           73,188          84,962           51,614           53,071
----------------------------------- ---------------- --------------- ---------------- ---------------- ---------------
Non-Prime Mortgages(2)                         -                -               -                -                -
----------------------------------- ---------------- --------------- ---------------- ---------------- ---------------
Total                                     62,952           73,188          84,962           51,614           53,071
----------------------------------- ---------------- --------------- ---------------- ---------------- ---------------
Prime Mortgages(1)                         100.00%          100.00%         100.00%          100.00%          100.00%
----------------------------------- ---------------- --------------- ---------------- ---------------- ---------------
Non-Prime Mortgages(2)                       0.00%            0.00%           0.00%            0.00%            0.00%
----------------------------------- ---------------- --------------- ---------------- ---------------- ---------------
      Percentage Change from
          Prior Year(3)
----------------------------------- ---------------- --------------- ---------------- ---------------- ---------------
Prime Mortgages(1)                         (16.49)%          16.26%         16.09%           (39.25)%           2.82%
----------------------------------- ---------------- --------------- ---------------- ---------------- ---------------
Non-Prime Mortgages(2)                            -           -              -                      -               -
----------------------------------- ---------------- --------------- ---------------- ---------------- ---------------
Total                                      (16.49)%          16.26%          16.09%          (39.25)%           2.82%
----------------------------------- ---------------- --------------- ---------------- ---------------- ---------------
_______________________________

(1)  Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity
Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
(2)  Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans-Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3)  Represents year to year growth or decline as a percentage of the prior year's volume.

        The following  tables set forth the annual  average  outstanding  principal  balance,  calculated as of year end, of mortgage loans master serviced by Residential  Funding  Corporation  for the past five years,  and the annual average number of such loans for the same period.  Residential  Funding  Corporation  was the master servicer of a residential  mortgage loan portfolio of  approximately  $67.8 billion and $3.5 billion in average outstanding  principal  amount during the 2001  calendar  year backed by first lien  mortgage  loans and junior lien mortgage loans,  respectively.  Residential  Funding  Corporation was the master servicer of a residential mortgage loan  portfolio of  approximately  $101.9  billion and $5.5 billion in average  outstanding  principal during  the  2005  calendar  year  backed  by first  lien  mortgage  loans  and  junior  lien  mortgage  loans, respectively.  The percentages shown under  "Percentage  Change from Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

                                     MASTER SERVICER SERVICING EXPERIENCE

First Lien Mortgage Loans

----------------------------------- ---------------- --------------- ---------------- ---------------- ----------------
  Volume by Average Outstanding          2001             2002            2003             2004             2005
        Principal Balance
----------------------------------- ---------------- --------------- ---------------- ---------------- ----------------
Prime Mortgages(1)                  $51,374,446,489  $43,282,264,857 $33,749,084,171  $32,453,682,854  $
                                                                                                        47,935,800,813
----------------------------------- ---------------- --------------- ---------------- ---------------- ----------------
Non-Prime Mortgages(2)              $16,429,992,363  $24,910,565,613 $39,334,697,127  $50,509,138,736  $
                                                                                                        53,938,083,312
----------------------------------- ---------------- --------------- ---------------- ---------------- ----------------
Total                               $67,804,438,852  $68,192,830,470 $73,083,781,298  $82,962,821,591  $101,873,884,125
----------------------------------- ---------------- --------------- ---------------- ---------------- ----------------
Prime Mortgages(1)                           75.77%          63.47%           46.18%           39.12%           47.05%

Non-Prime Mortgages(2)                       24.23%          36.53%           53.82%           60.88%           52.95%

Total                                       100.00%         100.00%          100.00%          100.00%          100.00%

      Percentage Change from
          Prior Year(3)

Prime Mortgages(1)                         (3.91)%          (15.75)%       (22.03)%          (3.84)%          47.71%

Non-Prime Mortgages(2)                     27.94%            51.62%         57.90%           28.41%            6.79%

Total Based on Average
     Outstanding Principal Balance          2.26%             0.57%          7.17%           13.52%           22.79%

-------------------------------------------------------------------------------------------------------------------

Junior Lien Mortgage Loans

----------------------------------- ---------------- --------------- ---------------- ---------------- ----------------
  Volume by Average Outstanding          2001             2002            2003             2004             2005
        Principal Balance
----------------------------------- ---------------- --------------- ---------------- ---------------- ----------------
Prime Mortgages(1)                  $3,512,887,567   $4,102,615,571  $4,365,319,862   $5,135,640,057   $5,476,133,777
----------------------------------- ---------------- --------------- ---------------- ---------------- ----------------
----------------------------------- ---------------- --------------- ---------------- ---------------- ----------------
Non-Prime Mortgages(2)                           0                0               0                0                 0
----------------------------------- ---------------- --------------- ---------------- ---------------- ----------------
----------------------------------- ---------------- --------------- ---------------- ---------------- ----------------
Total                               $3,512,887,567   $4,102,615,571  $4,365,319,862   $5,135,640,057   $5,476,133,777
----------------------------------- ---------------- --------------- ---------------- ---------------- ----------------
Prime Mortgages(1)                          100.00%         100.00%          100.00%          100.00%          100.00%
----------------------------------- ---------------- --------------- ---------------- ---------------- ----------------
----------------------------------- ---------------- --------------- ---------------- ---------------- ----------------
Non-Prime Mortgages(2)                        0.00%           0.00%            0.00%            0.00%            0.00%
----------------------------------- ---------------- --------------- ---------------- ---------------- ----------------
      Percentage Change from
          Prior Year(3)
----------------------------------- ---------------- --------------- ---------------- ---------------- ----------------
Prime Mortgages(1)                         13.85%            16.79%          6.40%           17.65%            6.63%
----------------------------------- ---------------- --------------- ---------------- ---------------- ----------------
Non-Prime Mortgages(2)                      -                 -              -                -                -
----------------------------------- ---------------- --------------- ---------------- ---------------- ----------------
Total Based on Average                     13.85%            16.79%          6.40%           17.65%            6.63%
     Outstanding Principal Balance
----------------------------------- ---------------- --------------- ---------------- ---------------- ----------------
First Lien Mortgage Loans

----------------------------------- ---------------- --------------- ---------------- ---------------- ----------------
        Volume by Average                2001             2002            2003             2004             2005
         Number of Loans
----------------------------------- ---------------- --------------- ---------------- ---------------- ----------------
Prime Mortgages(1)                       237,946          202,938         168,654          156,745          201,903
----------------------------------- ---------------- --------------- ---------------- ---------------- ----------------
Non-Prime Mortgages(2)                   168,058          242,625         341,863          414,639          411,550
----------------------------------- ---------------- --------------- ---------------- ---------------- ----------------
Total                                    406,004          445,563         510,517          571,384          613,453
----------------------------------- ---------------- --------------- ---------------- ---------------- ----------------
Prime Mortgages(1)                          58.61%           45.55%          33.04%           27.43%           32.91%

Non-Prime Mortgages(2)                      41.39%           54.45%          66.96%           72.57%           67.09%

Total                                      100.00%          100.00%         100.00%          100.00%          100.00%

      Percentage Change from
          Prior Year(3)

Prime Mortgages(1)                         (6.59)%          (14.71)%       (16.89)%          (7.06)%          28.81%

Non-Prime Mortgages(2)                     28.76%            44.37%         40.90%           21.29%           (0.74)%

Total Based on Average
     Number of Loans                        5.39%             9.74%         14.58%           11.92%            7.36%

-------------------------------------------------------------------------------------------------------------------

Junior  Lien Mortgage Loans

----------------------------------- ---------------- --------------- ---------------- ---------------- ----------------
       Volume by Percentage              2001             2002            2003             2004             2005
    of Average Number of Loans
----------------------------------- ---------------- --------------- ---------------- ---------------- ----------------
Prime Mortgages(1)                       104,044          118,773         127,833          147,647          143,713
----------------------------------- ---------------- --------------- ---------------- ---------------- ----------------
Non-Prime Mortgages(2)                         -                -               -                -                -
----------------------------------- ---------------- --------------- ---------------- ---------------- ----------------
Total                                    104,044          118,773         127,833          147,647          143,713
----------------------------------- ---------------- --------------- ---------------- ---------------- ----------------
Prime Mortgages(1)                        100.00%          100.00%         100.00%          100.00%           100.00%
----------------------------------- ---------------- --------------- ---------------- ---------------- ----------------
Non-Prime Mortgages(2)                      0.00%            0.00%           0.00%            0.00%             0.00%
      Percentage Change from
          Prior Year(3)
----------------------------------- ---------------- --------------- ---------------- ---------------- ----------------
Prime Mortgages(1)                         22.78%            14.16%          7.63%           15.50%           (2.66)%

Non-Prime Mortgages(2)                      -                 -              -                -                -
----------------------------------- ---------------- --------------- ---------------- ---------------- ----------------
Total Based on Average                     22.78%            14.16%          7.63%           15.50%           (2.66)%
     Number of Loans
----------------------------------- ---------------- --------------- ---------------- ---------------- ----------------
_______________________________

(1)  Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity
Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
(2)  Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans-Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3)  Represents year to year growth or decline as a percentage of the prior year's volume.

===============================================================================================================

        Residential Funding  Corporation's  overall procedures for originating and acquiring mortgage loans are described  under  "Description of the Mortgage Pool - The Program" in this term sheet  supplement.  Residential
Funding  Corporation's  material role and  responsibilities in this transaction,  including as master servicer, are described in the related base prospectus  under "The Trusts -  Qualification  of Sellers" and "The Trusts -
Repurchases of Mortgage  Collateral" and in this term sheet supplement  under "Pooling and Servicing  Agreement
- The Master Servicer and Subservicers -Master Servicer."

        Residential Funding Corporation's  wholly-owned  subsidiary,  Homecomings  Financial Network,  Inc., or
Homecomings,  originated and sold to Residential  Funding Corporation certain of the mortgage loans included in the  mortgage  pool.  See  "Affiliations  Among  Transaction  Parties,"  "Description  of the  Mortgage  Pool -
Originators"  and "Pooling and Servicing  Agreement - The Master Servicer and  Subservicers" in this term sheet supplement.

                                    AFFILIATIONS AMONG TRANSACTION PARTIES

        The diagram below illustrates the various relationships among the affiliated transaction parties.

                                        GENERAL MOTORS CORPORATION

                                        GENERAL MOTORS ACCEPTANCE
                                            CORPORATION (GMAC)

                                      RESIDENTIAL CAPITAL CORPORATION

        RESIDENTIAL FUNDING CORPORATION                         RESIDENTIAL ACCREDIT LOANS, INC.
        (SPONSOR AND MASTER SERVICER)                                   (DEPOSITOR)

        HOMECOMINGS FINANCIAL NETWORK
                (SUBSERVICER)

                                       DESCRIPTION OF THE MORTGAGE POOL

GENERAL

        The  mortgage  pool will  consist of  payment-option,  adjustable-rate  mortgage  loans with a negative amortization  feature.  The mortgage  loans are secured by first liens on fee simple or leasehold  interests in one- to four-family residential properties.

        All of the  mortgage  loans  included  in the trust  established  for any  series  have been or will be purchased by the depositor through its affiliate,  Residential Funding,  from unaffiliated sellers as described in this term sheet  supplement  and in the related base  prospectus,  or from  HomeComings  Financial  Network,
Inc., a wholly-owned subsidiary of the master servicer, or other affiliated sellers.

        The mortgage  loans included in the trust for any series will be selected for inclusion in the mortgage pool from among mortgage loans  purchased in connection  with the Expanded  Criteria  Program  described  below based on the sponsor's assessment of investor preferences and rating agency criteria.

        The  depositor  and  Residential  Funding  will make certain  limited  representations  and  warranties regarding the mortgage  loans  included in the trust  established  for any series as of the date of issuance of the  certificates  of that series.  The  depositor  and  Residential  Funding will be required to repurchase or substitute  for any  mortgage  loan  included  in the  related  mortgage  pool  as to  which  a  breach  of its representations  and  warranties  with respect to that  mortgage  loan occurs,  if such breach  materially  and adversely  affects the  interests  of the  certificateholders  of that series in any of those  mortgage  loans.
Residential  Funding will not assign to the depositor,  and  consequently  the depositor will not assign to the trustee  for the benefit of the  certificateholders,  any of the  representations  and  warranties  made by the mortgage  collateral  sellers or the right to require the related mortgage  collateral seller to repurchase any such mortgage loan if a breach of any of its  representations  and  warranties  occurs.  Accordingly,  the only representations  and warranties  regarding the mortgage loans included in the trust  established for any series
that  will  be  made  for  the  benefit  of  the   certificateholders  of  that  series  will  be  the  limited representations and warranties made by Residential  Funding and the depositor described in this paragraph.  See
"The Trusts--Representations with Respect to Mortgage Collateral" in the related base prospectus.

        The original  mortgages for some of the mortgage loans included in the trust established for any series have been,  or in the future may be, at the sole  discretion  of the master  servicer,  recorded in the name of
Mortgage  Electronic  Registration  Systems,  Inc.,  or MERS,  solely as  nominee  for the  originator  and its successors and assigns,  and subsequent  assignments of those  mortgages have been, or in the future may be, at the sole discretion of the master servicer,  registered  electronically through the MERS(R)System. In some other cases,  the  original  mortgage  was or may be recorded in the name of the  originator  of the  mortgage  loan, record  ownership was or will be later assigned to MERS,  solely as nominee for the owner of the mortgage loan, and  subsequent  assignments  of the  mortgage  were,  or in the future may be, at the sole  discretion  of the master servicer,  registered  electronically  through the MERS(R)System.  With respect to each of these mortgage loans,  MERS serves as mortgagee of record on the mortgage  solely as a nominee in an  administrative  capacity on behalf of the trustee,  and does not have any  interest in the mortgage  loan.  For  additional  information
regarding   the   recording   of  mortgages   in  the  name  of  MERS  see   "Certain   Yield  and   Prepayment
Considerations--General"  in this term sheet  supplement  and  "Description  of the  Certificates--Assignment  of
Mortgage Loans" in the related base prospectus.

        A certain  percentage  of the  mortgage  loans may  provide for payment of a  prepayment  charge.  With respect to some of these mortgage loans, the prepayment charge  provisions  provide for payment of a prepayment charge for partial  prepayments and full  prepayments made within a certain period following the origination of that  mortgage  loan, in an amount not to exceed the maximum  amount  permitted by state law. The amount of the applicable  prepayment  charge,  to the extent  permitted  under  applicable law, is as provided in the related mortgage  note.  Applicable law may impose  limitations  on the amount of the prepayment  charge or render such prepayment  charge  unenforceable.  In addition,  under certain  circumstances  the master servicer may waive a prepayment  charge.  To the extent provided in a final term sheet for a class of  certificates,  the holders of a specified class of  certificates  may be entitled to all prepayment  charges  received on the mortgage loans.
In any event,  these amounts will not be available for  distribution on any of the other offered  certificates.
See  "Description  of  Certificates  - Prepayment  Charges" in this term sheet  supplement  and "Certain  Legal
Aspects of Mortgage Loans and  Contracts--Default  Interest and  Limitations on Prepayments" in the related base prospectus.

        In connection with mortgage loans secured by a leasehold  interest,  if any,  Residential Funding shall have  represented  to the depositor  that,  among other things:  the use of leasehold  estates for  residential properties is an accepted  practice in the area where the related  mortgaged  property is located;  residential property in such area  consisting  of  leasehold  estates is readily  marketable;  the lease is recorded and no party is in any way in breach of any  provision  of such lease;  the  leasehold is in full force and effect and is not subject to any prior lien or  encumbrance  by which the leasehold  could be terminated or subject to any charge or  penalty;  and the  remaining  term of the lease  does not  terminate  less than ten years  after the maturity date of such mortgage loan.

        A portion of the mortgage loans included in the trust  established for any series may be subject to the
Homeownership and Equity Protection Act of 1994, as amended,  as of the closing date for that series,  and none of the mortgage loans included in the trust  established  for any series will be loans that,  under  applicable state or local law in effect at the time of  origination  of the loan,  are  referred  to as (1) "high cost" or
"covered"  loans or (2) any other similar  designation if the law imposes  greater  restrictions  or additional legal  liability for  residential  mortgage  loans with high interest  rates,  points and/or fees. See "Certain
Legal Aspects of Mortgage  Loans--The  Mortgage  Loans--Homeownership  Act and Similar State Laws" in the related base prospectus.

        A portion of the  mortgage  loans  included in the trust  established  for any series may be 30 days or more  delinquent  in  payment  of  principal  and  interest.  For a  description  of the  methodology  used  to categorize mortgage loans as delinquent, see Static Pool Information in this term sheet supplement.

        A portion of the  mortgage  loans  included  in the trust  established  for any series may be  Buy-Down
Mortgage Loans or mortgage loans that have been made to an international borrower.

        A portion of the mortgage loans may be balloon loans that do not fully amortize,  if at all,  providing for a substantial principal payment due at maturity.

        Certain  of the  stipulations  on the  characteristics  of the  mortgage  loans  included  in the trust established for any series may be stipulations  regarding the Credit Scores of the related  mortgagors.  Credit
Scores are obtained by many mortgage  lenders in connection  with mortgage loan  applications  to help assess a borrower's  credit-worthiness.  In addition,  Credit  Scores may be obtained by  Residential  Funding after the origination  of a mortgage loan if the seller does not provide to  Residential  Funding a Credit Score.  Credit
Scores are obtained from credit reports provided by various credit reporting  organizations,  each of which may employ  differing  computer  models and  methodologies.  The Credit  Score is designed  to assess a  borrower's credit history at a single point in time, using objective  information  currently on file for the borrower at a particular  credit reporting  organization.  Information  utilized to create a Credit Score may include,  among other things,  payment  history,  delinquencies  on accounts,  levels of  outstanding  indebtedness,  length of credit history,  types of credit,  and bankruptcy  experience.  Credit Scores range from  approximately  350 to approximately  840, with higher scores  indicating an individual with a more favorable  credit history compared to an  individual  with a lower  score.  However,  a Credit  Score  purports  only to be a  measurement  of the relative  degree  of risk a  borrower  represents  to a  lender,  i.e.,  a  borrower  with a  higher  score  is statistically  expected  to be less  likely to default  in  payment  than a  borrower  with a lower  score.  In addition,  it should be noted that Credit  Scores  were  developed  to indicate a level of default  probability over a two-year period,  which does not correspond to the life of a mortgage loan.  Furthermore,  Credit Scores were not developed  specifically  for use in connection with mortgage loans, but for consumer loans in general, and  assess  only  the  borrower's  past  credit  history.  Therefore,  a  Credit  Score  does  not  take  into
consideration  the  differences  between  mortgage  loans  and  consumer  loans  generally,   or  the  specific
characteristics  of the related  mortgage  loan,  for example,  the LTV ratio,  the collateral for the mortgage loan, or the debt to income ratio.  There can be no assurance  that the Credit  Scores of the  mortgagors  will be an  accurate  predictor  of the  likelihood  of  repayment  of the  mortgage  loans  included  in the  trust established for any series or that any  mortgagor's  Credit Score would not be lower if obtained as of the date of issuance of a class of certificates.

        A portion of the  mortgage  loans  included  in the trust  established  for any series may  provide for payment of a  prepayment  charge for partial  prepayments  and  prepayments  in full,  other than a  prepayment occurring  upon the sale of property  securing a mortgage  loan. The  prepayment  charge  generally  applies to prepayments  made within up to five years  following the  origination  of such mortgage loan. The amount of the prepayment  charge is generally  equal to six months'  advance  interest on the amount of the prepayment  that, when added to all other  amounts  prepaid  during the  twelve-month  period  immediately  preceding the date of prepayment,  exceeds twenty  percent (20%) of the original  principal  amount of the mortgage loan.  Prepayment charges  received on the mortgage loans included in the trust  established for any series will not be available
for   distribution  on  the  certificates   included  in  that  series.   See  "Certain  Yield  and  Prepayment
Considerations"  in this term  sheet  supplement  and  "Certain  Legal  Aspects of the  Mortgage  Loans--Default
Interest and Limitations on Prepayments" in the related base prospectus.

MORTGAGE RATE ADJUSTMENT

        The interest rates on the mortgage loans adjust  monthly,  generally after an initial fixed rate period of one month or three  months.  The mortgage  rate for each  mortgage loan will be adjusted to equal the sum of the index  applicable to that mortgage loan and a fixed  percentage  amount,  or note margin,  for the mortgage loan,  subject to rounding and the limitations set forth in the related  mortgage note and as described in this term sheet supplement.

        Each of the mortgage loans will have an initial  minimum  monthly payment based on an amount that would fully  amortize  the  mortgage  loan over a 30 or 40 year term at the  initial  mortgage  rate in effect on the mortgage  loan.  The initial  mortgage rate in effect on a mortgage loan  generally  will be lower,  and may be significantly  lower,  than the  mortgage  rate that would have been in effect  based on the related  index and note margin.  While the interest rate on each mortgage loan will adjust  monthly,  the minimum  monthly payment on each mortgage loan generally will adjust less  frequently,  beginning on the due date of the month following the  month in which  the  adjustment  date  occurs,  to equal  the  amount  necessary  to pay  interest  at the then-applicable  mortgage rate and to fully amortize the outstanding  stated principal balance of each mortgage loan over its remaining term to stated maturity,  subject to a payment  adjustment cap specified in the related mortgage  loan.  Generally,  the  monthly  payment  adjusts  annually  and the payment  adjustment  cap on each mortgage  loan limits the amount by which the monthly  payment can  increase on any annual  payment  adjustment date to 7.5% per annum.

        No mortgage  loan will have a mortgage  rate that exceeds the maximum  mortgage  rate  specified in the related  mortgage note, or the maximum  mortgage rate. Due to the  application of the maximum  mortgage  rates, the mortgage rate on each mortgage  loan, as adjusted on any mortgage rate  adjustment  date,  may be less than the sum of the index and the gross margin.  Each  mortgage loan will have a minimum  mortgage rate equal to the rate specified in the related mortgage note or if no minimum rate is specified, the note margin.

        Unless the related index declines after  origination of a mortgage loan, the related mortgage rate will generally  increase on the first  adjustment date following  origination of the mortgage loan. The repayment of the  mortgage  loans will be  dependent  on the  ability of the  mortgagors  to make  larger  monthly  payments following  adjustments  of the mortgage rate.  Mortgage loans that have the same initial  mortgage rate may not always bear  interest at the same  mortgage rate because these  mortgage  loans may have  different  adjustment dates,  and the mortgage rates  therefore may reflect  different  related index values,  note margins,  maximum mortgage rates and minimum mortgage rates.

        Because the mortgage rates on the mortgage  loans adjust at a different time than the monthly  payments thereon and the payment  caps may limit the amount by which the monthly  payments  may adjust,  the amount of a monthly  payment may be more or less than the amount  necessary to fully amortize the principal  balance of the mortgage loans over its then remaining term at the applicable  mortgage rate.  Accordingly,  the mortgage loans may be  subject  to  reduced  amortization  (if the  monthly  payment  due on a due date is  sufficient  to pay interest  accrued  during the  related  interest  accrual  period at the  applicable  mortgage  rate but is not sufficient to reduce  principal in accordance with a fully  amortizing  schedule);  negative  amortization  (if interest  accrued during the related  interest  accrual  period at the applicable  mortgage rate is greater the entire monthly  payment due on the related due date); or accelerated  amortization  (if the monthly payment due on a due date is greater  than the amount  necessary  to pay  interest  accrued  during  the  related  interest accrual period at the applicable  mortgage rate and to reduce  principal in accordance with a fully  amortizing schedule).  In the event of negative  amortization,  the amount of interest  that is not covered by the monthly payment,  or deferred  interest,  is added to the principal balance of such mortgage loan and, if such deferred interest is not offset by  subsequent  accelerated  amortization,  it may result in a final lump sum payment at maturity greater than, and potentially  substantially  greater than, the monthly payment due on the immediately preceding due date.

        Generally  the unpaid  principal  balance  of a  mortgage  loan may not be  increased  due to  deferred interest  above 110% or 115% of the original  principal  amount of the mortgage  loan.  On any day on which the amount of  deferred  interest  would  cause the unpaid  principal  balance of a  mortgage  loan to exceed  that amount,  the monthly  payment will be adjusted to equal an amount that would fully  amortize the mortgage  loan over the  remaining  term of the mortgage  loan at the current  mortgage  rate.  In addition,  generally on the fifth payment  adjustment date and on each fifth payment  adjustment date  thereafter,  the payment  adjustment cap will not apply and the monthly  payment  will be adjusted to equal an amount that would fully  amortize the mortgage loan over the remaining term of the mortgage loan at the current mortgage rate.

        Generally,  on each payment date after the initial fixed rate period, the servicer will present to each borrower  three payment  options in addition to the minimum  monthly  payment  described  above.  Those payment options will  include (i) interest  only,  (ii) an amount that will fully  amortize the mortgage  loan over the remaining  term of the  mortgage  loan at the  current  mortgage  rate,  and  (iii) an amount  that will  fully amortize  the  mortgage  loan over a period of 15 years from the first  payment  date at the  current  mortgage rate.  Those  payment  options  will only be  available  to the  borrower  if they are higher  than the minimum monthly payment described above.

STATIC POOL INFORMATION

        Current static pool data with respect to mortgage  loans  serviced by Residential  Funding is available on the internet at  www.gmacrfcstaticpool.com  (the "Static Pool Data").  Information presented under "RALI" as the issuer/shelf and "QO" as the series will include  information  regarding prior  securitizations of mortgage loans  that  are  similar  to the  mortgage  loans  included  in the  mortgage  pool for any  series,  based on underwriting  criteria and credit quality,  and that  information is referred to in this term sheet  supplement as Static Pool Data.  Static  Pool Data that  relates to periods  prior to January 1, 2006,  will not form part of this term sheet  supplement,  the accompanying  prospectus,  or the registration  statement  relating to the offered certificates.

        As used in the  Static  Pool  Data,  a loan is  considered  to be "30 to 59 days" or "30 or more  days"
delinquent  when a payment due on any due date remains  unpaid as of the close of business on the last business day  immediately  prior to the next following  monthly due date. The  determination  as to whether a loan falls into this  category is made as of the close of business on the last  business day of each month.  Grace periods and partial payments do not affect these determinations.

        From time to time, the master servicer or a subservicer will modify a mortgage loan,  recasting monthly payments for delinquent borrowers who have experienced  financial  difficulties.  Generally such borrowers make payments under the modified terms for a trial period,  before the modifications  become final.  During any such trial period,  delinquencies  are reported  based on the mortgage  loan's  original  payment  terms.  The trial period is  designed to evaluate  both a  borrower's  desire to remain in the  mortgaged  property  and, in some cases,  a borrower's  capacity to pay a higher  monthly  payment  obligation.  The trial period  generally  may extend  to up to  six  months  before  a  modification  is  finalized.  Once  the  modifications  become  final delinquencies  are  reported  based on the  modified  terms.  Generally  if a borrower  fails to make  payments during a trial  period,  the mortgage loan goes into  foreclosure.  Historically,  the master  servicer has not modified  a  material  number of  mortgage  loans in any pool.  Furthermore,  the  rating  agencies  rating the certificates impose certain limitations on the ability of the master servicer to modify loans.

        Charge offs are taken only when the master  servicer has  determined  that it has received all payments or cash  recoveries  which the master servicer  reasonably and in good faith expects to be finally  recoverable with respect to any mortgage loan.

        There can be no assurance that the delinquency and foreclosure  experience set forth in the Static Pool
Data will be  representative  of the  results  that may be  experienced  with  respect  to the  mortgage  loans included in the trust established for any series.

STANDARD HAZARD INSURANCE AND PRIMARY MORTGAGE INSURANCE

        Subject to limited  exceptions,  each of the mortgage loans included in the trust  established  for any series  will be  required  to be covered by a standard  hazard  insurance  policy,  which is  referred  to as a primary  hazard  insurance  policy.  In  addition,  subject  to  limited  exceptions,  and to the  best  of the depositor's  knowledge,  each mortgage loan included in the trust  established for any series with an LTV ratio at origination in excess of 80% will be insured by a primary mortgage  insurance  policy,  which is referred to as a primary  insurance  policy,  covering at least 35% of the balance of the mortgage loan at  origination  if the LTV ratio is between  100.00% and 95.01%,  at least 30% of the balance of the mortgage loan at  origination if the LTV  ratio  is  between  95.00%  and  90.01%,  at  least  25% of the  balance  of the  mortgage  loan at origination  if the LTV ratio is between  90.00% and 85.01%,  and at least 12% of the  balance of the  mortgage loan at origination if the LTV ratio is between 85.00% and 80.01%.

        The primary  insurers for the mortgage  loans  included in the trust for each series will have a claims paying  ability  acceptable,  as of the cut-off date for that  series,  to the rating  agencies  that have been requested  to rate the related  certificates;  however,  no  assurance  as to the actual  ability of any of the primary  insurers to pay claims can be given by the  depositor,  the issuing  entity or the  underwriters.  See
"Insurance Policies on Mortgage Loans or Contracts" in the related base prospectus.

THE PROGRAM

        General.  Residential Funding, under its Expanded Criteria Program, or the program,  purchases mortgage loans that may not  qualify  for other  first  mortgage  purchase  programs  such as those run by Fannie Mae or
Freddie Mac or by  Residential  Funding in connection  with  securities  issued by the  depositor's  affiliate,
Residential  Funding  Mortgage  Securities I, Inc.  However,  a portion of the mortgage loans under the program may also qualify for the Fannie Mae or Freddie Mac  programs.  Examples of mortgage  loans that may not qualify for  such  programs  include  negative  amortization  loans,  mortgage  loans  secured  by  non-owner  occupied properties,  mortgage  loans made to  borrowers  whose  income is not  required  to be  provided  or  verified, mortgage  loans with high LTV ratios or mortgage  loans made to  borrowers  whose ratios of debt service on the mortgage  loan to income  and total debt  service on  borrowings  to income  are  higher  than for those  other programs.  Borrowers may be  international  borrowers.  The mortgage loans also include  mortgage loans secured by parcels of land that are smaller or larger than the  average for these types of loans,  mortgage  loans with higher LTV  ratios  than in those  other  programs,  and  mortgage  loans with LTV ratios  over 80% that do not require  primary  mortgage  insurance.  See "--Program  Underwriting  Standards"  below.  The inclusion of those mortgage  loans may  present  certain  risks  that are not  present in those  other  programs.  The  program is administered by Residential Funding on behalf of the depositor.

        Qualifications  of  Program  Sellers.  Each  Expanded  Criteria  Program  Seller has been  selected  by
Residential  Funding on the basis of criteria  described in  Residential  Funding's  Expanded  Criteria  Seller
Guide, or the Seller Guide. See "The Trusts--Qualifications of Sellers" in the related base prospectus.

        Program  Underwriting  Standards.  In accordance with the Seller Guide,  the Expanded  Criteria Program
Seller is required  to review an  application  designed  to provide to the  original  lender  pertinent  credit information concerning the mortgagor.  As part of the description of the mortgagor's financial condition,  each mortgagor  is  required  to  furnish  information,  which may have  been  supplied  solely in the  application, regarding its assets,  liabilities,  income (except as described below), credit history and employment history, and to furnish an  authorization  to apply for a credit report which  summarizes the borrower's  credit history with  local  merchants  and  lenders  and any record of  bankruptcy.  The  mortgagor  may also be  required  to authorize  verifications  of deposits  at  financial  institutions  where the  mortgagor  had demand or savings accounts.  In the case of non-owner  occupied  properties,  income  derived from the mortgaged  property may be considered  for  underwriting  purposes.  For  mortgaged  property  consisting  of a vacation  or second  home, generally no income derived from the property is considered for underwriting purposes.

        Based on the data provided in the application and certain  verifications,  if required, a determination is made by the  original  lender  that the  mortgagor's  monthly  income,  if  required  to be stated,  will be sufficient to enable the  mortgagor to meet its monthly  obligations  on the mortgage  loan and other  expenses related to the property,  including  property taxes,  utility costs,  standard hazard insurance and other fixed obligations.  Generally,  scheduled  payments  on a mortgage  loan during the first year of its term plus taxes and  insurance  and all  scheduled  payments on  obligations  that extend  beyond ten months,  including  those mentioned above and other fixed obligations,  must equal no more than specified  percentages of the prospective mortgagor's  gross  income.  The  originator  may also  consider the amount of liquid  assets  available to the mortgagor after origination.

        Certain of the mortgage loans have been originated under "reduced  documentation" or "no stated income"
programs,  which  require  less  documentation  and  verification  than  do  traditional  "full  documentation"
programs.  Generally,  under a "reduced  documentation" program, no verification of a mortgagor's stated income is  undertaken by the  originator.  Under a "no stated  income"  program,  certain  borrowers  with  acceptable payment histories will not be required to provide any information  regarding income and no other  investigation regarding the borrower's  income will be undertaken.  Under a "no income/no asset" program,  no verification of a mortgagor's  income or assets is undertaken by the originator.  The underwriting for those mortgage loans may be based primarily or entirely on an appraisal of the mortgaged property and the LTV ratio at origination.

        The  adequacy of the  mortgaged  property as  security  for  repayment  of the  related  mortgage  loan generally is determined by an appraisal in accordance  with  appraisal  procedure  guidelines  described in the
Seller  Guide.  Appraisers  may be  staff  appraisers  employed  by the  originator.  The  appraisal  procedure guidelines  generally  require the appraiser or an agent on its behalf to  personally  inspect the property and to verify  whether the property is in good  condition  and that  construction,  if new, has been  substantially completed.  The  appraiser  is  required  to consider a market  data  analysis  of recent  sales of  comparable properties  and,  when  deemed  applicable,  an  analysis  based on  income  generated  from the  property,  or replacement  cost  analysis  based on the current cost of  constructing  or purchasing a similar  property.  In certain instances,  the LTV ratio is based on the appraised value as indicated on a review appraisal  conducted by the mortgage collateral seller or originator.

        Prior to assigning  the mortgage  loans to the  depositor,  Residential  Funding will have reviewed the underwriting  information  provided by the mortgage  collateral  sellers for most of the mortgage loans and, in those cases,  determined  that the mortgage loans were generally  originated in accordance  with or in a manner generally  consistent with the underwriting  standards described in the Seller Guide. With regard to a material portion of these mortgage loans, this review of underwriting  information by Residential  Funding was performed using an automated  underwriting  system.  Any  determination  described above using an automated  underwriting system  will only be based on the  information  entered  into the  system  and the  information  the  system is programmed  to review.  See "The  Trusts--Underwriting  Policies--Automated  Underwriting"  in the  related  base prospectus.

        Because of the program  criteria and  underwriting  standards  described  above, the mortgage loans may experience  greater rates of  delinquency,  foreclosure  and loss than mortgage  loans required to satisfy more stringent underwriting standards.

        Billing and Payment  Procedures.  The majority of the mortgage  loans  require  monthly  payments to be made no later than either the 1st or 15th day of each  month,  with a grace  period.  The  applicable  servicer sends monthly  invoices to borrowers.  In some cases,  borrowers are provided with coupon books  annually,  and no invoices are sent  separately.  Borrowers may elect for monthly payments to be deducted  automatically  from deposit  accounts  and may make  payments by various  means,  including  online  transfers,  phone  payment and
Western Union quick check,  although an  additional  fee may be charged for these  payment  methods.  Borrowers may also elect to pay one half of each monthly  payment  amount every other week,  in order to  accelerate  the amortization of their loans.

UNDERWRITING STANDARDS

        All of the mortgage  loans in the mortgage pool were  originated in  accordance  with the  underwriting criteria of  Residential  Funding  described  under "--The Program" in this term sheet  supplement.  Residential
Funding will review each mortgage loan for  compliance  with its  underwriting  standards  prior to purchase as described under "The Trusts - Underwriting Policies - Automated Underwriting" in the related base prospectus.

        The applicable  underwriting  standards  include a set of specific  criteria by which the  underwriting evaluation is made.  However,  the application of the underwriting  standards does not imply that each specific criterion  was  satisfied  individually.  Rather,  a  mortgage  loan will be  considered  to be  originated  in accordance with the  underwriting  standards  described above if, based on an overall  qualitative  evaluation, the loan is in substantial  compliance with the  underwriting  standards.  For example,  a mortgage loan may be considered to comply with the underwriting  standards  described above,  even if one or more specific  criteria included in the  underwriting  standards were not satisfied,  if other factors  positively  compensated for the criteria that were not satisfied.

ADDITIONAL INFORMATION

        Prior to the issuance of the offered certificates,  Residential Funding Corporation may remove mortgage loans from the mortgage  pool as a result of incomplete or defective  documentation,  or if it determines  that the mortgage loan does not satisfy  certain  characteristics.  Residential  Funding  Corporation may also add a limited number of other  mortgage loans to the mortgage pool prior to the issuance of the offered  certificates in substitution for removed loans.

        A current  report on Form 8-K will be available to purchasers of the offered  certificates  and will be filed by the issuing  entity,  in its own name,  together  with the pooling and servicing  agreement,  with the
Securities and Exchange Commission within fifteen days after the initial issuance of the offered certificates.

                                        DESCRIPTION OF THE CERTIFICATES

GENERAL

        The trust will issue  certificates  pursuant to the pooling and servicing  agreement.  The certificates consist of certain  publicly  offered  classes of certificates as reflected in any final term sheet for a class of certificates,  which are referred to collectively as the offered  certificates,  and one or more classes, if any,  of Class B,  Class SB,  Class R or Class P  Certificates  which are not  publicly  offered.  The  various classes  of Class A  Certificates  are  referred  to  collectively  as the Class A  Certificates  or the Senior
Certificates.  The  various  class  of  Class M  Certificates  are  referred  to  collectively  as the  Class M
Certificates.  Those classes of certificates  that have a pass-through  rate based on an index,  such as LIBOR, plus a related  pass-through  margin are  referred to  collectively  as  Adjustable  Rate  Certificates.  Those classes of  certificates  that have a  pass-through  rate based on LIBOR are  collectively  referred  to as the
LIBOR  Certificates.  See "Glossary" in the related base  prospectus for the meanings of capitalized  terms and acronyms not otherwise defined in this term sheet supplement.

        The certificates of any series will evidence the entire  beneficial  ownership  interest in the related trust.  For any series the related trust will consist of:

o       the mortgage loans;

o       the cash  deposited in respect of the mortgage  loans in the Custodial  Account and in the  Certificate
        Account and belonging to the trust;

o       property  acquired by foreclosure  of the mortgage  loans  transferred to that trust or deed in lieu of foreclosure;

o       any applicable primary insurance policies and standard hazard insurance policies;

o       a yield maintenance agreement, if applicable; and

o       all proceeds of any of the foregoing.

        The offered  certificates  identified in the final term sheet will be available only in book-entry form through  facilities  of The  Depository  Trust  Company,  or DTC, and are  collectively  referred to as the DTC registered certificates.

        The DTC  registered  certificates  of any  series  will  be  represented  by one or  more  certificates registered  in the name of Cede & Co., as the nominee of DTC. No  beneficial  owner will be entitled to receive a certificate of any class in fully registered form, or a definitive  certificate,  except as described in this term sheet  supplement  under  "--Book-Entry  Registration  of Certain  of the  Offered  Certificates--Definitive
Certificates."  Unless and until definitive  certificates are issued for the DTC registered  certificates under the limited circumstances described in this term sheet supplement:

o       all references to actions by certificateholders  with respect to the DTC registered  certificates shall refer to actions taken by DTC upon instructions from its participants; and

o       all  references in this term sheet  supplement to  distributions,  notices,  reports and  statements to certificateholders with respect to the DTC registered  certificates shall refer to distributions,  notices, reports and statements to DTC or Cede & Co., as the registered  holder of the DTC registered  certificates, for distribution to beneficial owners by DTC in accordance with DTC procedures.

GLOSSARY OF TERMS

        The  following  terms  are  given the  meanings  shown  below to help  describe  the cash  flows on the certificates for any series:

        ACCRUED CERTIFICATE  INTEREST-- With respect to any class of offered  certificates and any distribution date,  an amount  equal to interest  accrued  during the related  Interest  Accrual  Period on its  Certificate
Principal  Balance  immediately  prior to that  distribution  date at the  related  Pass-Through  Rate for that distribution  date, less (x) any Net Deferred Interest  allocated to such class of offered  certificates in the manner  described  in the  final  term  sheet  and  (y)  certain  interest  shortfalls,  including  Relief  Act
Shortfalls, on the mortgage loans described below.

Accrued Certificate  Interest on the offered  certificates will be reduced by any Prepayment Interest Shortfall on the  mortgage  loans  included  in the trust  established  for that  series to the extent not covered by the master servicer as described in this term sheet  supplement  under  "Description  of the  Certificates--Interest
Distributions."  Further,  Accrued Certificate Interest on a class of offered certificates will also be reduced by the interest  portions of Realized Losses allocated to that class of certificates  through  subordination as described in "--Allocation of Losses" below.

Prepayment  Interest Shortfalls and Relief Act Shortfalls will be allocated to the offered  certificates,  on a pro rata basis, on the basis of Accrued  Certificate  Interest payable on that  distribution  date absent those reductions.

        ADVANCE-- As to any mortgage loan and any distribution  date, an amount equal to the scheduled  payment of  principal  and interest on that  mortgage  loan due during the related Due Period which was not received as of the close of business on the business day preceding the related determination date.

        AGGREGATE  ADJUSTED STATED PRINCIPAL  BALANCE--With  respect to any distribution date, the excess of the aggregate  Stated  Principal  Balance of all  mortgage  loans  over the  Principal  Remittance  Amount for such distribution date.

        AVAILABLE DISTRIBUTION  AMOUNT--With respect to any distribution date and any series, an amount equal to the aggregate of:

o       the aggregate amount of scheduled  payments on the mortgage loans included in the trust established for that series due during the related  Due Period and  received on or prior to the related  determination date,  after  deduction of the related master  servicing  fees and any  subservicing  fees,  which are collectively referred to as the servicing fees;

o       all  unscheduled  payments on the mortgage  loans  included in the trust  established  for that series, including mortgagor prepayments,  Insurance Proceeds,  Liquidation Proceeds, Subsequent Recoveries and
         proceeds  from  repurchases  of and  substitutions  for these  mortgage  loans  occurring  during  the preceding  calendar  month  or, in the case of  mortgagor  prepayments  in full,  during  the  related
         Prepayment Period; and

o       all  Advances on the mortgage  loans  included in the trust  established  for that series made for that distribution date, in each case net of amounts  reimbursable  therefrom to the master servicer and any subservicer.

        In addition to the foregoing  amounts,  with respect to  unscheduled  collections on the mortgage loans included in the trust established for that series,  not including  mortgagor  prepayments,  the master servicer may elect to treat such amounts as included in the Available  Distribution  Amount for the distribution date in the  month of  receipt,  but is not  obligated  to do so. As  described  in this term  sheet  supplement  under
"--Principal  Distributions on the Senior  Certificates," any amount with respect to which such election is made shall be treated as having been  received on the last day of the preceding  calendar  month for the purposes of calculating the amount of principal and interest  distributions to any class of  certificates.  With respect to any distribution date, the determination date is the second business day prior to that distribution date.

        BASIS RISK  SHORTFALL--With  respect to any class of certificates and any distribution date on which the
Net WAC Cap Rate is used to determine the Pass-Through  Rate of that class of certificates,  an amount equal to the excess of (x) Accrued  Certificate  Interest for that class  calculated  at a rate equal to the  applicable index plus the related  Margin,  provided that this amount is no greater than Accrued  Certificate  Interest on that class at a rate  specified  in the final term sheet with respect to such class of  certificates,  over (y)
Accrued Certificate Interest for that class calculated using the Net WAC Cap Rate.

        BASIS  RISK  SHORTFALL  CARRY-FORWARD  AMOUNT--With  respect  to  any  Class  of  certificates  and  any distribution  date,  an amount  equal to the amount of the related  Basis Risk  Shortfall on that class on that distribution  date, plus any unpaid Basis Risk Shortfall from prior  distribution  dates, plus interest thereon to the extent not previously paid from Excess Cash Flow or, if applicable,  a yield maintenance  agreement,  at a rate equal to the  applicable  index plus the related  Margin;  provided  that this rate is no greater than a rate specified in the final term sheet with respect to such class of certificates.

        CAPITALIZATION  REIMBURSEMENT  AMOUNT--With  respect to any distribution date and any series, the amount of Advances or Servicing  Advances that were added to the outstanding  principal  balance of the mortgage loans included in the trust  established  for that series during the preceding  calendar  month and reimbursed to the master  servicer or  subservicer  on or prior to such  distribution  date for, plus the related  Capitalization
Reimbursement  Shortfall Amount remaining  unreimbursed from any prior  distribution date and reimbursed to the master servicer or subservicer on or prior to such distribution date for that series.

        CAPITALIZATION  REIMBURSEMENT  SHORTFALL AMOUNT-- With respect to any distribution date and any series, the amount,  if any, by which the amount of Advances or  Servicing  Advances  that were added to the  principal balance of the mortgage loans included in the trust  established for that series during the preceding  calendar month exceeds the amount of principal  payments on the mortgage loans in the related  mortgage pool included in the related Available Distribution Amount for that series or distribution date.

        CERTIFICATE  PRINCIPAL  BALANCE-- With  respect  to any class of offered  certificates  and any date of determination,  an amount equal to its initial certificate  principal balance,  reduced by the aggregate of (a)
all amounts  allocable to principal  previously  distributed with respect to that class of certificates and (b)
any reductions in its  Certificate  Principal  Balance in connection  with the allocation of Realized Losses in the manner described in this term sheet  supplement,  and increased by (c) the amount of Net Deferred  Interest allocated  to  such  class  of  certificates;  provided  that,  with  respect  to any  Distribution  Date,  the
Certificate  Principal Balances of the Class A Certificates and Class M Certificates,  beginning with the class of  certificates  with the highest  payment  priority,  to which a Realized Loss was  previously  allocated and remains  unreimbursed  will be  increased to the extent of Realized  Losses  previously  allocated  thereto and remaining  unreimbursed in each case pursuant to any of the  distributions  described in "--Excess Cash Flow and
Overcollateralization"  below,  but only to the extent of Subsequent  Recoveries  received  during the previous calendar month  remaining after giving effect to the  distributions  described in clause first of "--Excess Cash
Flow  and   Overcollateralization"   below.  The  initial  Certificate   Principal  Balance  of  the  Class  SB
Certificates  is equal to the excess,  if any, of (a) the initial  aggregate  Stated  Principal  Balance of the mortgage loans over (b) the initial aggregate Certificate Principal Balance of the offered certificates.

        CLASS A PRINCIPAL  DISTRIBUTION  AMOUNT--With respect to any distribution date (i) prior to the Stepdown
Date or on or after  the  Stepdown  Date if a  Trigger  Event is in  effect  for that  distribution  date,  the
Principal  Distribution  Amount for that  distribution  date or (ii) on or after the Stepdown Date if a Trigger
Event is not in effect for that distribution date, the lesser of:

(a)     the Principal Distribution Amount for that distribution date; and

(b)     the excess,  if any, of (A) the aggregate  Certificate  Principal  Balance of the Class A  Certificates
      immediately  prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable
      Subordination  Percentage and (2) the Aggregate  Adjusted Stated Principal  Balance and (y) the excess of the Aggregate Adjusted Stated Principal Balance, over the Overcollateralization Floor.

        CLASS M  PERCENTAGE --With  respect  to each class of the Class M  Certificates  for any series and any distribution  date, a percentage  equal to the  Certificate  Principal  Balance of the related class of Class M
Certificates  of that series  immediately  prior to that  distribution  date  divided by the  aggregate  Stated
Principal Balance of all of the mortgage loans  immediately  prior to that  distribution  date, but in no event will such percentage exceed 100%.

        CLASS M PRINCIPAL  DISTRIBUTION  AMOUNT--With respect to any distribution date and each class of Class M
Certificates  (i) prior to the Stepdown  Date or on or after the Stepdown  Date if a Trigger Event is in effect for that  distribution  date, the remaining  Principal  Distribution  Amount for that  distribution  date after distribution of the Class A Principal  Distribution  Amount and the Class M Principal  Distribution Amount with respect to any class of Class M Certificates  with a higher  payment  priority or (ii) on or after the Stepdown
Date if a Trigger Event is not in effect for that distribution date, the lesser of:

(a)     the remaining Principal  Distribution Amount for that distribution date after distribution of the Class
        A Principal  Distribution Amount and the Class M Principal Distribution Amount for any class of Class M
        Certificates with a higher payment priority; and

(b)     the excess,  if any, of (A) the sum of (1) the aggregate  Certificate  Principal Balance of the Class A
        Certificates  and any Class M Certificates  with a higher payment  priority  (after taking into account the payment of the Class A Principal  Distribution Amount and the Class M Principal Distribution Amount
        for such classes of Class M Certificates for that distribution date) and (2) the Certificate  Principal
        Balance of such class of Class M Certificates  immediately prior to that distribution date over (B) the lesser  of (x) the  product  of (1)  the  applicable  Subordination  Percentage  and (2) the  Aggregate
        Adjusted  Stated  Principal  Balance  and (y) the excess of the  Aggregate  Adjusted  Stated  Principal
        Balance, over the Overcollateralization Floor.

        CREDIT  SUPPORT  DEPLETION  DATE-- The  first  distribution  date on which  the  aggregate  Certificate
Principal Balance of the Class M Certificates has been reduced to zero.

        DEFERRED  INTEREST-- The amount of interest  which is deferred and added to the principal  balance of a mortgage loan due to the negative amortization feature as described in this term sheet supplement.

        DUE DATE--With respect to any distribution  date and any mortgage loan, the date during the related Due
Period on which scheduled payments are due.

        DUE PERIOD-- With respect to any distribution  date, the calendar month in which the distribution  date occurs.

        ELIGIBLE MASTER SERVICING  COMPENSATION--With  respect to any distribution  date, an amount equal to the lesser of (a) one-twelfth of 0.125% of the Stated Principal  Balance as of that  distribution  date and (b) the sum of the master  servicing fee payable to the master servicer in respect of its master  servicing  activities and  reinvestment  income received by the master servicer on amounts payable with respect to that  distribution date.

        EXCESS CASH FLOW--With  respect to any  distribution  date, an amount equal to the sum of (a) the excess of (i) the  Available  Distribution  Amount for that  distribution  date over (ii) the sum of (A) the  Interest
Distribution  Amount for that distribution  date and (B) the Principal  Remittance Amount for that distribution date to the extent applied to the payment of principal on the offered  certificates on that  distribution  date and (b) the Overcollateralization Reduction Amount, if any, for that distribution date.

        EXCESS  OVERCOLLATERALIZATION  AMOUNT--With respect to any distribution date, the excess, if any, of the
Overcollateralization  Amount on that  distribution  date over the  Required  Overcollateralization  Amount for that distribution date.

        EXPENSE  FEE  RATE--With  respect to any  mortgage  loan,  the rates at which the master  servicing  and subservicing fees are paid.

        FINAL  DISPOSITION-- With respect to a defaulted  mortgage loan, a Final  Disposition is deemed to have occurred upon a determination by the master servicer that it has received all Insurance  Proceeds,  Liquidation
Proceeds and other payments or cash recoveries  which the master servicer  reasonably and in good faith expects to be finally recoverable with respect to the mortgage loan.

        INTEREST ACCRUAL PERIOD-- With respect to any class of LIBOR  Certificates  and any distribution  date, the period  commencing on the prior  distribution  date (or, in the case of the first  distribution  date,  the closing date) and ending on the day  immediately  preceding  that  distribution  date,  and with respect to MTA
Certificates and any other Adjustable Rate  Certificates,  as specified in the final term sheet with respect to any such class of  certificates.  With respect to any other class of certificates  and any  distribution  date, the calendar month preceding the month in which the distribution  date occurs.  Notwithstanding  the foregoing, the  distributions of interest on any distribution  date for all classes of certificates  will reflect interest accrued,  and receipts for that interest  accrued,  on the mortgage loans for the preceding  calendar month, as may be reduced by any  Prepayment  Interest  Shortfall and other  shortfalls in  collections of interest to the extent described in this term sheet supplement.

        INTEREST DISTRIBUTION  AMOUNT--With respect to any distribution date and the offered  certificates,  the aggregate  amount of Accrued  Certificate  Interest  for that  distribution  date plus any Accrued  Certificate
Interest  remaining  unpaid  from  any  prior  distribution  date,   together  with  interest  thereon  at  the
Pass-Through Rate in effect for that distribution  date, in each case to the extent  distributed to the holders of the offered certificates as described under "--Interest Distributions."

        MTA CERTIFICATES-- Any class of Adjustable Rate  Certificates for which the pass-through  rate is based on the MTA index.

        MTA DETERMINATION  DATE-- For each Interest Accrual Period, the date on which MTA is determined for any class of Adjustable Rate Certificates for which the index is MTA.

        NET DEFERRED  INTEREST-- Except as described  in any final term sheet for a class of  certificates,  on any distribution  date, the excess,  if any, of the Deferred Interest that accrued on the mortgage loans during the related Due Period net of prepayments in full and partial  prepayments,  available to be distributed on the certificates on that distribution date.

        NET MORTGAGE  RATE--With  respect to any mortgage  loan, the mortgage rate thereon minus the Expense Fee
Rate.

        NET WAC CAP RATE--With respect to any distribution  date, the weighted average of the Net Mortgage Rates of the  mortgage  loans as of the end of the  calendar  month  immediately  preceding  the month in which  such distribution  date occurs,  weighted on the basis of the Stated Principal Balance of each mortgage loan, as may be adjusted, as described in the final term sheet with respect to a class of certificates.

        NOTIONAL  AMOUNT--As  of any date of  determination,  the  Notional  Amount  of any  class  of  Notional
Certificates  is equal to the  aggregate  Certificate  Principal  Balance (or portion  thereof) of the class or classes of  certificates  described  in the final term sheet  immediately  prior to that date.  Reference  to a
Notional  Amount is solely  for  convenience  in  specific  calculations  and does not  represent  the right to receive any distributions allocable to principal.

        NOTIONAL  CERTIFICATES -- Any class of  certificates  for which interest  accrues on a Notional  Amount based on the aggregate Certificate Principal Balance of the another class of certificates.

        OPTIONAL  TERMINATION DATE-- The distribution  date on which the aggregate Stated Principal  Balance of the mortgage loans then held by the trust fund is less than 10% of the aggregate  Stated  Principal  Balance of the mortgage  loans as of the Cut-off Date after  deducting  payments of principal  due during the month of the
Cut-off Date.

        OVERCOLLATERALIZATION  AMOUNT--With  respect to any  distribution  date, the excess,  if any, of (i) the excess of the Aggregate  Adjusted  Stated  Principal  Balance as of that  distribution  date over the principal portion of Realized  Losses  incurred on the  mortgage  loans for the  preceding  calendar  month over (ii) the aggregate  Certificate  Principal Balance of the certificates (other than the Class SB Certificates and Class R
Certificates)  as of such date,  after  taking  into  account  distributions  in respect of  principal  on that distribution date of the Principal  Remittance Amount and the Excess Cashflow  allocated to cover the principal portion of any Realized  Losses  incurred with respect to that  distribution  date as described  under "--Excess
Cash Flow and Overcollateralization" below.

        OVERCOLLATERALIZATION  INCREASE  AMOUNT--With  respect to any distribution  date, an amount equal to the lesser of (i) the Excess Cash Flow  available  for  payment of the  Overcollateralization  Increase  Amount for that  distribution  date as described  under "--Excess Cash Flow and  Overcollateralization"  below, if any, and
(ii) the excess, if any, of (x) the Required  Overcollateralization  Amount for that distribution date over (y)
the Overcollateralization Amount for that distribution date.

        OVERCOLLATERALIZATION FLOOR-- As set forth in the final term sheet for a class of certificates.

        OVERCOLLATERALIZATION  REDUCTION  AMOUNT--With  respect  to any  distribution  date for which the Excess
Overcollateralization  Amount  is  greater  than  zero,  an  amount  equal  to the  lesser  of (i)  the  Excess
Overcollateralization  Amount for that  distribution  date and (ii) the  Principal  Remittance  Amount for that distribution date.

        PASS-THROUGH  MARGIN-- The fixed  percentage  for any class of  certificates,  which  when added to the related index, determines the pass-through rate for such class of certificates.

        PRINCIPAL  DISTRIBUTION  AMOUNT--With  respect to any distribution date, the lesser of (a) the excess of
(i) the  Available  Distribution  Amount  over (ii) the  Interest  Distribution  Amount  and (b) the sum of the
following:

               (i)    the principal  portion of all scheduled  monthly  payments on the mortgage loans received or advanced with respect to the related due period;

               (ii)   the principal  portion of all proceeds of the  repurchase of mortgage  loans,  or, in the case of a substitution,  amounts  representing a principal  adjustment,  as required by the pooling and servicing agreement during the preceding calendar month;

               (iii)  the  principal  portion of all other  unscheduled  collections  received on the  mortgage loans  during the  preceding  calendar  month  other than  Subsequent  Recoveries,  including,  without limitation,  Insurance  Proceeds,  Liquidation  Proceeds  and,  except to the extent  applied to offset
        Deferred Interest,  full and partial Principal  Prepayments made by the respective  mortgagors,  to the extent not distributed in the preceding month or, in the case of Principal  Prepayments in full, during the related Prepayment Period;

               (iv)   the lesser of (a) the Excess Cash Flow for that  distribution  date and (b) the principal portion of any Realized Losses incurred,  or deemed to have been incurred, on any mortgage loans in the calendar  month  preceding  that  distribution  date to the extent covered by Excess Cash Flow for that distribution date as described under "--Excess Cash Flow and Overcollateralization" below;

               (v)    the  lesser of (a) the Excess  Cash Flow for that  distribution  date,  to the extent not used pursuant to clause (iv) above on such  distribution  date,  and (b) the  principal  portion of any
        Realized  Losses  allocated  to any class of  offered  certificates  on a prior  distribution  date and remaining  unpaid,  to the extent  covered  by  Subsequent  Recoveries  for that  distribution  date as described under "--Excess Cash Flow and Overcollateralization" below; and

               (vi)   the  lesser of (a) the Excess  Cash Flow for that  distribution  date,  to the extent not used  pursuant  to  clauses  (iv) and (v) above on such  distribution  date,  and (b) the amount of any
        Overcollateralization Increase Amount for that distribution date;

               minus

               (vii)  the amount of any Overcollateralization Reduction Amount for that distribution date; and

               (viii) any related Capitalization Reimbursement Amount.

        In no event  will the  Principal  Distribution  Amount  on any  distribution  date be less than zero or greater than the aggregate outstanding Certificate Principal Balance of the offered certificates.

        PRINCIPAL REMITTANCE  AMOUNT--With respect to any distribution date, the sum of the amounts described in clauses (b)(i),  (b)(ii) and (b)(iii) of the definition of Principal  Distribution Amount for that distribution date.

        RECORD DATE-- With  respect to any  distribution  date,  the last day of the related  Interest  Accrual
Period.

        REQUIRED  OVERCOLLATERALIZATION  AMOUNT-- As  set  forth  in  the  final  term  sheet  for a  class  of certificates;  provided  that the  Required  Overcollateralization  Amount  may be  reduced  so long as written confirmation  is obtained from each rating agency that the  reduction  will not reduce the ratings  assigned to the Class A Certificates  and Class M  Certificates  by that rating agency below the lower of the  then-current ratings or the ratings assigned to those certificates as of the closing date by that rating agency.

        SENIOR  ENHANCEMENT  PERCENTAGE--With  respect to any  distribution  date,  the  percentage  obtained by dividing (x) the sum of (i) the aggregate  Certificate  Principal Balance of the Class M Certificates and Class
B Certificates,  if any, and (ii) the  Overcollateralization  Amount, in each case prior to the distribution of the Principal  Distribution  Amount on such distribution  date, by (y) the Aggregate  Adjusted Stated Principal
Balance on that distribution date.

        SEQUENTIAL  TRIGGER EVENT - To the extent provided in any final term sheet for a class of certificates, a  Sequential  Trigger  Event is in effect  with  respect to any  distribution  date if,  prior to a  specified distribution  date,  the  aggregate  amount of Realized  Losses on the mortgage  loans as a  percentage  of the initial  aggregate Stated Principal  Balance as of the cut-off date exceeds the applicable  amount as set forth in such final term sheet, or if, after the specified distribution date, a Trigger Event is in effect.

        SIXTY-PLUS DELINQUENCY  PERCENTAGE--With respect to any distribution date on or after the Stepdown Date, the arithmetic  average,  for each of the three  distribution  dates ending with such distribution date, of the fraction,  expressed as a  percentage,  equal to (x) the  aggregate  Stated  Principal  Balance of the mortgage loans that are 60 or more days  delinquent  in payment of principal  and interest for that  distribution  date, including  mortgage loans in foreclosure and REO, over (y) the Aggregate  Adjusted Stated Principal Balance for
the immediately preceding distribution date.

        STATED PRINCIPAL  BALANCE--With respect to any mortgage loan and as of any  distribution  date, (a) the sum of (i) the  principal  balance  thereof as of the cut-off  date after  payment of all  scheduled  principal payments due during the month of the cut-off date, (ii) any amount by which the outstanding  principal  balance thereof has been increased  pursuant to a servicing  modification and (iii) any amount by which the outstanding principal  balance  thereof  has been  increased  for  Deferred  Interest  pursuant to the terms of the related mortgage  note on or prior to the  distribution  date,  minus (b) the sum of (i) the aggregate of the principal portion of the  scheduled  monthly  payments  due with  respect to that  mortgage  loan  during each due period commencing  on the first due  period  after the  cut-off  date and ending  with the due  period  related to the previous  distribution  date which  were  received  or with  respect  to which an  advance  was made,  (ii) all principal  prepayments with respect to such mortgage loan and all Liquidation  Proceeds and Insurance Proceeds, to the extent applied by the master  servicer as recoveries of principal,  in each case which were  distributed on any previous  distribution  date,  and (iii) any Realized  Loss  allocated to the trust with respect to that mortgage loan for any previous distribution date.

        STEPDOWN  DATE--The  earlier to occur of (a) the  distribution  date on which the aggregate  Certificate
Principal  Balance of the Class A Certificates has been reduced to zero and (b) the distribution  date which is the  later  to  occur  of (i) the  distribution  date as set  forth  in the  final  term  sheet  for a class of certificates and (ii) the first  distribution  date on which the Senior  Enhancement  Percentage is equal to or greater than percentage set forth in such final term sheet.

        SUBORDINATION   PERCENTAGE--With  respect  to  each  class  of  offered  certificates,   the  respective
approximate percentage set forth in the final term sheet for a class of certificates.

        SUBSEQUENT  RECOVERIES--Subsequent  recoveries,  net of reimbursable expenses,  with respect to mortgage loans that have been previously liquidated and that resulted in a Realized Loss.

        TRIGGER  EVENT--A  Trigger  Event is in effect  with  respect to any  distribution  date on or after the
Stepdown  Date if either (a) the  Sixty-Plus  Delinquency  Percentage  for that  distribution  date exceeds the percentage  of the  Senior  Enhancement  Percentage  as set  forth  in the  final  term  sheet  for a class  of certificates  for that  distribution  date or (b) the aggregate amount of Realized Losses on the mortgage loans as a percentage  of the initial  aggregate  Stated  Principal  Balance of the mortgage  loans as of the cut-off date exceeds the applicable amount set forth in the final term sheet for a class of certificates.

INTEREST DISTRIBUTIONS

        Except as  provided in any final term sheet for a class of  certificates,  on each  distribution  date, holders of the Class A  Certificates  will be entitled to receive  interest  distributions  from the  Available
Distribution  Amount, on a pro rata basis, in an amount equal to the Accrued  Certificate  Interest thereon for that distribution  date plus any Accrued  Certificate  Interest,  together with interest thereon at the related
Pass-Through Rate, remaining unpaid from any prior distribution date.

        Except as  provided in any final term sheet for a class of  certificates,  on each  distribution  date, holders of each class of the Class M  Certificates  will be entitled to receive  interest  distributions  in an amount  equal to the  Accrued  Certificate  Interest  on such  class,  plus any  Accrued  Certificate  Interest remaining unpaid from any prior distribution date,  together with interest thereon at the related  Pass-Through
Rate, to the extent of the Available  Distribution  Amount  remaining  after  distributions  of interest to the
Class A Certificates and  distributions of interest to any class of Class M Certificates  with a higher payment priority.

        With  respect to any  distribution  date,  any  Prepayment  Interest  Shortfalls  during the  preceding calendar  month  will be offset by the  master  servicer,  but only to the  extent  these  Prepayment  Interest
Shortfalls do not exceed Eligible Master  Servicing  Compensation.  On any distribution  date,  Eligible Master
Servicing Compensation will be applied to cover Prepayment Interest Shortfalls.

        Prepayment  Interest Shortfalls relating to the mortgage loans which are not covered as described above and Relief Act Shortfalls  relating to the mortgage loans will be allocated to the offered  certificates,  on a pro rata  basis,  based upon the  amount of  Accrued  Certificate  Interest  that  would have  accrued on these certificates absent these shortfalls, in each case in reduction of Accrued Certificate Interest thereon.

        The ratings  assigned to the offered  certificates  do not address the likelihood of the receipt of any amounts in respect of any  Prepayment  Interest  Shortfalls,  Basis  Risk  Shortfall  Carry-Forward  Amounts or
Relief Act Shortfalls. See "--Excess Cash Flow and Overcollateralization" below.

DETERMINATION OF LIBOR

        LIBOR for any class of LIBOR  Certificates  and any  Interest  Accrual  Period  will be  determined  as described in the three succeeding paragraphs.

        LIBOR shall be established by the trustee for each Interest  Accrual Period.  LIBOR will equal the rate for United  States  dollar  deposits  for one month  which  appears  on the  Telerate  Screen  Page 3750 of the
Moneyline  Telerate  Capital  Markets  Report as of 11:00 A.M.,  London time, on the second LIBOR  business day prior to the first day of that Interest  Accrual  Period,  or the LIBOR rate adjustment  date.  Telerate Screen
Page 3750 means the display  designated  as page 3750 on the Telerate  Service or any other page as may replace page 3750 on that service for the purpose of  displaying  London  interbank  offered  rates of major banks.  If the rate does not appear on that page or any other page as may  replace  that page on that  service,  or if the service is no longer offered,  any other service for displaying  LIBOR or comparable rates that may be selected by the trustee after consultation with the master servicer, the rate will be the reference bank rate.

        The reference bank rate will be determined on the basis of the rates at which deposits in U.S.  Dollars are offered by the reference  banks,  which shall be three major banks that are engaged in  transactions in the
London interbank market,  selected by the trustee after  consultation  with the master servicer.  The reference bank rate will be  determined as of 11:00 A.M.,  London time,  on the day that is one LIBOR  business day prior to the immediately  preceding  distribution  date to prime banks in the London interbank market for a period of one  month  in  amounts  approximately  equal to the  aggregate  Certificate  Principal  Balance  of the  LIBOR
Certificates  then  outstanding.  The trustee will request the principal London office of each of the reference banks to  provide a  quotation  of its rate.  If at least two  quotations  are  provided,  the rate will be the arithmetic  mean of the  quotations.  If on that date fewer than two quotations are provided as requested,  the rate will be the arithmetic  mean of the rates quoted by one or more major banks in New York City,  selected by the trustee after  consultation  with the master  servicer,  as of 11:00 A.M., New York City time, on that date for loans in U.S.  Dollars to leading European banks for a period of one month in amounts  approximately  equal to the aggregate  Certificate  Principal Balance of the LIBOR  Certificates then outstanding.  If no quotations can be  obtained,  the rate will be LIBOR for the prior  distribution  date;  provided  however,  if, under the priorities listed  previously in this paragraph,  LIBOR for a distribution date would be based on LIBOR for the previous  distribution date for the third consecutive  distribution date, the trustee shall, after consultation with the master servicer,  select an alternative  comparable index over which the trustee has no control,  used for  determining  one-month  Eurodollar  lending  rates that is  calculated  and  published or  otherwise  made available by an  independent  party.  LIBOR business day means any day other than (i) a Saturday or a Sunday or
(ii) a day on which banking  institutions  in the city of London,  England are required or authorized by law to be closed.

        The  establishment  of LIBOR by the trustee and the master  servicer's  subsequent  calculation  of the pass-through  rates  applicable to the LIBOR  Certificates  for the relevant  Interest  Accrual Period,  in the absence of manifest error, will be final and binding.

DETERMINATION OF MTA

        MTA for any Interest Accrual Period will be determined as described below.

        MTA shall be  established  by the trustee for each  Interest  Accrual  Period.  MTA is a per annum rate equal to the  twelve-month  moving average  monthly yield on United States  Treasury  securities  adjusted to a constant  maturity of one year as published by the Federal Reserve Board in statistical  Release No. H.15(519), or the Release,  determined  by averaging the monthly  yield for the most recent  twelve  months.  The MTA used for each  Interest  Accrual  Period  will be the  most  recent  MTA  figure  available  as of the  related  MTA
Determination Date.  If MTA is no longer available, the new index for the MTA Certificates will be LIBOR.

        The  establishment  of MTA by the  trustee  and the master  servicer's  subsequent  calculation  of the pass-through  rates  applicable  to the MTA  Certificates  for the relevant  Interest  Accrual  Period,  in the absence of manifest error, will be final and binding.

PREPAYMENT CHARGES

        To the extent set forth in a final term sheet for a class of certificates,  a class of certificates for any series may be entitled to receive on each  distribution  date any prepayment  charges payable in connection with  certain  principal  prepayments  on the  mortgage  loans,  unless such  prepayment  charges are waived as further described below and are not otherwise required to be paid by the master servicer.

        The amount available for distribution to the holders of a class of  certificates,  if any,  entitled to the prepayment  charges on any distribution  date in respect of prepayment  charges is determined by the amount of prepayment  charges paid by the mortgagors or the master servicer in connection  with principal  prepayments on the mortgage loans during the prepayment period applicable for such distribution date.

        Generally,  each  prepayment  charge is only  applicable to certain  prepayments on a mortgage loan and only remains  applicable  with  respect to such  mortgage  loan for the limited  time periods  specified in the terms of such prepayment  charge.  In addition,  some state laws restrict the imposition of prepayment  charges even when the mortgage  loans  expressly  provide for the  collection  of those  charges.  It is possible  that prepayment  charges and late fees may not be collected  even on mortgage  loans that provide for the payment of these  charges.  In  that  event,  these  amounts  will  not  be  available  for  distribution  on a  class  of
certificates   entitled  to  prepayment   charges.   See  "Certain   Legal   Aspects  of  Mortgage   Loans  and
Contracts--Default Interest and Limitations on Prepayments"  in the related base prospectus.

        Pursuant to the pooling and servicing  agreement,  if a class of certificates is entitled to prepayment charges,  the master  servicer is not permitted to waive (or permit a servicer to waive) any prepayment  charge unless:  (i) the  enforceability  thereof  shall  have been  limited  by  bankruptcy,  insolvency,  moratorium, receivership and other similar laws relating to creditors'  rights generally,  (ii) the enforcement  thereof is illegal,  or any local,  state or federal  agency  has  threatened  legal  action if the  prepayment  charge is enforced,  (iii) the  collectability  thereof shall have been limited due to  acceleration in connection with a foreclosure  or other  involuntary  payment or (iv) such waiver is standard and customary in servicing  similar mortgage  loans and  relates to a default or a  reasonably  foreseeable  default and would,  in the  reasonable judgment of the master  servicer,  maximize  recovery of total  proceeds  taking into account the value of such prepayment  charge and the related  mortgage loan.  The master  servicer is not permitted to waive a prepayment charge in  connection  with a  refinancing  of a mortgage loan that is not related to a default or a reasonably foreseeable  default.  A prepayment  charge may only be waived by the master servicer pursuant to the standards described above.

        Investors  should  note that in certain  instances,  the  amount of a  prepayment  charge  might not be charged to the  mortgagor.  If the master  servicer is not allowed or required to waive (or permit the servicer to waive) the prepayment  charge,  the amount is required to be remitted by the master servicer;  otherwise the master  servicer will not have any  obligation to make any payments from its own funds in respect of prepayment charges.  See "Risk Factors -  Certificates  entitled to prepayment  charges" and "Certain Yield and Prepayment
Considerations" herein."

PRINCIPAL DISTRIBUTIONS

        Except as  provided in any final term sheet for a class of  certificates,  holders of each class of the
Class A  Certificates  will be entitled to receive on each  distribution  date, to the extent of the portion of the Available  Distribution  Amount remaining after the Interest  Distribution Amount is distributed and in the manner set forth below,  a  distribution  allocable to  principal  equal to the Class A Principal  Distribution
Amount.  Except  as  provided  in any  final  term  sheet for a class of  certificates,  the Class A  Principal
Distribution  Amount will be distributed  to each class of the Class A  Certificates,  on a pro rata basis,  in accordance with their respective  Certificate  Principal Balances,  until the aggregate  Certificate  Principal
Balance of each  class of the Class A  Certificates  has been  reduced to zero;  provided,  however,  that if a
Sequential  Trigger  Event  is in  effect,  the  Class A  Principal  Distribution  Amount  will be  distributed sequentially to each class of Class A  Certificates,  in order of their  numerical  designations,  in each case until the certificate principal balance of such class has been reduced to zero.

        Except as  provided in any final term sheet for a class of  certificates,  holders of each class of the
Class M  Certificates  will be entitled to receive on each  distribution  date, to the extent of the portion of the Available  Distribution  Amount remaining after the sum of the Interest  Distribution  Amount,  the Class A
Principal  Distribution  Amount  and the  Class M  Principal  Distribution  Amount  for any  class  of  Class M
Certificates  with a lower numerical  class  designation  has been  distributed,  the related Class M Principal
Distribution  Amount, in reduction of the Certificate  Principal  Balance of that class,  until the Certificate
Principal Balance of that class has been reduced to zero.

EXCESS CASH FLOW AND OVERCOLLATERALIZATION

        Except as provided  in any final term sheet for a class of  certificates,  the  pooling  and  servicing agreement  will  require  that,  on each  distribution  date,  the Excess Cash Flow,  if any, be applied on any distribution date as follows:

o       first,  as part of the  Principal  Distribution  Amount,  the  principal  portion  of  Realized  Losses previously allocated to reduce the Certificate  Principal Balance of any class of Class A, Class
               M or Class B  Certificates,  if any,  and  remaining  unreimbursed,  but only to the  extent  of
               Subsequent Recoveries for that distribution date;

o       second, as part of the related Principal  Distribution Amount, the principal portion of Realized Losses incurred on the mortgage loans for the preceding calendar month;

o       third,  to pay to the  holders  of the  Class  A,  Class  M and  Class  B  Certificates,  if  any,  the
               Overcollateralization Increase Amount as part of the Principal Distribution Amount;

o       fourth, to pay the holders of the Class A, Class M and Class B Certificates,  if any, the amount of any
               Prepayment  Interest  Shortfalls  allocated  thereto for that  distribution  date, on a pro rata basis based on Prepayment  Interest  Shortfalls  allocated  thereto to the extent not covered by
               Eligible Master Servicing Compensation;

o       fifth, to pay to the holders of the Class A, Class M and Class B Certificates,  if any, pro rata, based on unpaid Prepayment Interest Shortfalls  previously  allocated thereto, any Prepayment Interest
               Shortfalls remaining unpaid from prior distribution dates together with interest thereon;

o       sixth,  after  taking into  accounts,  if  applicable,  amounts  received  under any yield  maintenance agreement on that  distribution  date,  to pay to the holders of the Class A  Certificates,  pro rata,  and then to the  Class M  Certificates  and  Class B  Certificates,  if any,  in order of priority, the Basis Risk Shortfall Carry-Forward Amount for the related class;

o       seventh,  to pay the holders of the Class A, Class M and Class B  Certificates,  if any,  the amount of any Relief Act  Shortfalls  allocated  thereto for that  distribution  date, on a pro rata basis based on the Relief Act Shortfalls allocated thereto on that distribution date;

o       eighth, to pay the holder of the Class A Certificates,  pro rata, and then the Class M Certificates and
               Class B  Certificates,  if any, in order of  priority,  the  principal  portion of any  Realized
               Losses previously allocated thereto that remain unreimbursed;

o       ninth,  to pay to the  holders  of the Class SB  Certificates  and  Class R  Certificates  any  balance remaining, in accordance with the terms of the pooling and servicing agreement.

        On any  distribution  date, any amounts  payable  pursuant to clauses first,  second and third above as part of the  Principal  Distribution  Amount shall be paid as described in  "--Principal  Distributions"  above.
Any  amounts  payable  pursuant to clause  eighth  above  shall not accrue  interest or reduce the  Certificate
Principal Balance of the Class A, Class M and Class B Certificates, if any.

        In addition,  notwithstanding  the foregoing,  on any distribution  date after the distribution date on which the  Certificate  Principal  Balance of a class of offered  certificates  has been reduced to zero,  that class of offered  certificates  will be retired  and will no longer be  entitled  to  distributions,  including distributions in respect of Prepayment Interest Shortfalls and Basis Risk Shortfalls.

        Except as provided  in any final term sheet for a class of  certificates,  the  pooling  and  servicing agreement  will  require  that the Excess Cash Flow,  to the extent  available  as  described  above and to the extent necessary,  will be applied as an accelerated payment of principal on the offered  certificates,  to the extent that the  Required  Overcollateralization  Amount  exceeds the  Overcollateralization  Amount as of that distribution  date.  The  application  of Excess  Cash Flow to the payment of  principal  on a class of offered certificates  has the effect of accelerating the  amortization of that class of offered  certificates  relative to the amortization of the mortgage loans.

ALLOCATION OF LOSSES

        Except as otherwise provided in any final term sheet for a class of certificates,  Realized Losses with respect to the mortgage loans will be allocated or covered as follows:

o       first, to the Excess Cash Flow for the related distribution date;

o       second, by the reduction of the Overcollateralization Amount until reduced to zero;

o       third,  to each class of the Class B  Certificates,  if any,  sequentially,  in inverse  order of their numerical designation, until the Certificate Principal Balance thereof has been reduced to zero;

o       fourth,  to each class of the Class M Certificates,  sequentially,  in inverse order of their numerical designation, until the Certificate Principal Balance thereof has been reduced to zero;

o       fifth, to the Class A Certificates,  until the Certificate  Principal  Balance thereof has been reduced to zero;

        With respect to any  defaulted  mortgage loan that is finally  liquidated,  through  foreclosure  sale, disposition of the related mortgaged property if acquired on behalf of the  certificateholders  by deed in lieu of  foreclosure,  or  otherwise,  the amount of loss  realized,  if any,  will equal the  portion of the Stated
Principal Balance remaining,  if any, plus interest thereon through the date of liquidation,  after application of all amounts  recovered,  net of amounts  reimbursable to the master servicer or the subservicer for Advances and expenses,  including  attorneys'  fees,  towards  interest and principal owing on the mortgage loan.  These losses are referred to in this term sheet supplement as Realized Losses.

        The  principal  portion of any Realized  Loss,  other than a Debt Service  Reduction,  allocated to any class of offered  certificates  will be  allocated in reduction of its  Certificate  Principal  Balance,  until reduced to zero. The interest portion of any Realized Loss, other than a Debt Service  Reduction,  allocated to any class of offered  certificates will be allocated in reduction of its Accrued  Certificate  Interest for the related  distribution  date.  In addition,  any  allocation  of a Realized Loss may be made by operation of the payment priority for the certificates set forth in this term sheet supplement.

        In order to maximize the likelihood of  distribution in full of amounts of interest and principal to be distributed to holders of the Class A Certificates,  on each  distribution  date,  holders of each class of the
Class A Certificates  have a right to distributions of each of the Interest  Distribution  Amount and Principal
Distribution  Amount  that is prior to the  rights  of the  holders  of the  Class M  Certificates  and Class B
Certificates,  if any. In addition,  overcollateralization  and the  application  of Excess Cash Flow will also increase  the  likelihood  of  distribution  in full of  amounts  of  interest  and  principal  to the  Class A
Certificates and Class M Certificates.

        The priority of payments among the Class M  Certificates,  as described in this term sheet  supplement, also has the effect during certain  periods,  in the absence of losses,  of decreasing the percentage  interest in the  trust  evidenced  by any  class  of  Class M  Certificates  with a  higher  payment  priority,  thereby increasing,  relative to its Certificate  Principal  Balance,  the subordination  afforded to such class of the
Class M  Certificates  by  overcollateralization  and any class of related  Class M  Certificates  with a lower payment priority and the Class B Certificates, if any.

        In  addition,  in  instances  in which a  mortgage  loan is in  default  or if  default  is  reasonably foreseeable,  and if  determined by the master  servicer to be in the best interest of the  certificateholders, the master  servicer  or  subservicer  may permit  servicing  modifications  of the  mortgage  loan rather than proceeding with foreclosure,  as described under "Description of the  Certificates--Servicing and Administration
of Mortgage  Collateral" in the related base prospectus.  However,  the master servicer's and the subservicer's ability to perform servicing  modifications  will be subject to some limitations,  including but not limited to the  following.  Advances and other  amounts may be added to the  outstanding  principal  balance of a mortgage loan  only once  during  the life of a  mortgage  loan.  Any  amounts  added to the  principal  balance  of the mortgage loan, or capitalized  amounts added to the mortgage loan,  will be required to be fully amortized over the term of the mortgage  loan.  All  capitalizations  are to be  implemented  in accordance  with  Residential
Funding's  program  guide and may be  implemented  only by  subservicers  that have been approved by the master servicer for that purpose.  The final maturity of any mortgage loan included in the trust  established  for any series  shall not be  extended  beyond the  assumed  final  distribution  date for that  series.  No  servicing modification  with  respect to a mortgage  loan will have the effect of reducing  the  mortgage  rate below the lesser of (i) one-half of the mortgage  rate as in effect on the  applicable  cut-off date and (ii) the Expense
Fee Rate.  Further,  the  aggregate  current  principal  balance of all  mortgage  loans  included in the trust established  for any series  subject to  modifications  can be no more than five percent (5%) of the  aggregate principal  balance of those mortgage loans as of the cut-off date for that series,  but this limit may increase from time to time with the consent of the rating agencies rating that series of certificates.

ADVANCES

        Prior to each  distribution  date,  the master  servicer is required to make Advances of payments which were due on the  mortgage  loans on the Due Date in the related Due Period and not received on the business day next preceding the related determination date.

        These Advances are required to be made on mortgage loans included the trust  established for any series only to the extent they are deemed by the master  servicer to be  recoverable  from related  late  collections,
Insurance  Proceeds  or  Liquidation  Proceeds.  Recoverability  is  determined  in  the  context  of  existing outstanding  arrearages,  the current  loan-to-value  ratio and an  assessment  of the fair market value of the related  mortgaged  property.  The purpose of making  these  Advances is to maintain a regular cash flow to the certificateholders,  rather  than to  guarantee  or insure  against  losses.  The master  servicer  will not be required  to make any  Advances  with  respect to  reductions  in the  amount of the  monthly  payments  on the mortgage loans due to Debt Service  Reductions or the  application of the Relief Act or similar  legislation or regulations.  Any  failure  by the  master  servicer  to make an  Advance as  required  under the  pooling  and servicing agreement for any series will constitute an event of default  thereunder,  in which case the trustee, as successor  master  servicer,  will be obligated to make any  Advance,  in  accordance  with the terms of the pooling and servicing agreement for that series.

        All Advances on mortgage loans included in the trust  established  for any series will be  reimbursable to the master  servicer on a first priority basis from late  collections,  Insurance  Proceeds and  Liquidation
Proceeds  from the mortgage  loan as to which the  unreimbursed  Advance was made.  In  addition,  any Advances previously made which are deemed by the master  servicer to be  nonrecoverable  from related late  collections,
Insurance  Proceeds and  Liquidation  Proceeds may be reimbursed to the master servicer out of any funds in the
Custodial Account prior to distributions on the offered certificates.

        The pooling and  servicing  agreement  for any series will provide  that the master  servicer may enter into a facility with any person which  provides  that such person,  or the  advancing  person,  may directly or indirectly  fund Advances  and/or  Servicing  Advances on the mortgage loans included in the trust  established for that series,  although no such facility will reduce or otherwise  affect the master  servicer's  obligation
to  fund  these  Advances   and/or   Servicing   Advances.   No  facility  will  require  the  consent  of  any
certificateholders  or the trustee.  Any Advances and/or  Servicing  Advances made by an advancing person would be reimbursed to the advancing person under the same provisions  pursuant to which  reimbursement would be made to the master servicer if those advances were funded by the master  servicer,  but on a priority basis in favor of the advancing person as opposed to the master servicer or any successor  master servicer,  and without being subject to any right of offset  that the trustee or the trust  might have  against  the master  servicer or any successor master servicer.

                                  CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

        The yield to maturity on each class of offered  certificates  of any series will be primarily  affected by the following factors:

o       the rate and timing of principal  payments on the mortgage loans included in the trust  established for that  series,  including  prepayments,  defaults  and  liquidations,  and  repurchases  due to  breaches of representations or warranties;

o       the allocation of principal payments among the various classes of offered certificates of that series;

o       realized  losses and interest  shortfalls on the mortgage loans included in the trust  established  for that series;

o       the  pass-through  rate on the offered  certificates,  and  fluctuations  in any index for the mortgage loans or the offered certificates of that series;

o       to the extent provided in any final term sheet for a class of  certificates,  with respect to any class of certificates  intended to be the beneficiary of a yield  maintenance  agreement,  payment,  if any, made pursuant to such yield maintenance agreement;

o       allocations of Net Deferred Interest among the various classes of offered certificates; and

o       the purchase price paid for the offered certificates of that series.

        For  additional  considerations  relating  to  the  yields  on the  offered  certificates,  see  "Yield
Considerations" and "Maturity and Prepayment Considerations" in the related base prospectus.

PREPAYMENT CONSIDERATIONS

        The  yields  to  maturity  and the  aggregate  amount of  distributions  on each  class of the  offered certificates  of any series  will be  affected by the rate and timing of  principal  payments  on the  mortgage loans included in the trust  established for that series.  The yields may be adversely  affected by a higher or lower than  anticipated  rate of principal  payments on the mortgage  loans in the trust  established  for that series.  The rate of  principal  payments on the  mortgage  loans will in turn be affected by the  amortization schedules  of the  mortgage  loans,  including  any  initial  interest  only  periods,  the rate and  timing of mortgagor  prepayments  on the mortgage  loans,  liquidations  of  defaulted  mortgage  loans and  purchases of mortgage loans due to breaches of some  representations  and  warranties.  The timing of changes in the rate of prepayments,  liquidations  and  purchases  of the mortgage  loans  included in the trust  established  for any series may  significantly  affect the yield to an investor in that series of certificates,  even if the average rate of principal  payments  experienced over time is consistent with an investor's  expectation.  In addition, the rate of prepayments of the mortgage loans included in the trust  established  for any series and the yields to investors on the  certificates  of that series may be affected by  refinancing  programs,  which may include general or targeted solicitations,  as described under "Maturity and Prepayment  Considerations" in the related base  prospectus.  Since the rate and timing of principal  payments on the mortgage loans will depend on future events and on a variety  of  factors,  as  described  in this term sheet  supplement  and in the  related  base prospectus  under "Yield  Considerations"  and "Maturity and  Prepayment  Considerations",  no assurance can be given as to the rate or the timing of principal payments on the offered certificates of any series.

        The mortgage loans may be prepaid by the mortgagors at any time; provided,  however,  that the mortgage loans  may  impose a  prepayment  charge  for  partial  prepayments  and  full  prepayments,  which  may have a substantial  effect on the rate of  prepayment  of those  mortgage  loans.  See  "Description  of the  Mortgage
Pool--General"  in this term  sheet  supplement.  Unless  otherwise  specified  in the  final  term  sheet,  the prepayment charges will not be available for distribution on the offered certificates.

        To the extent set forth in any final term sheet for a class of  certificates,  all  prepayment  charges collected  with respect to the mortgage loans will be paid to the holders of a class of  certificates,  if any, entitled to prepayment  charges.  In any event,  prepayment  charges will not be available for  distribution on any other  offered  certificates.  The  amount  available  for  distribution  to the  holders of the a class of certificates  entitled to  prepayment  charges on any  distribution  date in respect of  prepayment  charges is determined by the amount of prepayment  charges  collected  from the  mortgagors in connection  with  principal prepayments  on the  mortgage  loans  during  the  prepayment  period  applicable  to such  distribution  date.
Generally,  each  prepayment  charge is only  applicable  to certain  prepayments  on a mortgage  loan and only remains  applicable  with respect to such mortgage loan for the limited time periods  specified in the terms of such mortgage  loan. In addition,  under certain  instances,  the master  servicer may waive the payment of the prepayment  charges.  The yield to maturity on a class of  certificates  entitled to  prepayment  charges  will depend on the rate and timing of receipt of prepayment  charges on the mortgage  loans,  which are difficult to predict and which may fluctuate  significantly  over time.  Investors  should conduct their own analysis of the effect,  if any, that the rate and timing of payment of  prepayment  charges may have on the  performance  of a class of  certificates  entitled  to those  charges.  Further,  some  state laws  restrict  the  imposition  of prepayment  charges even when the mortgage loans expressly  provide for the collection of those charges.  It is possible that  prepayment  charges and late fees may not be collected  even on mortgage  loans that provide for the payment of these  charges.  In that event,  these  amounts will not be available  for  distribution  on the class of  certificates  entitled to  prepayment  charges.  See  "Certain  Legal  Aspects of Mortgage  Loans and
Contracts--Default Interest and Limitations on Prepayments"  in the related base prospectus.

        Prepayments,  liquidations  and purchases of the mortgage loans included in the trust  established  for that series will result in  distributions  to holders of the  related  offered  certificates  of that series of principal  amounts which would  otherwise be distributed  over the remaining terms of the mortgage loans in the related mortgage pool. Factors affecting  prepayment,  including  defaults and liquidations,  of mortgage loans include  changes in mortgagors'  housing  needs,  job transfers,  unemployment,  mortgagors'  net equity in the mortgaged  properties,  changes in the value of the  mortgaged  properties,  mortgage  market  interest  rates, solicitations and servicing  decisions.  In addition,  if prevailing  mortgage rates fell  significantly  below the mortgage rates on the mortgage loans, the rate of prepayments,  including  refinancings,  would be expected to increase.  Conversely,  if prevailing  mortgage  rates rose  significantly  above the mortgage  rates on the mortgage loans, the rate of prepayments on the mortgage loans would be expected to decrease.

        The rate of defaults on the mortgage  loans will also affect the rate and timing of principal  payments on the mortgage loans. In general,  defaults on mortgage loans are expected to occur with greater  frequency in their early years. As a result of the program  criteria and underwriting  standards  applicable to the mortgage loans,  the mortgage  loans may  experience  rates of  delinquency,  foreclosure,  bankruptcy and loss that are higher than those  experienced by mortgage  loans that satisfy the standards  applied by Fannie Mae and Freddie
Mac first  mortgage loan purchase  programs,  or by Residential  Funding for the purpose of acquiring  mortgage loans to collateralize  securities issued by Residential Funding Mortgage  Securities I, Inc. For example,  the rate of default on mortgage  loans that are secured by non-owner  occupied  properties,  mortgage loans made to borrowers  whose income is not required to be provided or verified,  mortgage loans made to borrowers with high debt-to-income  ratios,  and  mortgage  loans  with  high LTV  ratios,  may be higher  than for other  types of
mortgage  loans.  See  "Description  of  the  Mortgage   Pool--The  Program"  in  this  term  sheet  supplement.
Furthermore,  the rate and timing of  prepayments,  defaults and  liquidations  on the  mortgage  loans will be affected  by the  general  economic  condition  of the  region of the  country in which the  related  mortgaged properties  are  located.  The risk of  delinquencies  and loss is greater and  prepayments  are less likely in regions where a weak or deteriorating  economy exists, as may be evidenced by, among other factors,  increasing unemployment  or falling  property  values.  See "Maturity and Prepayment  Considerations"  in the related base prospectus.

        The negative  amortization  feature of the mortgage loans may affect the yield on the certificates.  As a result of the negative  amortization of the mortgage loans, the outstanding  principal  balance of a mortgage loan will  increase by the amount of  Deferred  Interest.  During  periods in which the  outstanding  principal balance of a mortgage loan is increasing due to the addition of Deferred  Interest,  the  increasing  principal balance  of the  mortgage  loan may  approach  or exceed  the value of the  related  mortgaged  property,  thus increasing  both the  likelihood  of defaults and the risk of loss on any mortgage  loan that is required to be liquidated.  Furthermore,  each mortgage loan provides for the payment of any remaining  unamortized  principal balance of such mortgage loan (due to the addition of Deferred  Interest,  if any, to the principal  balance of the mortgage loan) in a single  payment at the maturity of the mortgage loan.  Because the mortgagors may be so required to make a larger single payment upon maturity,  it is possible that the default risk  associated  with the  mortgage  loans is  greater  than that  associated  with  fully  amortizing  mortgage  loans.  The rate of
Deferred  Interest  on the  mortgage  loans  will  also  affect  the  rate of  principal  distributions  on the certificates  because  unscheduled  principal  collections  on the  mortgage  loans  will be  applied  to cover
Deferred Interest on the mortgage loans.

        The rate and  timing of  principal  prepayments  relative  to the rate and  timing of the  creation  of
Deferred  Interest  on the  mortgage  loans  will  also  affect  the  yields  to  maturity  on the  classes  of certificates.  To the extent that there is Net  Deferred  Interest,  it will be  allocated  as described in the final  term  sheet  for a class  of  certificates.  Any  allocation  of Net  Deferred  Interest  to a class  of certificates  or  interest-bearing  component  of a class of  certificates  will  reduce the amount of interest distributable  on that  class or  component.  Although  interest  will  thereafter  accrue on the Net  Deferred
Interest so allocated,  the increase in the related  Certificate  Principal  Balance of a class of certificates may increase the weighted average life of the applicable  class of  certificates.  Any increase in the weighted average  life of the  applicable  class of  certificates  may increase  the risk that  Realized  Losses will be allocated  to those  classes  of  certificates.  Except as  described  in any final  term  sheet for a class of certificates,  the amount of the Deferred  Interest on the  mortgage  loans is offset by using full and partial principal  prepayments on the mortgage loans to make distributions of current interest on the certificates.  On any  distribution  date, to the extent that the  aggregate  Deferred  Interest on the mortgage  loans as of the related due date exceeds the unscheduled principal  collections,  such excess amounts will be deducted from the interest payable on the certificates and thereby cause a delay in the payment of Accrued  Certificate  Interest on the classes of certificates to which the Net Deferred Interest is allocated.

        The mortgage loans  typically are assumable  under some  circumstances  if, in the sole judgment of the master  servicer  or  the  applicable  subservicer,  the  prospective  purchaser  of a  mortgaged  property  is creditworthy and the security for the mortgage loan is not impaired by the assumption.

        Most of the  mortgage  loans  contain  due-on-sale  clauses.  The terms of the  pooling  and  servicing agreement  for any series  generally  require the master  servicer or any  subservicer,  as the case may be, to enforce any due-on-sale  clause to the extent it has knowledge of the conveyance or the proposed  conveyance of the underlying  mortgaged  property and to the extent  permitted by applicable law, except that any enforcement action that would  impair or threaten to impair any  recovery  under any related  insurance  policy will not be required or permitted.

ALLOCATION OF PRINCIPAL PAYMENTS

        The yields to maturity of the offered  certificates  may be affected to the extent any Excess Cash Flow is used to  accelerate  payments of  principal  on the offered  certificates.  In  addition,  the amount of any
Overcollateralization  Increase  Amount paid to the offered  certificates  on any payment date will be affected by, among other things,  the level of  delinquencies  and losses on the mortgage loans,  the level of the index that is used to determine the  pass-through  rate on certificates  and the level of the indices on the mortgage loans.

        Certificates with  Subordination  Features:  The yield to maturity on the class of Class M Certificates or Class B Certificates,  if any, then outstanding with a Certificate  Principal Balance greater than zero with the lowest payment  priority will be extremely  sensitive to losses on the mortgage loans included in the trust established  for that series and the timing of those losses because  certain amounts of losses that are covered by  subordination  will be allocated to that class of Class M Certificates or Class B  Certificates.  After the
Credit  Support  Depletion  Date,  the yield to maturity of any class of Senior  Support  Certificates  will be extremely  sensitive to losses on the mortgage  loans,  and the timing  thereof,  because  certain  losses that would be allocable to the related  class of classes of Super Senior  Certificates  will be allocated to related class or classes of Senior Support Certificates.

REALIZED LOSSES AND INTEREST SHORTFALLS

        The yield to maturity and the aggregate amount of  distributions on each class of offered  certificates will be affected by the timing of borrower  defaults  resulting in Realized  Losses on the mortgage  loans,  to
the  extent  such  losses  are  not  covered  by  credit   support  in  the  form  of  the  Excess  Cash  Flow,
overcollateralization  or  subordination  provided  to any  class of Super  Senior  Certificates  by a class of related  Senior Support  Certificates,  the Class A  Certificates  by the Class M Certificates  and the Class B
Certificates,  if any, and, with respect to any Class M Certificates,  by any Class M Certificates with a lower payment  priority  and  the  Class B  Certificates,  if any.  Furthermore,  as  described  in this  term  sheet supplement,  the timing of receipt of  principal  and  interest by the offered  certificates  may be  adversely affected by losses or delinquencies  on the mortgage loans if those losses or delinquencies  result in a change in the Required Overcollateralization Amount.

        The amount of interest  otherwise payable to holders of the offered  certificates of any series will be reduced by any interest  shortfalls on the mortgage loans included in the trust  established for that series to the extent not covered by the Eligible  Master  Servicing  Compensation  and Excess Cash Flow,  in each case as described in this term sheet  supplement.  These  shortfalls will not be offset by a reduction in the servicing fees  payable to the master  servicer or  otherwise,  except as described  in this term sheet  supplement  with respect to Prepayment  Interest  Shortfalls.  Prepayment  Interest  Shortfalls will only be covered by Eligible
Master  Servicing  Compensation  and Excess Cash Flow to the extent  described  in this term sheet  supplement.
Relief Act Shortfalls  allocated to the offered  certificates  on a  distribution  date will only be covered to the extent of Excess Cash Flow  available  therefor on that  distribution  date in the manner  described  under
"Description  of  the  Certificates-- Excess  Cash  Flow  and  Overcollateralization  Provisions."  Relief  Act
Shortfalls  will  not  carry  forward  or be  paid  on  other  distribution  dates.  See  "Description  of  the
Certificates--Interest  Distributions" in this term sheet supplement for a discussion of possible  shortfalls in the collection of interest.

        The  recording of mortgages  in the name of MERS is a relatively  new practice in the mortgage  lending industry.  While the  depositor  expects that the master  servicer or  applicable  subservicer  will be able to commence  foreclosure  proceedings  on  the  mortgaged  properties,  when  necessary  and  appropriate,  public recording  officers and others in the mortgage industry,  however,  may have limited,  if any,  experience with lenders  seeking to foreclose  mortgages,  assignments of which are registered with MERS.  Accordingly,  delays and additional costs in commencing,  prosecuting and completing foreclosure  proceedings,  defending litigation commenced by third parties and conducting  foreclosure  sales of the mortgaged  properties could result.  Those delays and  additional  costs with  respect to the mortgage  loans  included in the trust  established  for any series could in turn delay the distribution of liquidation  proceeds to the  certificateholders  of that series and increase  the amount of Realized  Losses on those  mortgage  loans.  In  addition,  if, as a result of MERS discontinuing  or becoming  unable to continue  operations  in  connection  with the MERS(R)System,  it becomes necessary to remove any mortgage loan included in the trust  established  for any series from  registration  on the MERS(R)System and to arrange for the  assignment of the related  mortgages to the trustee,  then any related expenses  shall be  reimbursable  by the trust for that  series to the master  servicer,  which will reduce the amount  available to pay principal of and interest on the outstanding  class or classes of certificates of that series  with a  Certificate  Principal  Balance  greater  than zero with the  lowest  payment  priorities.  For additional  information  regarding  the  recording  of mortgages  in the name of MERS see  "Description  of the
Mortgage  Pool--General"  in this term sheet  supplement  and  "Description  of the  Certificates--Assignment  of
Mortgage Loans" in the related base prospectus.

PASS-THROUGH RATES

        The yields to maturity on the offered  certificates will be affected by their  pass-through  rates. Any class of Adjustable Rate  Certificates  may not always receive interest at a rate equal to the applicable index plus the related margin. In addition,  if a class of offered  certificates is subject to a cap based on the Net
WAC Cap Rate,  and if the Net WAC Cap Rate is less than the  applicable  index  plus the  related  margin,  the pass-through  rate on that  class of  Adjustable  Rate  Certificates  will be  limited to the Net WAC Cap Rate.
Thus, the yield to investors in a class of Adjustable  Rate  Certificates  will be sensitive to fluctuations in the level of the  applicable  index and will be adversely  affected by the  application of the Net WAC Cap Rate cap.  Therefore,  the  prepayment  of the  mortgage  loans  with  higher  mortgage  rates may result in a lower pass-through rate on the related Adjustable Rate Certificates.

        Investors in the Adjustable Rate  Certificates  should be aware that the mortgage loans have adjustable interest rates, in most cases after an initial fixed rate period,  but their monthly  payments and amortization schedules  adjust  annually  and are subject to maximum  interest  rates and payment  caps.  Consequently,  the interest  that becomes due on the mortgage  loans during the related Due Period may be less than  interest that would accrue on the related  Adjustable Rate  Certificates at the rate of the applicable index plus the related margin.  In a rising interest rate  environment,  the Adjustable Rate  Certificates may receive interest at the
Net WAC Cap Rate for a protracted period of time. In addition,  in this situation,  there would be little or no
Excess  Cash Flow to cover  losses  and to  create  additional  overcollateralization.  Moreover,  because  the initial  mortgage rates on the mortgage loans may be lower than the related minimum  mortgage  rates,  and will remain  fixed for the initial  fixed rate  period,  the Net WAC Cap Rate may  initially be less than it will be once the mortgage loans have all adjusted to their fully-indexed rate.  Therefore,  prior to the month in which all of the  mortgage  loans have  adjusted to their  fully-indexed  rate,  there may be a greater risk that the
Pass-Through  Rate on any class of  Adjustable  Rate  Certificates  may be limited by the Net WAC Cap Rate.  In addition,  the pass-through  rates on any class of Adjustable Rate  Certificates may be subject to a cap as set forth in the final term sheet for such class of certificates.

        To the extent the Net WAC Cap Rate is paid on any class of the  certificates,  the  difference  between the Net WAC Cap Rate and the  pass-through  rate on such  certificates  (but not more than any cap as set forth in the final term sheet for such class of  certificates),  will create a basis risk  shortfall  that will carry forward with interest  thereon.  These basis risk  shortfalls will only be payable from Excess Cash Flow or, if applicable,  a yield  maintenance  agreement  or other  derivative  instrument,  and, in any event,  may remain unpaid on the Optional Termination Date or the applicable final distribution date.

PURCHASE PRICE

        In  addition,  the yield to maturity on each class of the offered  certificates  will depend on,  among other things,  the price paid by the holders of the offered  certificates  and the related  pass-through  rate.
The extent to which the yield to maturity of an offered  certificate is sensitive to  prepayments  will depend, in part,  upon the  degree to which it is  purchased  at a  discount  or  premium.  In  general,  if a class of offered  certificates  is purchased at a premium and  principal  distributions  thereon  occur at a rate faster than assumed at the time of purchase,  the investor's  actual yield to maturity will be lower than  anticipated at the time of  purchase.  Conversely,  if a class of offered  certificates  is  purchased  at a  discount  and principal  distributions  thereon occur at a rate slower than assumed at the time of purchase,  the  investor's actual yield to maturity will be lower than anticipated at the time of purchase.

ASSUMED FINAL DISTRIBUTION DATE

        The assumed  final  distribution  date with respect to each class of the offered  certificates  will be specified in the final term sheet for a class of  certificates  or in the pooling and  servicing  agreement for that series.  No event of default,  change in the  priorities  for  distribution  among the various  classes or other provisions  under the pooling and servicing  agreement will arise or become  applicable  solely by reason of the failure to retire the entire  Certificate  Principal  Balance of any class of  certificates on or before its assumed final distribution date.

WEIGHTED AVERAGE LIFE

        Weighted  average life refers to the average  amount of time that will elapse from the date of issuance of a  security  to the date of  distribution  to the  investor  of each  dollar  distributed  in  reduction  of principal  of the  security.  The weighted  average life of the offered  certificates  will be  influenced  by, among other  things,  the rate at which  principal of the mortgage  loans is paid,  which may be in the form of scheduled amortization, prepayments or liquidations.

        Prepayments on mortgage loans are commonly  measured  relative to a prepayment  standard or model.  For example,  CPR,  represents a constant rate of prepayment each month relative to the then outstanding  principal balance  of a pool of  mortgage  loans.  CPR does not  purport to be a  historical  description  of  prepayment experience or a prediction of the anticipated  rate of prepayment of any pool of mortgage loans,  including the mortgage  loans in this  mortgage  pool. In addition,  it is very unlikely that the mortgage  loans will prepay at a constant  level of CPR until  maturity or that all of the mortgage  loans will prepay at the same level of
CPR.  Moreover,  the diverse  remaining  terms to  maturity  and  mortgage  rates of the  mortgage  loans could produce slower or faster principal  distributions  than indicated at the various  constant  percentages of CPR, even if the weighted  average  remaining  term to maturity and weighted  average  mortgage rate of the mortgage loans are as assumed.  Investors are urged to make their investment  decisions based on their  determination as to  anticipated  rates of  prepayment  on the  mortgage  loans in the  related  loan  group  under a variety of scenarios.  Any  difference  between the  assumptions  and the actual  characteristics  and  performance of the mortgage loans, or actual  prepayment or loss  experience,  will affect the percentages of initial  Certificate
Principal  Balances  outstanding  over  time  and  the  weighted  average  lives  of  the  classes  of  offered certificates.

ADDITIONAL YIELD CONSIDERATIONS APPLICABLE SOLELY TO THE RESIDUAL CERTIFICATES

        The  after-tax  rate of return on the Residual  Certificates  of any series will reflect  their pre-tax rate of return,  reduced by the taxes  required to be paid with  respect to the Residual  Certificates  of that series.  Holders  of  Residual  Certificates  of any  series  may have tax  liabilities  with  respect to their
Residual  Certificates  during  the early  years of the trust for that  series  that  substantially  exceed any distributions  payable  thereon during any such period.  In addition,  holders of Residual  Certificates of any series may have tax  liabilities  with  respect  to their  Residual  Certificates  the  present  value of which substantially  exceeds the present  value of  distributions  payable  thereon and of any tax benefits  that may arise with respect  thereto.  Accordingly,  the after-tax  rate of return on the Residual  Certificates  of any series  may be  negative  or may  otherwise  be  significantly  adversely  affected.  The  timing and amount of taxable  income  attributable  to the Residual  Certificates  of any series will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the mortgage pool.

        The Residual  Certificateholders  of any series are  encouraged to consult their tax advisors as to the effect of taxes and the receipt of any payments made to those  holders in  connection  with the purchase of the
Residual  Certificates  on  after-tax  rates of return on the  Residual  Certificates.  See  "Material  Federal
Income Tax  Consequences" in this term sheet supplement and "Material  Federal Income Tax  Consequences" in the
related base prospectus.

                                        POOLING AND SERVICING AGREEMENT

GENERAL

        The certificates for each series will be issued under a series supplement for that series,  dated as of the cut-off date for that series, to the standard terms of pooling and servicing  agreement,  dated as of March
1, 2006,  together  referred  to as the  pooling  and  servicing  agreement,  among the  depositor,  the master servicer,  and  Deutsche  Bank Trust  Company  Americas,  as trustee.  Reference  is made to the  related  base prospectus for important  information in addition to that described  herein  regarding the terms and conditions
of  the  pooling  and  servicing  agreement  and  the  offered   certificates  for  each  series.  The  offered
certificates  of any series will be  transferable  and  exchangeable  at an office of the  trustee,  which will serve as  certificate  registrar  and  paying  agent.  The  depositor  will  provide  a  prospective  or actual certificateholder  of any series without charge, on written request, a copy,  without exhibits,  of the pooling and servicing agreement for that series.  Requests should be addressed to the President,  Residential  Accredit
Loans, Inc., 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437.

        Under the pooling and servicing  agreement of any series,  transfers of Residual  Certificates  of that
series  are  prohibited  to  any  non-United  States  person.   Transfers  of  the  Residual  Certificates  are
additionally  restricted  as described in the pooling and servicing  agreement  for that series.  See "Material
Federal Income Tax  Consequences" in this term sheet  supplement and "Material  Federal Income Tax Consequences
--REMICs--Taxation of Owners of REMIC Residual  Certificates--Tax  and Restrictions on Transfers of REMIC Residual
Certificates to Certain  Organizations"  and  "--Noneconomic  REMIC Residual  Certificates"  in the related base prospectus.  In addition to the  circumstances  described in the related base  prospectus,  the  depositor  may terminate the trustee for any series for cause under  specified  circumstances.  See "The Pooling and Servicing
Agreement--The Trustee" in the related base prospectus.

CUSTODIAL ARRANGEMENTS

        The trustee will appoint  Wells Fargo Bank,  N.A.,  to serve as  custodian of the mortgage  loans.  The custodian is not an affiliate  of the  depositor,  the master  servicer or the sponsor.  No servicer  will have custodial  responsibility  for the  mortgage  loans.  The  custodian  will  maintain  mortgage  loan files that contain  originals  of the notes,  mortgages,  assignments  and  allonges  in vaults  located at the  sponsor's premises  in  Minnesota.  Only the  custodian  has  access  to these  vaults.  A  shelving  and  filing  system segregates the files relating to the mortgage loans from other assets serviced by the master servicer.

        The Master Servicer and Subservicers

        Master  Servicer.  The master servicer,  an affiliate of the depositor,  will be responsible for master servicing the mortgage loans.  Master servicing responsibilities include:

        o      receiving funds from subservicers,
        o      reconciling servicing activity with respect to the mortgage loans,
        o      calculating remittance amounts to certificateholders,
        o      sending remittances to the trustee for distributions to certificateholders,
        o      investor and tax reporting,
        o      coordinating loan repurchases,
        o      oversight of all servicing activity, including subservicers,
        o      following up with  subservicers  with respect to mortgage loans that are delinquent or for which servicing decisions may need to be made,
        o      approval of loss mitigation strategies,
        o      management and  liquidation of mortgaged  properties  acquired by foreclosure or deed in lieu of foreclosure, and
        o      providing  certain notices and other  responsibilities  as detailed in the pooling and servicing agreement.

        The master  servicer may, from time to time,  outsource  certain of its  servicing  functions,  such as foreclosure  management,  although  any such  outsourcing  will not relieve  the master  servicer of any of its responsibilities or liabilities under the pooling and servicing agreement.

        For a general description of the master servicer and its activities,  see "Sponsor and Master Servicer"
in this term sheet  supplement.  For a general  description of material terms relating to the master servicer's removal or  replacement,  see "The  Pooling  and  Servicing  Agreement  Rights  Upon Event of  Default"  in the
related base prospectus.

        Subservicer Responsibilities.  Subservicers are generally responsible for the following duties:

        o      communicating with borrowers;
        o      sending monthly remittance statements to borrowers;
        o      collecting payments from borrowers;
        o      recommending  a loss  mitigation  strategy for borrowers who have defaulted on their loans (i.e.
               repayment plan, modification, foreclosure, etc.);
        o      accurate and timely accounting,  reporting and remittance of the principal and interest portions of monthly  installment  payments to the master  servicer,  together with any other sums paid by borrowers that are required to be remitted;
        o      accurate  and  timely  accounting  and  administration  of  escrow  and  impound  accounts,   if
               applicable;
        o      accurate and timely reporting of negative amortization amounts, if any;
        o      paying escrows for borrowers, if applicable;
        o      calculating and reporting payoffs and liquidations;
        o      maintaining an individual file for each loan; and
        o      maintaining primary mortgage insurance  commitments or certificates if required,  and filing any primary mortgage insurance claims.

        Homecomings  Financial  Network,  Inc.  The  subservicing  agreement  between the Master  Servicer  and
Homecomings  provides that Homecomings will provide all of the services  described in the preceding  paragraph.
Homecomings is a Delaware  corporation  and has been servicing  mortgage loans secured by first liens on one-to four-family  residential  properties since 1996.  Homecomings was incorporated as a wholly-owned  subsidiary of
Residential  Funding  Corporation  in 1995 to  service  and  originate  mortgage  loans.  In 1996,  Homecomings acquired  American  Custody  Corporation to begin servicing  subprime  mortgage loans,  and in 1999 Homecomings acquired  Capstead Inc. to focus on servicing  prime loans such as the mortgage loans described  herein.  After
Capstead  Inc.  was  acquired,  Homecomings'  total  servicing  portfolio  was 164,000  loans with an aggregate principal  balance of $25 billion with 20% being subprime.  The three servicing  locations were integrated onto one  servicing  system/platform  by the end of 2001 becoming one of the first  servicing  operations to service all loan  products  on one  servicing  system.  The  operations  of each of the  acquired  companies  have been integrated into  Homecomings'  servicing  operations.  Approximately 85% of the mortgage loans currently master serviced  by  Residential  Funding  Corporation  are  subserviced  by  Homecomings.  As of December  31,  2005,
Homecomings   serviced   approximately   782,000  mortgage  loans  with  an  aggregate   principal  balance  of
approximately  $104 billion.  In addition to servicing  mortgage  loans  secured by first liens on  one-to-four family  residential  properties,  Homecomings  services  mortgage  loans secured by more junior second liens on residential  properties,  and mortgage loans made to borrowers with imperfect  credit  histories,  and subprime mortgage loans.  Homecomings also performs  special  servicing  functions where the servicing  responsibilities with  respect to  delinquent  mortgage  loans  that have been  serviced  by third  parties  is  transferred  to
Homecomings.   Homecomings'   servicing   activities  have  included  the  activities   specified  above  under
"--Subservicer responsibilities".

Homecomings  may,  from time to time,  outsource  certain of its  subservicing  functions,  such as  contacting delinquent  borrowers,  property tax  administration  and hazard  insurance  administration,  although any such outsourcing will not relieve  Homecomings of any of its  responsibilities  or liabilities as a subservicer.  If
Homecomings  engages any  subservicer  to  subservice  10% or more of the mortgage  loans,  or any  subservicer performs  the types of services  requiring  additional  disclosures,  the issuing  entity will file a Report on
Form 8 K providing any required additional disclosure regarding such subservicer.

The following  table sets forth the aggregate  principal  amount of mortgage loans serviced by Homecomings  for the past five years.  The percentages  shown under  "Percentage  Change from Prior Year" represent the ratio of
(a) the difference between the current and prior year volume over (b) the prior year volume.

                                        HOMECOMINGS SERVICING PORTFOLIO

--------------------------------------------- ------------------ ------------------ ------------------ ------------------
First Lien Mortgage Loans
--------------------------------------------- ------------------ ------------------ ------------------ ------------------
         Volume by                2001              2002               2003               2004               2005
     Principal Balance
---------------------------- ---------------- ------------------ ------------------ ------------------ ------------------
Prime Mortgages(1)           $25,532,458,680    $27,343,774,000    $29,954,139,212    $31,943,811,060    $44,570,851,126
---------------------------- ---------------- ------------------ ------------------ ------------------ ------------------
Non-Prime Mortgages(2)       $17,039,860,699    $27,384,763,000    $39,586,900,679    $44,918,413,591    $52,102,835,214
---------------------------- ---------------- ------------------ ------------------ ------------------ ------------------
Total                        $42,572,319,379    $54,728,537,000    $69,541,039,891    $76,862,224,651    $96,673,686,340
---------------------------- ---------------- ------------------ ------------------ ------------------ ------------------
Prime Mortgages(1)                    59.97%             49.96%             43.07%             41.56%             46.10%
---------------------------- ---------------- ------------------ ------------------ ------------------ ------------------
Non-Prime Mortgages(2)                40.03%             50.04%             56.93%             58.44%             53.90%
---------------------------- ---------------- ------------------ ------------------ ------------------ ------------------
Total                                100.00%            100.00%            100.00%            100.00%            100.00%
---------------------------- ---------------- ------------------ ------------------ ------------------ ------------------
Percentage Change from Prior Year(3)
--------------------------------------------- ------------------ ------------------ ------------------ ------------------
Prime Mortgages(1)                   (6.30)%              7.09%              9.55%              6.64%             39.53%
---------------------------- ---------------- ------------------ ------------------ ------------------ ------------------
Non-Prime Mortgages(2)                56.49%             60.71%             44.56%             13.47%             15.99%
---------------------------- ---------------- ------------------ ------------------ ------------------ ------------------
Total                                 11.62%             28.55%             27.07%             10.53%             25.78%
---------------------------- ---------------- ------------------ ------------------ ------------------ ------------------

--------------------------------------------- ------------------ ------------------ ------------------ ------------------
Junior Lien Mortgage Loans
--------------------------------------------- ------------------ ------------------ ------------------ ------------------
         Volume by                2001              2002               2003               2004               2005
     Principal Balance
---------------------------- ---------------- ------------------ ------------------ ------------------ ------------------
Prime Mortgages(1)            $8,024,136,313     $7,627,424,000     $7,402,626,296     $7,569,300,685     $7,442,264,087
---------------------------- ---------------- ------------------ ------------------ ------------------ ------------------
Non-Prime Mortgages(2)                     -                  -                  -                  -                  -
---------------------------- ---------------- ------------------ ------------------ ------------------ ------------------
Total                         $8,024,136,313     $7,627,424,000     $7,402,626,296     $7,569,300,685     $7,442,264,087
---------------------------- ---------------- ------------------ ------------------ ------------------ ------------------
Prime Mortgages(1)                   100.00%            100.00%            100.00%            100.00%            100.00%
---------------------------- ---------------- ------------------ ------------------ ------------------ ------------------
Non-Prime Mortgages(2)                 0.00%              0.00%              0.00%              0.00%              0.00%
---------------------------- ---------------- ------------------ ------------------ ------------------ ------------------
Percentage Change from Prior Year(3)
--------------------------------------------- ------------------ ------------------ ------------------ ------------------
Prime Mortgages(1)                       N/A            (4.94)%            (2.95)%              2.25%            (1.68)%
---------------------------- ---------------- ------------------ ------------------ ------------------ ------------------
Non-Prime Mortgages(2)                   N/A                  -                  -                  -                  -
---------------------------- ---------------- ------------------ ------------------ ------------------ ------------------
Total                                    N/A            (4.94)%            (2.95)%              2.25%            (1.68)%
---------------------------- ---------------- ------------------ ------------------ ------------------ ------------------
First Lien Mortgage Loans
--------------------------------------------- ------------------ ------------------ ------------------ ------------------
         Volume by                2001              2002               2003               2004               2005
      Number of Loans
---------------------------- ---------------- ------------------ ------------------ ------------------ ------------------
Prime Mortgages(1)                   133,632            125,209            143,645            150,297            187,773
---------------------------- ---------------- ------------------ ------------------ ------------------ ------------------
Non-Prime Mortgages(2)               168,185            257,077            341,190            373,473            394,776
---------------------------- ---------------- ------------------ ------------------ ------------------ ------------------
Total                                301,817            382,286            484,835            523,770            582,549
---------------------------- ---------------- ------------------ ------------------ ------------------ ------------------
Prime Mortgages(1)                    44.28%             32.75%             29.63%             28.70%             32.23%
---------------------------- ---------------- ------------------ ------------------ ------------------ ------------------
Non-Prime Mortgages(2)                55.72%             67.25%             70.37%             71.30%             67.77%
---------------------------- ---------------- ------------------ ------------------ ------------------ ------------------
Total                                100.00%            100.00%            100.00%            100.00%            100.00%
---------------------------- ---------------- ------------------ ------------------ ------------------ ------------------
--------------------------------------------- ------------------ ------------------ ------------------ ------------------
Percentage Change from Prior Year(3)
--------------------------------------------- ------------------ ------------------ ------------------ ------------------
Prime Mortgages(1)                   (9.85)%            (6.30)%             14.72%              4.63%             24.93%
---------------------------- ---------------- ------------------ ------------------ ------------------ ------------------
Non-Prime Mortgages(2)                38.47%             52.85%             32.72%              9.46%              5.70%
---------------------------- ---------------- ------------------ ------------------ ------------------ ------------------
Total                                 11.91%             26.66%             26.83%              8.03%             11.22%
---------------------------- ---------------- ------------------ ------------------ ------------------ ------------------
--------------------------------------------- ------------------ ------------------ ------------------ ------------------
Junior Lien Mortgage Loans
--------------------------------------------- ------------------ ------------------ ------------------ ------------------
         Volume by                2001              2002               2003               2004               2005
      Number of Loans
---------------------------- ---------------- ------------------ ------------------ ------------------ ------------------
Prime Mortgages(1)                   228,946            217,031            211,585            210,778            199,600
---------------------------- ---------------- ------------------ ------------------ ------------------ ------------------
Non-Prime Mortgages(2)                     -                  -                  -                  -                  -
---------------------------- ---------------- ------------------ ------------------ ------------------ ------------------
Total                                228,946            217,031            211,585            210,778            199,600
---------------------------- ---------------- ------------------ ------------------ ------------------ ------------------
Prime Mortgages(1)                   100.00%            100.00%            100.00%            100.00%            100.00%
---------------------------- ---------------- ------------------ ------------------ ------------------ ------------------
Non-Prime Mortgages(2)                 0.00%              0.00%              0.00%              0.00%              0.00%
---------------------------- ---------------- ------------------ ------------------ ------------------ ------------------
--------------------------------------------- ------------------ ------------------ ------------------ ------------------
Percentage Change from Prior Year(3)
--------------------------------------------- ------------------ ------------------ ------------------ ------------------
Prime Mortgages(1)                       N/A            (5.20)%            (2.51)%            (0.38)%            (5.30)%
---------------------------- ---------------- ------------------ ------------------ ------------------ ------------------
Non-Prime Mortgages(2)                   N/A                  -                  -                  -                  -
---------------------------- ---------------- ------------------ ------------------ ------------------ ------------------
Total                                    N/A            (5.20)%            (2.51)%            (0.38)%            (5.30)%
---------------------------- ---------------- ------------------ ------------------ ------------------ ------------------

(1)      Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity
Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
(2)      Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans-Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3)      Represents year to year growth or decline as a percentage of the prior year's volume.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

        The servicing  fees for each  mortgage  loan are payable out of the interest  payments on that mortgage loan.  The servicing  fees relating to each  mortgage  loan will be a per annum  percentage of the  outstanding principal  balance of that  mortgage  loan as set forth in the final  term  sheet for a class of  certificates.
The  servicing  fees  consist of (a)  servicing  fees  payable to the master  servicer in respect of its master servicing activities and (b) subservicing and other related  compensation payable to the subservicer,  and such compensation  paid to the master  servicer  as the direct  servicer  of a mortgage  loan for which  there is no subservicer.

        The primary  compensation to be paid to the master servicer for its master servicing activities will be its servicing fee equal to a per annum percentage of the outstanding  principal  balance of each mortgage loan.
 As  described  in the related base  prospectus,  a  subservicer  is entitled to  servicing  compensation  in a minimum  amount equal to a per annum  percentage  of the  outstanding  principal  balance of each mortgage loan serviced by it. The master  servicer is obligated to pay some ongoing  expenses  associated  with the trust for any series and  incurred  by the master  servicer in  connection  with its  responsibilities  under the related pooling and servicing  agreement.  The master  servicing  fee may be reduced if a master  servicer is appointed in  certain  circumstances,  but may not be  increased.  See "The  Pooling  and  Servicing  Agreement--Servicing
Compensation  and Payment of Expenses" in the related base prospectus for information  regarding other possible compensation to the master servicer and  subservicers  and for information  regarding  expenses  payable by the master servicer.

    The  following  table sets forth the fees and  expenses  that are payable  out of payments on the  mortgage loans,  prior to payments of interest and principal to the  certificateholders,  except as may otherwise be set forth in any final term sheet for any series:

                DESCRIPTION                        AMOUNT                   RECEIVING PARTY

         Master Servicer Fee         0.05% per  annum of the  principal  Master Servicer
                                     balance of each mortgage loan

         Subservicer Fee             0.375% per annum of the  principal  Subservicers
                                     balance  of  each   mortgage  loan
                                     serviced by a subservicer

In addition,  the master  servicer or any  applicable  subservicer  may recover  from  payments on the mortgage loans or withdraw  from the  Custodial  Account the amount of any Advances and  Servicing  Advances  previously made, interest and investment income,  foreclosure profits,  indemnification payments payable under the pooling and servicing agreement, and certain other servicing expenses, including foreclosure expenses.

REPORTS TO CERTIFICATEHOLDERS

        On each  distribution date for any series, a distribution date statement will be made available to each certificateholder  of that series  setting forth certain  information  with respect to the  composition  of the payment  being  made,  the  Certificate  Principal  Balance or  Notional  Amount of an  individual  certificate following the payment and certain other  information  relating to the  certificates  and the mortgage  loans of that series.  The trustee will make the distribution date statement,  and, at its option,  any additional files containing the same information in an alternative format,  available each month to  certificateholders  of that series and other parties to the pooling and servicing  agreement via the trustee's  internet website.  See also
"Pooling and Servicing  Agreement  Reports to  Certificateholders"  in the related base  prospectus  for a more detailed description of certificateholder reports.

VOTING RIGHTS

        There  are  actions  specified  in the  related  base  prospectus  that  may be  taken  by  holders  of certificates of any series  evidencing a specified  percentage of all undivided  interests in the related trust and may be taken by  holders  of  certificates  entitled  in the  aggregate  to that  percentage  of the voting rights.  All voting  rights for any series  will be  allocated  among all holders of the  certificates  of that series as  described  in the  pooling and  servicing  agreement  for that  series.  The  pooling and  servicing agreement  for any series may be amended  without the consent of the holders of the  Residual  Certificates  of that series in specified circumstances.

TERMINATION

        The circumstances  under which the obligations  created by the pooling and servicing  agreement for any series will  terminate  relating to the offered  certificates  of that series are described  under "The Pooling and Servicing Agreement --Termination;  Retirement of Certificates" in the related base prospectus.  The master servicer will have the option,  on any distribution  date on which the aggregate  Stated  Principal  Balance of the  mortgage  loans  included  in the trust  established  for any  series  is less  than 10% of the  aggregate principal  balance of the mortgage  loans included in the trust  established  for that series as of the cut-off date for that series after  deducting  payments of principal due during the month of the cut-off  date,  either to purchase all  remaining  mortgage  loans and other assets in the trust for that  series,  thereby  effecting early retirement of the offered  certificates or to purchase,  in whole but not in part, the certificates.  Any such  purchase of mortgage  loans and other  assets of the trust for that series shall be made at a price equal to the sum of (a) 100% of the unpaid  principal  balance of each  mortgage loan or the fair market value of the related  underlying  mortgaged  properties  with respect to defaulted  mortgage loans as to which title to such mortgaged  properties has been acquired if such fair market value is less than such unpaid  principal  balance, net of any  unreimbursed  Advance  attributable  to principal,  as of the date of  repurchase  plus (b) accrued interest  thereon  at the Net  Mortgage  Rate to,  but not  including,  the first day of the month in which the repurchase  price is  distributed.  The  optional  termination  price  paid by the  master  servicer  will also include  certain  amounts owed by  Residential  Funding as seller of the mortgage  loans  included in the trust established for that series,  under the terms of the agreement  pursuant to which Residential  Funding sold the mortgage loans to the depositor, that remain unpaid on the date of the optional termination.

        Distributions  on the  certificates  of any series relating to any optional  termination  will be paid, first,  to the  Class A  Certificates,  second,  to the  Class M  Certificates  in the  order of their  payment priority  third,  to the Class B  Certificates,  if any,  and  fourth,  except as set forth in the  pooling and servicing  agreement,  to the Class SB  Certificates  and the Class R  Certificates.  The  proceeds of any such distribution  may not be sufficient to distribute the full amount to each class of  certificates of that series if the purchase  price is based in part on the fair market value of the underlying  mortgaged  property and the fair market value is less than 100% of the unpaid  principal  balance of the related  mortgage  loan.  Any such purchase  of the  offered  certificates  as  discussed  above  will be made  at a  price  equal  to 100% of the aggregate  Certificate  Principal  Balance of the offered  certificates plus the Accrued  Certificate  Interest thereon,  for the immediately  preceding Interest Accrual Period at the  then-applicable  pass-through rate and any previously  unpaid Accrued  Certificate  Interest.  Promptly after the purchase of such certificates of any series,  the master  servicer  shall  terminate the trust for that series in  accordance  with the terms of the related pooling and servicing agreement.

        Upon  presentation and surrender of the offered  certificates in connection with the termination of the trust or a purchase of  certificates  for any series under the  circumstances  described  in the two  preceding paragraphs,  the  holders of the  offered  certificates  of that  series  will be entitled to receive an amount equal to the Certificate  Principal  Balance of that class plus Accrued  Certificate  Interest  thereon for the immediately  preceding  Interest Accrual Period at the  then-applicable  pass-through rate, plus any previously unpaid Accrued  Certificate  Interest and any Prepayment  Interest  Shortfalls.  The offered  certificates will not,  however,  receive the amount of any Basis Risk Shortfall or Basis Risk Shortfall  Carry Forward Amount in
connection  with  any  such  purchase  of  the  offered  certificates  by the  master  servicer.  In  addition, distributions  to the holders of the most subordinate  class of certificates of that series  outstanding with a
Certificate  Principal Balance greater than zero will be reduced, as described in the preceding  paragraph,  in the case of the  termination  of the trust for that series  resulting from a purchase of all the assets of that trust.

THE TRUSTEE

        The trustee under the pooling and  servicing  agreement (as  described  below),  is a national  banking association.  It has  served  as a  trustee  for  securities  backed  by  first  liens  on one- to  four-family residential properties.

        Unless an event of default has occurred and is continuing  under the pooling and  servicing  agreement, the  trustee  will  perform  only  such  duties as are  specifically  set forth in the  pooling  and  servicing agreement.  If an event of default  occurs and is  continuing  under the pooling and servicing  agreement,  the trustee is  required  to  exercise  such of the rights and powers  vested in it by the  pooling  and  servicing agreement,  such as either acting as the master  servicer or appointing a successor  master  servicer,  and use the same  degree of care and skill in their  exercise  as a prudent  investor  would  exercise or use under the circumstances  in the conduct of such investor's own affairs.  Subject to certain  qualifications  specified in the  pooling  and  servicing  agreement,  the  trustee  will be liable for its own  negligent  action,  its own negligent failure to act and its own willful misconduct for actions.

        The trustee's duties and responsibilities  under the pooling and servicing agreement include collecting funds from the master  servicer to distribute to  certificateholders  at the direction of the master  servicer, providing  certificateholders  and applicable rating agencies with monthly distribution  statements and notices of the  occurrence of a default under the pooling and servicing  agreement,  removing the master  servicer as a result of any such default,  appointing a successor master servicer,  and effecting any optional termination of the trust.

        The master servicer will pay to the trustee reasonable  compensation for its services and reimburse the trustee for all reasonable  expenses  incurred or made by the trustee in accordance  with any of the provisions of the pooling and servicing  agreement,  except any such expense as may arise from the trustee's negligence or bad faith.  The master  servicer has also agreed to indemnify the trustee for any losses and expenses  incurred
without   negligence  or  willful  misconduct  on  the  trustee's  part  arising  out  of  the  acceptance  and administration of the trust.

        The  trustee  may resign at any time,  in which  event the  depositor  will be  obligated  to appoint a successor  trustee.  The depositor may also remove the trustee if the trustee ceases to be eligible to continue as trustee  under the pooling and  servicing  agreement  or if the trustee  becomes  insolvent.  Upon  becoming aware of those  circumstances,  the  depositor  will be obligated to appoint a successor  trustee.  The trustee may also be removed at any time by the holders of  certificates  evidencing  not less than 51% of the aggregate voting rights in the related trust.  Any  resignation or removal of the trustee and  appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

        Any costs associated with removing and replacing a trustee will be paid by the master servicer.

                                               LEGAL PROCEEDINGS

        There are no material  pending legal or other  proceedings  involving the mortgage loans or Residential
Funding Corporation,  as sponsor and master servicer,  Residential Accredit Loans, Inc. as depositor, the trust as the issuing entity, or Homecomings,  as subservicer,  that,  individually or in the aggregate,  would have a material adverse impact on investors in these certificates.

        Residential  Funding and Homecomings are currently  parties to various legal  proceedings  arising from time to time in the ordinary course of their  businesses,  some of which purport to be class actions.  Based on information  currently  available,  it is the opinion of Residential  Funding and Homecomings that the eventual outcome of any currently pending legal proceeding,  individually or in the aggregate,  will not have a material adverse  effect  on their  ability  to  perform  their  obligations  in  relation  to the  mortgage  loans.  No assurance,  however,  can be given that the final outcome of these legal  proceedings,  if unfavorable,  either individually  or in the  aggregate,  would  not have a  material  adverse  impact  on  Residential  Funding  or
Homecomings.  Any  such  unfavorable  outcome  could  adversely  affect  the  ability  of  Residential  Funding
Corporation or Homecomings to perform its servicing  duties with respect to the mortgage loans and  potentially lead to the replacement of Residential Funding or Homecomings with a successor servicer.

                                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

        Upon the issuance of the  certificates,  Orrick,  Herrington & Sutcliffe LLP, counsel to the depositor, will  render an opinion to the  effect  that,  assuming  compliance  with all  provisions  of the  pooling  and servicing agreement,  for federal income tax purposes,  the trust,  exclusive of a yield maintenance agreement, if any, will qualify as one or more REMICs under the Internal Revenue Code.

        For federal income tax purposes:

o       the  Class R  Certificates  collectively  will  represent  ownership  of the sole  class  of  "residual interests" in each of the REMICs; and

o       each class of offered  certificates and the Class SB Certificates will represent  ownership of "regular interests"  in a REMIC,  will  generally be treated as debt  instruments  of that REMIC and will also  represent the right to receive  payments from a reserve  fund,  which  consists of certain distributions  from Excess Cash Flow and, if applicable,  payments  under the yield  maintenance agreement.

        See "Material Federal Income Tax Consequences--REMICs" in the related base prospectus.

        For federal  income tax purposes,  the offered  certificates  may be treated as having been issued with original issue  discount.  The prepayment  assumption  that will be used in determining  the rate of accrual of original issue  discount,  market  discount and premium,  if any, for federal income tax purposes will be based on the assumption  that  subsequent to the date of any  determination  the mortgage loans will prepay at a rate equal to 100% of the prepayment  assumption used to price the offered  certificates.  No representation is made that the  mortgage  loans will  prepay at that rate or at any other  rate.  See  "Material  Federal  Income Tax
Consequences--General"  and "--REMICs--Taxation of Owners of REMIC Regular  Certificates--Original  Issue Discount"
in the related base prospectus.

        The  holders of the  offered  certificates  will be  required  to include in income  interest  on their certificates in accordance with the accrual method of accounting.

        If the method for computing  original issue discount  described in the related base prospectus  results in a  negative  amount for any  period  with  respect to a  certificateholder,  the  amount of  original  issue discount  allocable  to that period  would be zero and the  certificateholder  will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those certificates.

        In some  circumstances the OID regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuing  entity.  Accordingly,  it is possible that the holder of a certificate  may be able to select a method for  recognizing  original issue discount that differs from that used by the master servicer in preparing reports to the  certificateholders  and the Internal
Revenue Service, or IRS.

        Certain classes of offered  certificates  may be treated for federal income tax purposes as having been issued at a premium.  Whether any holder of one of those classes of  certificates  will be treated as holding a certificate  with  amortizable  bond  premium  will depend on the  certificateholder's  purchase  price and the
distributions   remaining  to  be  made  on  the   certificate   at  the  time  of  its   acquisition   by  the
certificateholder.  The use of a zero  prepayment  assumption may be required in calculating  the  amortization of premium.  Holders of those classes of  certificates  are encouraged to consult their tax advisors  regarding
the  possibility  of  making  an  election  to  amortize  such  premium.   See  "Material  Federal  Income  Tax
Consequences--REMICs--Taxation  of Owners of REMIC  Regular  Certificates"  and  "--Premium"  in the related  base prospectus.

        The IRS has issued  the OID  Regulations  under  sections  1271 to 1275 of the  Internal  Revenue  Code generally  addressing the treatment of debt instruments issued with original issue discount.  Purchasers of the offered  certificates  should  be aware  that  Section  1272(a)(6)  of the  Internal  Revenue  Code and the OID
Regulations  do not  adequately  address  some issues  relevant to, or  applicable  to,  prepayable  securities bearing an adjustable  rate of interest such as the offered  certificates.  In the absence of other  authority, the  master  servicer  intends  to be  guided  by  certain  principles  of the OID  Regulations  applicable  to adjustable  rate debt  instruments in determining  whether such  certificates  should be treated as issued with original issue discount and in adapting the  provisions of Section  1272(a)(6) of the Internal  Revenue Code to
such  certificates for the purpose of preparing reports  furnished to  certificateholders  and the IRS. Because of the  uncertainties  concerning the  application of Section  1272(a)(6) of the Internal  Revenue Code to such certificates  and because the rules  relating to debt  instruments  having an  adjustable  rate of interest are limited in their  application in ways that could preclude their  application to such  certificates  even in the absence  of  Section  1272(a)(6)  of the  Internal  Revenue  Code,  the  IRS  could  assert  that  the  offered certificates  should be governed by some other method not yet set forth in  regulations or should be treated as having been issued with  original  issue  discount.  Prospective  purchasers  of the offered  certificates  are advised to consult their tax advisors concerning the tax treatment of such certificates.

        Each holder of an offered certificate is deemed to own an undivided  beneficial ownership interest in a
REMIC  regular  interest  and a right to  receive  payments  from a reserve  fund with  respect  to Basis  Risk
Shortfall  Carry  Forward  Amounts.  The reserve fund will consist of a portion of excess cash flow and amounts
received  under  the  interest  rate  cap  agreements.   The  treatment  of  amounts  received  by  an  offered
certificateholder under such  certificateholder's  right to receive payments under the reserve fund will depend on the portion, if any, of such offered  certificateholder's  purchase price allocable thereto. Under the REMIC regulations,  each holder of an offered  certificate  must  allocate  its purchase  price for that  certificate between its  undivided  interest  in the REMIC  regular  interest  and its  undivided  interest in the right to receive  certain  payments with respect to Basis Risk Shortfall  Carry Forward  Amounts in accordance  with the relative fair market values of each property  right.  Such  allocations  will be used for,  among other things, purposes of computing any original  issue  discount,  market  discount or premium,  as well as for  determining gain or loss upon  disposition.  It is  intended  that  certain  payments  made to the  holders of the  offered certificates  with respect to Basis Risk  Shortfall  Carry  Forward  Amounts be treated as includible in income based on, and the purchase  price  allocated to the reserve fund may be amortized in accordance  with,  the tax regulations  relating to notional  principal  contracts.  In the case of  non-corporate  holders of the offered certificates,  the  amortization of the purchase price may be subject to limitations as an itemized  deduction, and  may  not  be  useable  at all if the  taxpayer  is  subject  to  the  alternative  minimum  tax.  However, regulations have recently been proposed that modify the taxation of notional  principal  contracts that contain contingent  nonperiodic  payments. As the application of such regulations (i.e., whether they apply, and if so, how they apply) are, at this time, unclear,  holders of the offered  certificates should consult with their own tax advisors with respect to the proper  treatment of their interest in the reserve fund.  The OID  regulations provide  that the  trust's  determination  of the issue price of the REMIC  regular  interest is binding on all holders  unless the holder  explicitly  discloses on its tax return that its  allocation is different  from the trust's allocation.

        Under the REMIC regulations,  the master servicer is required to account for the REMIC regular interest and the right to receive  payments  with  respect to Basis Risk  Shortfall  Carry  Forward  Amounts as discrete property  rights.  It is possible that the right to receive  payments with respect to the reserve fund could be treated as a partnership  among the holders of the offered  certificates  and Class SB  Certificates,  in which case  holders  of the  offered  certificates  would be subject to  potentially  different  timing of income and foreign  holders of the offered  certificates  could be subject to  withholding in respect of any payments with respect to the  reserve  fund.  Holders  of the  offered  certificates  are  advised  to consult  their own tax advisors  regarding  the  allocation  of issue price,  timing,  character  and source of income and  deductions resulting from the ownership of their  certificates.  Treasury  regulations have been promulgated under Section
1275 of the Internal  Revenue Code generally  providing for the integration of a "qualifying  debt  instrument"
with a hedge if the combined cash flows of the components are  substantially  equivalent to the cash flows on a
variable  rate  debt  instrument.   However,  such  regulations   specifically  disallow  integration  of  debt
instruments  subject to Section  1272(a)(6)  of the Internal  Revenue Code.  Therefore,  holders of the offered certificates  will be unable to use the integration  method provided for under such regulations with respect to such certificates.

        To the extent that the right to receive payments with respect to the reserve fund are  characterized as a "notional principal contract" for federal income tax purposes,  upon the sale of an offered certificate,  the amount of the sale  allocated  to the  selling  certificateholder's  right to receive  such  payments  would be considered a "termination  payment" under the notional principal contract regulations  allocable to the related certificate.  An  offered  certificateholder  would have gain or loss from such a  termination  of the right to receive  payments  equal to (i) any  termination  payment it received or is deemed to have received  minus (ii)
the  unamortized  portion of any amount paid,  or deemed paid, by the  certificateholder  upon entering into or acquiring  its  interest  in the  right  to  receive  payments  under  the  reserve  fund.  In  addition,  this calculation may have to be adjusted if the recently proposed  regulations  referred to above apply to the right to receive payments from the reserve fund.

        Gain or loss realized upon the  termination  of the right to receive  certain  payments with respect to the reserve fund will generally be treated as capital gain or loss.  Moreover,  in the case of a bank or thrift institution,  Internal  Revenue  Code  Section  582(c)  would  likely  not apply to treat  such gain or loss as ordinary.

        This paragraph  applies to the portion of each offered  certificate  exclusive of any rights in respect to  payments  with  respect to Basis  Risk  Shortfall  Carry  Forward  Amounts.  That  portion  of the  offered certificates  will be treated as assets  described in Section  7701(a)(19)(C)  of the Internal Revenue Code and
"real estate assets" under Section  856(c)(4)(A) of the Internal  Revenue Code generally in the same proportion that the  assets  of the  trust  would be so  treated.  In  addition,  interest  on the  offered  certificates, exclusive  of any interest  received  with  respect to Basis Risk  Shortfall  Carry  Forward  Amounts,  will be treated as "interest on obligations  secured by mortgages on real property"  under Section  856(c)(3)(B) of the
Internal  Revenue  Code  generally  to the extent that such  offered  certificates  are treated as "real estate assets"  under  Section  856(c)(4)(A)  of the Internal  Revenue Code.  Moreover,  the specified  portion of the offered  certificates will be "qualified  mortgages"  within the meaning of Section  860G(a)(3) of the Internal
Revenue Code. However,  prospective  investors in offered certificates that will be generally treated as assets described  in  Section  860G(a)(3)  of the  Internal  Revenue  Code  should  note  that,  notwithstanding  such treatment,  any repurchase of such a certificate  pursuant to the right of the master servicer or the depositor to repurchase such offered  certificates  may adversely  affect any REMIC that holds such offered  certificates if such repurchase is made under  circumstances  giving rise to a prohibited  transaction tax. See "Pooling and
Servicing   Agreement--Termination"   in  this  term  sheet   supplement   and  "Material   Federal  Income  Tax
Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the related base prospectus.

        The  holders of the  offered  certificates  will be  required  to include in income  interest  on their certificates  in accordance  with the accrual method of accounting.  As noted above,  each holder of an offered certificate  will be required  to allocate a portion of the  purchase  price paid for its  certificates  to the right to receive  certain  payments  with  respect to the reserve  fund.  The value of the right to receive any
such  payments   under  the  reserve  fund  is  a  question  of  fact  which  could  be  subject  to  differing interpretations.  Because the right to receive  such  payments  under the reserve fund is treated as a separate right of the  offered  certificates  not payable by any REMIC,  such right will not be treated as a  qualifying asset for any such  certificateholder  that is a mutual savings bank,  domestic  building and loan association, real estate  investment trust, or real estate mortgage  investment  conduit and any amounts received in respect thereof will not be qualifying real estate income for real estate investment trusts.

        Any  money  deposited  into  the  reserve  fund  on a  distribution  date  will be  distributed  to the certificateholders  on the same distribution date in accordance with the payment  priorities  described in this term sheet supplement.

        For  further  information  regarding  federal  income tax  consequences  of  investing  in the  offered certificates, see "Material Federal Income Tax Consequences--REMICs" in the related base prospectus.

SPECIAL TAX CONSIDERATIONS APPLICABLE TO RESIDUAL CERTIFICATES

        The IRS  has  issued  REMIC  regulations  under  the  provisions  of the  Internal  Revenue  Code  that significantly  affect  holders of Residual  Certificates.  The REMIC  regulations  impose  restrictions  on the transfer or  acquisition  of some  residual  interests,  including the Residual  Certificates.  The pooling and servicing agreement includes other provisions regarding the transfer of Residual Certificates, including:

       o the requirement that any transferee of a Residual  Certificate provide an affidavit  representing that the transferee:

               o is not a disqualified organization;

               o is not acquiring the Residual Certificate on behalf of a disqualified organization; and

               o will maintain that status and will obtain a similar affidavit from any person to whom the transferee shall subsequently transfer a Residual Certificate;

       o a provision that any transfer of a Residual  Certificate to a disqualified  organization shall be null and void; and

       o a grant to the master  servicer of the right,  without  notice to the holder or any prior  holder,  to sell to a purchaser of its choice any Residual  Certificate  that shall become owned by a  disqualified organization despite the first two provisions above.

In addition,  under the pooling and servicing  agreement,  the Residual  Certificates may not be transferred to non-United States persons.

        The REMIC regulations also provide that a transfer to a United States person of "noneconomic"  residual interests  will be  disregarded  for all federal  income tax  purposes,  and that the  purported  transferor of
"noneconomic"  residual  interests  will continue to remain liable for any taxes due with respect to the income on the residual  interests,  unless "no  significant  purpose of the transfer was to impede the  assessment  or collection  of tax." Based on the REMIC  regulations,  the Residual  Certificates  may  constitute  noneconomic residual  interests during some or all of their terms for purposes of the REMIC  regulations and,  accordingly, unless no  significant  purpose of a transfer is to impede the  assessment or  collection of tax,  transfers of the Residual  Certificates  may be disregarded  and purported  transferors  may remain liable for any taxes due relating to the income on the  Residual  Certificates.  All  transfers  of the  Residual  Certificates  will be restricted in  accordance  with the terms of the pooling and  servicing  agreement  that are intended to reduce the  possibility of any transfer of a Residual  Certificate  being  disregarded to the extent that the Residual
Certificates  constitute  noneconomic  residual  interests.  See  "Material  Federal  Income  Tax  Consequences
--REMICs--Taxation  of Owners of REMIC  Residual  Certificates--Noneconomic  REMIC Residual  Certificates"  in the
related base prospectus.

        The IRS has issued  final  REMIC  regulations  that add to the  conditions  necessary  to assure that a transfer of a non-economic  residual  interest would be respected.  The additional  conditions  require that in order to qualify as a safe harbor transfer of a residual,  the transferee  represent that it will not cause the income "to be  attributable  to a foreign  permanent  establishment  or fixed base  (within  the  meaning of an applicable  income tax treaty) of the transferee or another U.S.  taxpayer" and either (i) the amount  received by the  transferee  be no less on a  present  value  basis  than the  present  value  of the net tax  detriment attributable  to holding the residual  interest  reduced by the present value of the  projected  payments to be received on the residual  interest or (ii) the transfer is to a domestic  taxable  corporation  with  specified large amounts of gross and net assets and that meets certain other  requirements  where  agreement is made that all future transfers will be to taxable domestic  corporations in transactions  that qualify for the same "safe harbor"  provision.  Eligibility  for the  safe  harbor  requires,  among  other  things,  that the  facts  and circumstances  known to the  transferor  at the time of transfer not  indicate to a reasonable  person that the taxes with respect to the residual  interest will not be paid, with an  unreasonably  low cost for the transfer specifically  mentioned  as negating  eligibility.  The  regulations  generally  apply to transfers of residual interests  occurring  on or after  February  4,  2000,  although  certain  of their  provisions  apply  only to transfers  of residual  interests  occurring  on or after August 19, 2002.  See  "Material  Federal  Income Tax
Consequences  --REMICs--Taxation   of  Owners  of  REMIC   Residual   Certificates--Noneconomic   REMIC  Residual
Certificates" in the related base prospectus.

        The Residual  Certificateholders  may be required to report an amount of taxable income with respect to the  earlier  accrual  periods  of the  terms of the  REMICs that  significantly  exceeds  the  amount  of cash distributions  received  by the  Residual  Certificateholders  from the REMICs with  respect to those  periods.
Furthermore,  the tax on that  income  may  exceed  the cash  distributions  with  respect  to  those  periods.
Consequently,  Residual  Certificateholders  should have other  sources of funds  sufficient to pay any federal income  taxes due in the earlier  years of each  REMIC's  term as a result of their  ownership  of the Residual
Certificates.  In  addition,  the  required  inclusion  of this  amount of taxable  income  during the  REMICs'
earlier  accrual  periods and the  deferral  of  corresponding  tax losses or  deductions  until later  accrual periods or until the  ultimate  sale or  disposition  of a Residual  Certificate,  or possibly  later under the
"wash sale" rules of Section  1091 of the Internal  Revenue  Code,  may cause the Residual  Certificateholders'
after-tax  rate of return to be zero or  negative  even if the  Residual  Certificateholders'  pre-tax  rate of return is  positive.  That is,  on a present  value  basis,  the  Residual  Certificateholders'  resulting  tax liabilities  could  substantially  exceed the sum of any tax benefits and the amount of any cash  distributions on the Residual Certificates over their life.

        The rules  for  accrual  of OID with  respect  to  certain  classes  of  certificates  are  subject  to significant  complexity  and  uncertainty.  Because  OID on the  certificates  will be  deducted by the related
REMIC in determining its taxable income,  any changes  required by the IRS in the application of those rules to the certificates may  significantly  affect the timing of OID deductions to the related REMIC and therefore the amount of the related REMIC's taxable income allocable to holders of the Residual Certificates.

        An individual,  trust or estate that holds, whether directly or indirectly through certain pass-through entities,  a Residual  Certificate,  may have  significant  additional gross income with respect to, but may be limited on the  deductibility  of,  servicing and trustee's  fees and other  administrative  expenses  properly allocable to each REMIC in computing  the  certificateholder's  regular tax  liability  and will not be able to deduct  those fees or expenses  to any extent in  computing  the  certificateholder's  alternative  minimum tax liability.  See  "Material  Federal  Income  Tax  Consequences-- REMICs--Taxation  of Owners  of REMIC  Residual
Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions" in the related base prospectus.

        On May 11,  2004,  the IRS issued final  regulations  relating to the federal  income tax  treatment of
"inducement  fees" received by transferees of non-economic  REMIC residual  interests,  adopting without change the proposed  regulations  as  described  in the related base  prospectus.  See  "Material  Federal  Income Tax
Consequences--REMICS--Taxation   of  Owners  of  REMIC  Residual   Certificates--General"   in  the  related  base
prospectus.  These  regulations  are effective  for taxable  years ending on or after May 11, 2004.  Holders of
Residual Certificates should consult their tax advisors regarding the effect of these regulations.

        The IRS has  issued  proposed  regulations  that,  if  adopted as final  regulations,  would  cause the question of whether a transfer of residual  interests  will be respected for federal  income tax purposes to be determined  in the  audits  of the  transferee  and  transferor  rather  than  an item  to be  determined  as a partnership item in the audit of the REMIC's return.

        Residential  Funding  will be  designated  as the "tax  matters  person"  with respect to each REMIC as defined in the REMIC Provisions,  as defined in the related base prospectus,  and in connection  therewith will be required to hold not less than 0.01% of each class of Residual Certificates.

        Purchasers  of the  Residual  Certificates  are  encouraged  to consult  their tax  advisors  as to the economic and tax consequences of investment in the Residual Certificates.

        For further  information  regarding the federal  income tax  consequences  of investing in the Residual
Certificates,  see "Certain  Yield and Prepayment  Considerations--Additional  Yield  Considerations  Applicable
Solely  to the  Residual  Certificates"  in this  term  sheet  supplement  and  "Material  Federal  Income  Tax
Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates" in the related base prospectus.

PENALTY PROTECTION

        If  penalties  were  asserted  against  purchasers  of the  offered  certificates  in  respect of their treatment of the offered certificates for tax purposes,  the summary of tax considerations  contained,  and the opinions  stated,  herein  and in the  related  base  prospectus  may not meet  the  conditions  necessary  for purchasers' reliance on that summary and those opinions to exculpate them from the asserted penalties.

                                                USE OF PROCEEDS

        The net proceeds  from the sale of the offered  certificates  of any series to the  underwriter  or the underwriters  for any series will be paid to the  depositor.  The  depositor  will use the proceeds to purchase the mortgage loans included in the trust  established for that series or for general  corporate  purposes.  See
"Method of Distribution" in this term sheet supplement.

                                            METHOD OF DISTRIBUTION

        In accordance with the terms and conditions of the related underwriting  agreement for any series, each underwriter  set forth in any final term sheet and the  prospectus  supplement  for that series with respect to any class of offered  certificates of that series will serve as an underwriter  for each  applicable  class and will agree to purchase and the depositor will agree to sell each  applicable  class of the Senior  Certificates of that series and the Class M Certificates  of that series,  except that a de minimis  portion of the Residual
Certificates of that series will be retained by Residential  Funding.  Each applicable class of certificates of any series being sold to an underwriter are referred to as the  underwritten  certificates  for any series.  It is expected that  delivery of the  underwritten  certificates,  other than the Residual  Certificates,  will be made only in  book-entry  form  through the Same Day Funds  Settlement  System of DTC, and that the delivery of the Residual  Certificates for any series,  other than the de minimis portion retained by Residential  Funding, will be made at the offices of the applicable  underwriter on the closing date for that series against  payment therefor in immediately available funds.

        In connection with the  underwritten  certificates,  of any series,  each  underwriter  has agreed,  in accordance  with the terms and conditions of the related  underwriting  agreement for that series,  to purchase all of each  applicable  class of the  underwritten  certificates  of that  series if any of that  class of the underwritten certificates of that series are purchased thereby.

        Any related  underwriting  agreement for any series  provides that the obligation of the underwriter to pay for and accept  delivery of each  applicable  class of the  underwritten  certificates is subject to, among other  things,  the  receipt  of  legal  opinions  and to the  conditions,  among  others,  that no stop  order suspending  the  effectiveness  of the  depositor's  registration  statement  shall be in  effect,  and that no proceedings for that purpose shall be pending before or threatened by the Securities and Exchange Commission.

        The  distribution of the underwritten  certificates of any series by any applicable  underwriter may be effected  from time to time in one or more  negotiated  transactions,  or  otherwise,  at varying  prices to be determined at the time of sale.  Proceeds to the depositor from the sale of the  underwritten  certificates for any  series,  before  deducting  expenses  payable  by the  depositor,  shall be set  forth  in the  prospectus supplement  for that  series.  The  underwriter  for any class of any series may effect these  transactions  by selling the applicable  underwritten  certificates of any series to or through  dealers,  and those dealers may receive  compensation in the form of underwriting  discounts,  concessions or commissions  from the underwriter for whom they act as agent.  In connection  with the sale of the applicable  underwritten  certificates  of any series,  the  underwriter  for any class of that series may be deemed to have  received  compensation  from the depositor in the form of  underwriting  compensation.  The underwriter  and any dealers that  participate  with the underwriter in the  distribution of the  underwritten  certificates of any series are also  underwriters of that series under the  Securities  Act of 1933. Any profit on the resale of the  underwritten  certificates  of that  series  positioned  by an  underwriter  would be  underwriter  compensation  in the form of  underwriting discounts and commissions under the Securities Act.

        Each  underwriting  agreement  for any series  will  provide  that the  depositor  will  indemnify  the underwriter,  and that under limited  circumstances the underwriter will indemnify the depositor,  against some liabilities under the Securities Act, or contribute to payments required to be made in respect thereof.

        There is currently no secondary market for the offered  certificates.  The underwriter for any class of any series may make a secondary  market in the  underwritten  certificates  of that series but is not obligated to do so. There can be no assurance  that a secondary  market for the offered  certificates  of any series will develop or, if it does  develop,  that it will  continue.  The offered  certificates  will not be listed on any securities exchange.

        If more than one underwriter has agreed to purchase offered  certificates,  those  underwriters will be identified in the final term sheet with respect to such class of certificates.

        The primary source of information  available to investors  concerning the offered  certificates  of any series will be the monthly  statements  discussed  in the related base  prospectus  under  "Description  of the
Certificates--Reports  to  Certificateholders"  and in this term sheet  supplement  under "Pooling and Servicing
Agreement--Reports  to  Certificateholders,"  which will include  information  as to the  outstanding  principal balance or notional  amount of the offered  certificates  of that series.  There can be no  assurance  that any additional  information  regarding the offered  certificates of any series will be available  through any other source.  In  addition,  the  depositor is not aware of any source  through  which price  information  about the offered  certificates  will be available on an ongoing basis. The limited nature of this information  regarding the offered  certificates may adversely affect the liquidity of the offered  certificates,  even if a secondary market for the offered certificates for any series becomes available.

                                                LEGAL OPINIONS

        Certain  legal  matters  relating  to the  certificates  of any  series  will be  passed  upon  for the depositor,  and Residential  Funding Securities  Corporation if it is an underwriter of that series, by Orrick,
Herrington  & Sutcliffe  LLP,  New York,  New York and for each  underwriter,  other than  Residential  Funding
Securities Corporation, by Thacher Proffitt & Wood LLP, New York, New York.

                                                    RATINGS

        It is a condition of the issuance of the offered  certificates that each class of offered  certificates be assigned  at least the  ratings  designated  in the final term sheet for a class of  certificates  by one or more rating agencies including by Standard & Poor's, a division of The McGraw-Hill Companies,  Inc., Standard &
Poor's or S&P, Moody's Investors Service, Inc. or Moody's, or Fitch Ratings, or Fitch.

        Standard & Poor's ratings on mortgage  pass-through  certificates address the likelihood of the receipt by  certificateholders  of payments  required  under the related  pooling and servicing  agreement.  Standard &
Poor's ratings take into  consideration  the credit quality of the related mortgage pool,  structural and legal aspects  associated  with the related  certificates,  and the extent to which the payment stream in the related mortgage pool is adequate to make payments  required under the related  certificates.  Standard & Poor's rating on  the  certificates  of any  series  will  not,  however,  constitute  a  statement  regarding  frequency  of prepayments on the related  mortgage  loans.  See "Certain Yield and  Prepayment  Considerations"  in this term sheet  supplement.  The rating on the  Residual  Certificates  only  addresses  the  return of its  Certificate
Principal Balance and interest on the Residual Certificates at the related pass-through rate.

        The rating  assigned by Moody's to the offered  certificates  address the  likelihood of the receipt by the  offered  certificateholders  of all  distributions  to which  they are  entitled  under  the  pooling  and servicing  agreement.  Moody's  ratings  reflect its analysis of the  riskiness  of the mortgage  loans and the structure of the  transaction  as  described in the pooling and  servicing  agreement.  Moody's  ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the mortgage loans.

        The ratings  assigned by Fitch to mortgage  pass-through  certificates  address the  likelihood  of the receipt  by  certificateholders  of all  distributions  to  which  they  are  entitled  under  the  transaction structure.  Fitch's  ratings  reflect its analysis of the riskiness of the  underlying  mortgage  loans and the structure of the  transaction  as  described in the  operative  documents.  Fitch's  ratings do not address the effect on the  certificates'  yield  attributable  to  prepayments  or  recoveries on the  underlying  mortgage loans.  The  rating on any  class of  Residual  Certificates  only  addresses  the  return  of its  Certificate
Principal Balance and interest on that class of Residual Certificates at the related pass-through rate.

        The  ratings do not  address  the  likelihood  of the  receipt of any  amounts in respect of  Carryover
Shortfall Amounts.

        The ratings do not address the likelihood that prepayment  charges will be paid to holders of any class entitled to prepayment charges.

        There can be no assurance as to whether any rating agency other than the rating agencies  designated in the  final  term  sheet  for a  class  of  certificates  will  rate  the  Senior  Certificates  or the  Class M
Certificates  of any series,  or, if it does,  what rating  would be assigned  by any other  rating  agency.  A rating on the  certificates  of any series by another rating agency,  if assigned at all, may be lower than the ratings  assigned to the  certificates of that series by the rating agency or rating agencies  requested by the depositor to rate those certificates.

        A  security  rating is not a  recommendation  to buy,  sell or hold  securities  and may be  subject to revision or  withdrawal  at any time by the  assigning  rating  organization.  Each  security  rating should be evaluated  independently  of any other security  rating.  In the event that the ratings  initially  assigned to the  offered  certificates  of any series  are  subsequently  lowered  for any  reason,  no person or entity is obligated to provide any additional support or credit enhancement with respect to the offered certificates.

        The  fees  paid  by the  depositor  to the  rating  agencies  at  closing  include  a fee  for  ongoing surveillance  by the rating  agencies for so long as any  certificates  are  outstanding.  However,  the rating agencies  are  under no  obligation  to the  depositor  to  continue  to  monitor  or  provide  a rating on the certificates.

                                               LEGAL INVESTMENT

        The offered certificates  identified in the final term sheet with respect to such class of certificates will constitute  "mortgage related  securities" for purposes of SMMEA so long as they are rated in at least the second highest rating  category by one of the rating  agencies,  and, as such, are legal  investments  for some entities to the extent provided in SMMEA.  SMMEA provides,  however,  that states could override its provisions on legal  investment and restrict or condition  investment in mortgage  related  securities by taking statutory action on or prior to October 3, 1991.  Some states have enacted  legislation  which  overrides the  preemption provisions of SMMEA. The remaining  classes of certificates will not constitute  "mortgage related  securities"
for purposes of SMMEA.

        One or more  classes of the offered  certificates  of any series may be viewed as "complex  securities"
under TB 73a and TB 13a, which apply to thrift institutions regulated by the OTS.

        The depositor makes no  representations as to the proper  characterization  of any class of the offered certificates  of any  series  for legal  investment  or other  purposes,  or as to the  ability  of  particular investors to purchase any class of the offered  certificates of any series under  applicable  legal  investment restrictions.  These  uncertainties may adversely affect the liquidity of any class of offered  certificates of any series.  Accordingly,  all institutions  whose  investment  activities are subject to legal investment laws and  regulations,  regulatory  capital  requirements  or review by regulatory  authorities  should consult with their legal advisors in  determining  whether and to what extent any class of the offered  certificates  of any series constitutes a legal investment or is subject to investment, capital or other restrictions.

        See "Legal Investment Matters" in the related base prospectus.

                                             ERISA CONSIDERATIONS

        A  fiduciary  of any ERISA  plan,  any  insurance  company,  whether  through  its  general or separate accounts,  or any other  person  investing  ERISA  plan  assets of any ERISA  plan,  as  defined  under  "ERISA
Considerations--ERISA  Plan Asset Regulations" in the related base prospectus,  should carefully review with its legal  advisors  whether  the  purchase  or holding of offered  certificates  could give rise to a  transaction prohibited  or not  otherwise  permissible  under  ERISA or Section  4975 of the  Internal  Revenue  Code.  The
purchase  or holding of the [Senior  (Non  Subordinate)]  Certificates,  as well as the  [Senior  Support]  and
[Subordinate]  Certificates  by or on behalf of, or with ERISA plan  assets of, an ERISA plan may  qualify  for exemptive  relief under the RFC  exemption,  as described  under "ERISA  Considerations--Prohibited  Transaction
Exemption" in the related base prospectus,  provided that those  certificates are rated at least "BBB-" (or its equivalent)  by  Standard & Poor's,  Moody's  or Fitch  Ratings,  or Fitch,  at the time of  purchase.  The RFC exemption  contains a number of other  conditions  which must be met for the RFC exemption to apply,  including the  requirements  that (1) any ERISA plan must be an  "accredited  investor"  as defined in Rule  501(a)(1) of
Regulation  D  under  the  Securities  Act,  and (2) in the  case of the  [Senior  Support]  and  [Subordinate]
Certificates,  none of the mortgage  loans may be less than fully secured and, in the case of the Class [Senior
(Non Subordinate)]  Certificates,  none of the mortgage loans may have an LTV ratio that exceeds 125%, based on the  fair  market  value of the  collateral  on the  closing  date of the  mortgage  loans  represented  by the certificates  and all  other  mortgage  loans  secured  by a lien of  equal  or  higher  priority  on the  same collateral.  All  of  the  mortgage  loans  represented  by  the  offered  certificates  provide  for  negative amortization.  Although each mortgage loan  represented  by the offered  certificates  will be fully secured as of the closing date, it is  conceivable  that,  after the closing date, a small  percentage of the loans could, due to negative  amortization,  have an  outstanding  balance that exceeds 100%,  but not 125%, of the value of the related  collateral.  The mortgage  pool has been so  structured  as to reduce to an  immaterial  level the probability that such a result would occur.

        The Department of Labor issued Prohibited  Transaction  Exemption,  or PTE, 2002-41, 67 Fed. Reg. 54487
(August 22, 2002) which amended the RFC exemption and similar  exemptions  issued to other  underwriters.  This allows the  trustee to be  affiliated  with the  underwriters  despite  the  restriction  in PTE 2000-58 to the contrary.

        Each  beneficial  owner of Class M  Certificates  or any  interest  therein  shall  be  deemed  to have represented,  by virtue of its acquisition or holding of that certificate or interest therein,  that either (i)
it is not an ERISA plan  investor;  (ii) it has acquired and is holding such Class M  Certificates  in reliance on the RFC  exemption,  and it understands  that there are certain  conditions to the  availability  of the RFC exemption,  including  that the Class M  Certificates  must be rated,  at the time of purchase,  not lower than
"BBB-" (or its  equivalent) by Standard & Poor's,  Fitch or Moody's;  or (iii) (1) it is an insurance  company,
(2) the source of funds used to acquire or hold the  certificate or interest  therein is an "insurance  company general account," as such term is defined in Section V(e) of Prohibited  Transaction Class Exemption,  or PTCE,
95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

        If any Class M Certificate  or any interest  therein is acquired or held in violation of the conditions described in the preceding  paragraph,  the next preceding  permitted  beneficial  owner will be treated as the beneficial owner of that Class M Certificate,  retroactive to the date of transfer to the purported  beneficial owner.  Any  purported  beneficial  owner  whose  acquisition  or holding of any such  certificate  or interest therein was effected in violation of the conditions  described in the preceding  paragraph  shall indemnify and hold harmless the depositor,  the trustee,  the master  servicer,  any  subservicer,  the  underwriters and the trust from and against  any and all  liabilities,  claims,  costs or  expenses  incurred by those  parties as a result of that acquisition or holding.

        Because the  exemptive  relief  afforded by the RFC  exemption or any similar  exemption  that might be available  will not likely apply to the purchase,  sale or holding of the Residual  Certificates,  transfers of those  certificates  to any ERISA plan investor will not be  registered  by the trustee  unless the  transferee provides the depositor,  the trustee and the master  servicer with an opinion of counsel  satisfactory to those entities,  which opinion will not be at the expense of those entities,  that the purchase of those certificates by or on behalf of the ERISA plan investor:

o       is permissible under applicable law;

o       will not  constitute or result in a non-exempt  prohibited  transaction  under ERISA or Section 4975 of the Internal Revenue Code; and

o       will not subject the  depositor,  the trustee or the master  servicer to any  obligation in addition to those undertaken in the pooling and servicing agreement.

        Any  fiduciary  or other  investor of ERISA plan  assets  that  proposes to acquire or hold the offered certificates  on behalf of or with ERISA plan assets of any ERISA plan  should  consult  with its counsel  with respect to: (i) whether the specific and general  conditions  and the other  requirements  in the RFC exemption would be satisfied,  or whether any other prohibited  transaction exemption would apply, and (ii) the potential applicability  of the general  fiduciary  responsibility  provisions  of ERISA and the  prohibited  transaction provisions  of ERISA and Section 4975 of the  Internal  Revenue  Code to the  proposed  investment.  See "ERISA
Considerations" in the related base prospectus.

        The sale of any of the offered  certificates to an ERISA plan is in no respect a representation  by the depositor or the  underwriters  that such an  investment  meets all  relevant  legal  requirements  relating to investments by ERISA plans  generally or any  particular  ERISA plan, or that such an investment is appropriate for ERISA plans generally or any particular ERISA plan.